Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

EASTERN DISTRICT OF MISSOURI

EASTERN DIVISION

In re:	Case No. 25-40976-357
Chapter 11
CHROME HOLDING CO. (f/k/a 23ANDME HOLDING CO.), et al.,[1]
Debtors.	(Jointly Administered)

THIRD AMENDED JOINT PLAN OF CHROME HOLDING CO. AND ITS

DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

PAUL, WEISS, RIFKIND,	CARMODY MACDONALD P.C.
WHARTON & GARRISON LLP	Thomas H. Riske #61838MO
Paul M. Basta (admitted pro hac vice)	Nathan R. Wallace #74890MO
Christopher Hopkins (admitted pro hac vice)	Jackson J. Gilkey #73716MO
Jessica I. Choi (admitted pro hac vice)	120 S. Central Avenue, Suite 1800
Grace C. Hotz (admitted pro hac vice)	St. Louis, Missouri 63105
1285 Avenue of the Americas	Telephone: (314) 854-8600
New York, New York 10019	Facsimile: (314) 854-8660
Telephone: (212) 373-3000	Email: thr@carmodymacdonald.com
Facsimile: (212) 757-3990	nrw@carmodymacdonald.com
Email: pbasta@paulweiss.com	jjg@carmodymacdonald.com
chopkins@paulweiss.com
jchoi@paulweiss.com
ghotz@paulweiss.com

Counsel to the Debtors and Debtors in Possession	Counsel to the Debtors and Debtors in Possession

Dated: November 14, 2025

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The Debtors in each of these cases, along with the last four digits of each Debtor’s federal tax identification number, are: Chrome Holding Co. (0344), ChromeCo, Inc. (7371), Chrome Pharmacy Holdings, Inc. (4690),Lemonaid Community Pharmacy, Inc. (7330), Lemonaid Health, Inc. (6739), Lemonaid Pharmacy Holdings Inc.(6500), LPharm CS LLC (1125), LPharm INS LLC (9800), LPharm RX LLC (7746), LPRXOne LLC (3447),LPRXThree LLC (3852), and LPRXTwo LLC (1595). The Debtors’ service address for purposes of these chapter11 cases is: 870 Market Street, Room 415, San Francisco, CA 94102.

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F.	Insurance Policies	70
G.	Modifications, Amendments, Supplements, Restatements or Other Agreements	71
H.	Nonoccurrence of Effective Date	71
I.	Reservation of Rights	72

ARTICLE VI. PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED, AND DISPUTED CLAIMS AND INTERESTS		72
A.	Allowance of Claims	72
B.	Claims Reconciliation Procedures and Omnibus Claims Objections	72
C.	Estimation of Claims and Interests	72
D.	Adjustment to Claims	73
E.	Objections to Claims	73
F.	Disallowance of Claims or Interests	74
G.	No Distributions Pending Allowance	74
H.	Distributions After Allowance	74

ARTICLE VII. PROVISIONS GOVERNING DISTRIBUTIONS		74
A.	Timing and Calculation of Amounts to Be Distributed	74
B.	Distribution Agent	75
C.	Distribution Record Date	75
D.	Rights and Powers of Distribution Agent	75
E.	Delivery of Distributions and Undeliverable or Unclaimed Distributions	76
F.	Manner of Payment	77
G.	Compliance with Tax Requirements	77
H.	Allocations	78
I.	Foreign Currency Exchange Rate	78
J.	Setoffs and Recoupment	78
K.	Claims Paid or Payable by Third Parties	79

ARTICLE VIII. RELEASE, INJUNCTION AND RELATED PROVISIONS		80
A.	Settlement, Compromise, and Release of Claims and Interests	80
B.	Debtor Release	81
C.	Third-Party Release	82
D.	Exculpation	84
E.	Injunction	85
F.	Waiver of Statutory Limitations on Releases	86
G.	Protection Against Discriminatory Treatment	87
H.	Document Retention	87
I.	Reimbursement or Contribution	87

ARTICLE IX. CONDITIONS PRECEDENT TO CONSUMMATION OF THIS PLAN		87
A.	Conditions Precedent to the Effective Date	87
B.	Waiver of Conditions	88
C.	Substantial Consummation	88
D.	Effect of Nonoccurrence of a Condition	88

ARTICLE X. MODIFICATION, REVOCATION, OR WITHDRAWAL OF THIS PLAN		89
A.	Modification and Amendments	89
B.	Effect of Confirmation on Modifications	89
C.	Revocation or Withdrawal of This Plan	89

ARTICLE XI. RETENTION OF JURISDICTION		90

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ARTICLE XII. MISCELLANEOUS PROVISIONS		93
A.	Immediate Binding Effect	93
B.	Waiver of Stay	93
C.	Additional Documents	93
D.	Payment of Certain Fees	94
E.	Reservation of Rights	94
F.	Successors and Assigns	94
G.	Notices	94
H.	Term of Injunctions or Stays	96
I.	Entire Agreement	97
J.	Exhibits	97
K.	Deemed Acts	97
L.	Severability of Plan Provisions	97
M.	Votes Solicited in Good Faith	97
N.	Request for Expedited Determination of Taxes	98
O.	No Waiver or Estoppel	98
P.	Dissolution of the Committees and Cessation of Fee and Expense Payment	98
Q.	Closing of Chapter 11 Cases	98
R.	Creditor Default	99

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INTRODUCTION

Chrome Holding Co. and the other above-captioned debtors and debtors in possession (collectively, the “Debtors”) propose this joint chapter 11 plan (as modified, amended, or supplemented from time to time, the “Plan”) pursuant to section 1121(a) of the Bankruptcy Code. This Plan constitutes a single Plan for all of the Debtors. The Debtors are proponents of this Plan within the meaning of section 1129 of the Bankruptcy Code. The classification of Claims and Interests set forth in Article III of this Plan shall be deemed to apply separately with respect to each Debtor, as applicable, for purposes of receiving distributions pursuant to this Plan. While this Plan constitutes a single joint chapter 11 plan for all Debtors, this Plan does not contemplate substantive consolidation of any of the Debtors. Capitalized terms used herein shall have the meanings set forth in Article I.A.

Reference is made to the accompanying Second Amended Disclosure Statement for the Second Amended Joint Plan of Chrome Holding Co. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code for a discussion of the Debtors’ history, businesses, historical financial information, risk factors, and liquidation analysis, as well as a summary and description of this Plan, the transactions contemplated hereby and other related matters.

ALL HOLDERS OF CLAIMS AND INTERESTS ARE ENCOURAGED TO READ THIS PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THIS PLAN.

ARTICLE I.

DEFINED TERMS, RULES OF INTERPRETATION,

COMPUTATION OF TIME AND GOVERNING LAWS

A.	Defined Terms

As used in this Plan or the Confirmation Order, capitalized terms have the meanings set forth below.

1. “2023 Cyber Security Incident” means the data breach the Company identified and disclosed in October 2023.

2. “2023 Cyber Security Incident Claim” means claims arising from or related to the 2023 Cyber Security Incident.

3. “2023 Cyber Security Incident Claimant” means any customer of the Debtors during the 2023 Cyber Security Incident Time Frame who received a notice from the Debtors notifying the customer that their personal information was compromised in the 2023 Cyber Security Incident.

4. “2023 Cyber Security Incident Time Frame” means the time period from May 1, 2023 through October 1, 2023.

5. “Ad Hoc Group of Shareholders” means certain unaffiliated holders of the common stock of HoldCo that were represented by the Brown Rudnick LLP prior to the appointment of the Official Equity Committee.

6. “Administrative Claim” means a Claim for costs and expenses of administration of the Debtors’ Estates pursuant to section 503(b), 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred after the Petition Date and through the Effective Date of preserving the Estates and operating the businesses of the Debtors; (b) Allowed Professional Fee Claims; (c) DIP Claims, (d) all fees and charges assessed against the Estates under chapter 123 of the Judicial Code, and (e) all claims arising under section 503(b)(9) of the Bankruptcy Code.

7. “Administrative Claims Bar Date” means the deadline for Filing proofs of or requests for payment of Administrative Claims, which (a) with respect to Administrative Claims other than Professional Fee Claims and Administrative Claims arising under any Executory Contracts that are rejected pursuant to the Plan, shall be 30 days after the Effective Date, (b) with respect to Professional Fee Claims, shall be 45 days after the Effective Date, unless otherwise ordered by the Bankruptcy Court, (c) with respect to Administrative Claims arising under Executory Contracts that are rejected pursuant to the Plan, shall be 30 days after the later of entry of an Order approving the rejection and the effective date of the rejection, and (d) with respect to 503(b)(9) Claims, shall be July 14, 2025, pursuant to the terms of the Bar Date Order.

8. “Administrative / Priority Claims Reserve” means a segregated account established by the Debtors or the Plan Administrator, as applicable, in accordance with Article IV.C.a.

9. “Administrative / Priority Claims Reserve Amount” means the amount of Cash necessary to satisfy all Allowed Administrative Claims (excluding Professional Fee Claims), Allowed Priority Tax Claims, Allowed Other Priority Claims, and Allowed Other Secured Claims, which aggregate amount shall be funded into the Administrative / Priority Claims Reserve as determined by the Plan Administrator, in consultation with the Representatives, in accordance with the terms of the Plan Administration Trust Agreement.

10. “Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code; provided, that, with respect to the Debtors, the term “Affiliate” shall not include the Former CEO.

11. “Allowed” means, with respect to any Claim or Interest, as applicable, except to the extent that this Plan provides otherwise, any portion thereof: (a) that is allowed under the Plan, by Final Order, or pursuant to a settlement; (b) that is evidenced by a Proof of Claim timely Filed by the applicable Claims Bar Date or a request for payment of an Administrative Claim Filed by the Administrative Claims Bar Date, as applicable (or that is not required to be evidenced by a Filed Proof of Claim under the Plan, the Bankruptcy Code, or a Final Order); or (c) that is scheduled by the Debtors as not disputed, contingent, or unliquidated, and for which no Proof of Claim has been timely Filed; provided, that, with respect to a Claim or Interest described in clauses (b) and (c) above, such Claim or Interest shall be considered Allowed only if and to the extent that such Claim or Interest is not Disallowed and no objection to the allowance of such Claim or Interest is interposed within the applicable period of time fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court, or such an objection is so interposed and the Claim or Interest has been Allowed by a Final Order. For purposes of determining the amount of any Allowed Claim, there shall be deducted therefrom an amount equal to the amount of any Claim that the Debtors may hold against the Holder thereof, to the extent such Claim may be offset, recouped, or otherwise reduced under applicable law. Any Claim that has been or is hereafter listed in the Schedules as contingent, unliquidated, or disputed, and for which no Proof of Claim is or has been timely Filed, is Disallowed without further action by the Debtors and without further notice to any party or action, approval, or order of the Bankruptcy Court, and Holders of such Claims shall not receive any distributions under the Plan on account of such Claims or Interests. No Claim of any Entity subject to section 502(d) of the Bankruptcy Code shall be deemed Allowed unless and until such Entity pays in full the amount that it owes such Debtor. “Allow,” “Allowing,” and “Allowance” shall have correlative meanings.

12. “Assumption Ruling” means the Bankruptcy Court’s oral ruling on September 26, 2025 where the Bankruptcy Court approved the Debtors’ assumption of the U.S. Data Breach Arbitration Settlement Agreement and held that Holders of U.S. Data Breach Arbitration Represented Claims are bound by the terms of the U.S. Data Breach Arbitration Settlement Agreement.

13. “Avoidance Actions” means any and all avoidance, recovery, or subordination actions or remedies that may be brought by or on behalf of the Debtors or their Estates under the Bankruptcy Code or applicable non-bankruptcy law, including actions or remedies under section 544, 547, 548, 549, 550, 551, 552, or 553 of the Bankruptcy Code.

14. “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§101–1532, as amended.

15. “Bankruptcy Court” means the United States Bankruptcy Court for the Eastern District of Missouri (Eastern Division) presiding over the Chapter 11 Cases or, in the event of any withdrawal of reference under 28 U.S.C. § 157, the United States District Court for the Eastern District of Missouri.

16. “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure promulgated under title 28 of the United States Code, 28 U.S.C. § 2075, and the general, local, and chambers rules of the Bankruptcy Court, as may be amended from time to time.

17. “Bar Date Order” means the Order (I) Establishing Bar Dates for Filing Proofs of Claim and Approving the Manner of Notice Thereof and (II) Granting Related Relief [Docket No. 349].

18. “Business Day” means any day, other than a Saturday, Sunday, or “legal holiday” (as defined in Bankruptcy Rule 9006(a)).

19. “Canadian Data Breach Claims” means any 2023 Cyber Security Incident Claims of any 2023 Cyber Security Incident Claimants who resided in Canada during the 2023 Cyber Security Incident Time Frame.

20. “Canadian Data Breach Class Actions” means the actions (a) J.R. v. 23andMe Holding Co. et al., BCSC court file no. S-237147, Vancouver Registry, filed October 20, 2023; and (b) J.R. and M.M. v. 23andMe Holding Co. et al., BCSC court file no. S-246520, Vancouver Registry, filed September 18, 2024.

21. “Canadian Data Breach Class Allowed Claim” means an Allowed amount of $3.25 million in respect of the Canadian Data Breach Class Proof of Claim.

22. “Canadian Data Breach Class Counsel” means KND Complex Litigation, in its capacity as counsel representing plaintiffs and putative class members in the Canadian Data Breach Class Actions.

23. “Canadian Data Breach Class Opt-Out Claims” means any Canadian Data Breach Claims held by members of the Canadian Data Breach Settlement Class who validly and timely opt out of the Canadian Data Breach Settlement Class.

24. “Canadian Data Breach Class Proof of Claim” means the Proof of Claim filed by Canadian Data Breach Class Counsel on behalf of the Canadian Data Breach Settlement Class.

25. “Canadian Data Breach Class Settlement” means the compromises and settlements set forth in the Canadian Data Breach Class Settlement Agreement included in the Plan Supplement.

26. “Canadian Data Breach Class Settlement Agreement” means that certain Amended Settlement Agreement dated as of September 5, 2025 by and between the Debtors and the named plaintiffs in the Canadian Data Breach Class Actions (as may be amended, modified, or supplemented from time to time).

27. “Canadian Data Breach Class Settlement Amount” means Cash to be distributed on account of the Canadian Data Breach Class Allowed Claim, which amount shall be administered and reconciled, as applicable, pursuant to and in accordance with the claims resolution and administration process set forth in the Plan and the Plan Administration Trust Agreement. The Canadian Data Breach Class Settlement Amount shall include (a) the Canadian Data Breach Class Settlement Initial Payment; and (b) the amount of proceeds of the Cyber Insurance Policies allocated to Holders of Allowed Claims in Class 5 in accordance with the Cyber Insurance Proceeds Allocation.

28. “Canadian Data Breach Class Settlement Claims” means Canadian Data Breach Claims that are settled pursuant to the Canadian Data Breach Class Settlement Agreement, including any Proof of Claim timely Filed by a Holder of a Canadian Data Breach Claim who does not validly and timely opt out of the Canadian Data Breach Settlement Class.

29. “Canadian Data Breach Class Settlement Fund” means the qualified settlement fund or such other trust or consented to investment entity in consideration of tax efficiencies and regulatory compliance, as agreed to by Canadian Data Breach Class Counsel and the Debtors or the Plan Administrator, as applicable, which shall receive the Class A-6 Plan Administration Trust Interests and administer distributions to Holders of Canadian Data Breach Class Settlement Claims pursuant to the terms of the Canadian Data Breach Settlement Class Benefits Plan.

30. “Canadian Data Breach Class Settlement Fund Reserve” means a segregated account established by the Plan Administrator on or after the Effective Date to be funded with Cash in an amount to be determined by the Plan Administrator, in consultation with the Representatives, to reserve for the Canadian Data Breach Class Settlement Amount, net of the Canadian Data Breach Class Settlement Initial Payment and any amounts paid to satisfy Canadian Data Breach Class Settlement Claims from proceeds of the Cyber Insurance Policies that are allocated to satisfy such Claims.

31. “Canadian Data Breach Class Settlement Initial Payment” means an initial Cash payment in an amount as set forth in the Plan Supplement to be paid as soon as reasonably practicable after Confirmation of the Plan.

32. “Canadian Data Breach Settlement Class” means members of the settlement class contemplated in the Canadian Data Breach Class Settlement Agreement.

33. “Canadian Data Breach Settlement Class Ballot” means the form of ballot sent to Canadian Eligible Class Members to (a) accept or reject the Plan, (b) opt out of the Third-Party Release, and/or (c) opt out of the Canadian Data Breach Settlement Class.

34. “Canadian Data Breach Settlement Class Benefits Plan” means the benefits plan in respect of the settlement contemplated by the Canadian Data Breach Class Settlement Agreement approved pursuant to the Joint Motion of the Debtors and Canadian Plaintiffs Pursuant to Sections 105 and 363 of the Bankruptcy Code and Bankruptcy Rules 9019 and 7023 for an Order (I) Preliminarily Approving the Canadian Data Breach Settlement Agreement Between the Debtors and the Canadian Plaintiffs; (II) Certifying a Class for Settlement Purposes Only; (III) Approving the Form and Manner of Notice to Class Members of the Class Certification and Settlement; (IV) Scheduling a Fairness Hearing to Consider Final Approval of the Settlement Agreement; and (V) Granting Related Relief [Docket No. 1294].

35. “Canadian Eligible Class Members” means members of the Canadian Data Breach Settlement Class who timely Filed an individual Proof of Claim on account of their 2023 Cyber Security Incident Claims.

36. “Cash” means the legal tender of the United States of America and equivalents thereof, including bank deposits and checks.

37. “Cause of Action” means, without limitation, any Claim, Interest, claim, damage, remedy, cause of action, controversy, demand, right, right of setoff, action, cross claim, counterclaim, recoupment, claim for breach of duty imposed by Law or in equity, action, Lien, indemnity, contribution, reimbursement, guaranty, debt, suit, class action, third-party claim, obligation, liability, damage, judgment, account, defense, offset, power, privilege, license, or franchise of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, contingent or non-contingent, matured or unmatured, direct or indirect, choate or inchoate, liquidated or unliquidated, suspected or unsuspected, disputed or undisputed, secured or unsecured, assertable or existing directly or derivatively, whether arising before, on, or after the Petition Date, in contract or in tort, in law or in equity, under the Bankruptcy Code or applicable non-bankruptcy law, or pursuant to any other theory of law. For the avoidance of doubt, Causes of Action include: (a) all rights of setoff, counterclaim, or recoupment and claims on contracts or for breaches of duties imposed by law; (b) the right to object to or otherwise contest Claims or Interests; (c) claims pursuant to sections 362, 510, 542, 543, 544, 545, 546, 547, 548, 549, 550, or 553 of the Bankruptcy Code or similar non-U.S. or state law; and (d) such claims and defenses as fraud, mistake, duress, usury and any other defenses set forth in section 558 of the Bankruptcy Code.

38. “Chapter 11 Cases” means (a) when used with reference to a particular Debtor, the case pending for that Debtor under chapter 11 of the Bankruptcy Code in the Bankruptcy Court and (b) when used with reference to all the Debtors, the jointly administered chapter 11 cases pending for the Debtors in the Bankruptcy Court.

39. “Chrome Commercial Claims” means any General Unsecured Claim (a) for the provision of goods and services to the Chrome Debtors held by a trade creditor, service provider, or other vendor, (b) for rejection damages claims under section 365 of the Bankruptcy Code resulting from the Chrome Debtors’ rejection of any Executory Contract, or (c) Filed by an employee of the Chrome Debtors arising out of or related to such individual’s employment with any of the Chrome Debtors, to the extent not entitled to priority under section 507(a)(4) of the Bankruptcy Code.

40. “Chrome Debtors” means HoldCo and ChromeCo, Inc.

41. “Chrome Disputed Claims” means all General Unsecured Claims filed against the Chrome Debtors that are Disputed as of the Effective Date.

42. “Chrome Disputed Claims Reserve” means a segregated account established by the Plan Administrator in accordance with Article IV.C.d and the Plan Administration Trust Agreement to be funded with the Chrome Disputed Claims Reserve Amount.

43. “Chrome Disputed Claims Reserve Amount” means Cash in an amount to be determined by the Plan Administrator, in consultation with the Representatives, in accordance with the terms of the Plan and the Plan Administration Trust Agreement, which amount shall be used to fund the Chrome Disputed Claims Reserve.

44. “Chrome Distributable Proceeds” means proceeds from the Plan Administration Assets that are available to pay Holders of Allowed Chrome General Unsecured Claims after (a) funding of the Administrative / Priority Claims Reserve and the Professional Fee Escrow Account; (b) payment in full in Cash of Allowed (x) Professional Fee Claims and/or (y) Administrative Claims, Priority Tax Claims, Other Priority Claims, and/or Other Secured Claims, in each case to the extent such claims exceed the Professional Fee Escrow Amount and/or the Administrative / Priority Claims Reserve Amount, respectively; and (c) funding of the Cyber Insurance Reserve (if applicable).

45. “Chrome General Unsecured Claims” means any General Unsecured Claim that is asserted against the Chrome Debtors.

46. “Chrome Other General Unsecured Claims” means any Chrome General Unsecured Claim that is not (a) a U.S. Data Breach Class Settlement Claim, (b) a Canadian Data Breach Class Settlement Claim, (c) a Chrome Commercial Claim, (d) if the U.S. Data Breach Arbitration Settlement Order is entered and the U.S. Data Breach Arbitration Settlement Agreement Funding Obligation Condition is satisfied, a U.S. Data Breach Arbitration Represented Claim, or (e) a Pixel Claim (including a Pixel Class Settlement Claim or a Pixel Settlement Class Opt-Out Claim); provided, that, for the avoidance of doubt, Chrome Other General Unsecured Claims include, among others, (i) U.S. Data Breach Class Opt-Out Claims, (ii) Canadian Data Breach Class Opt-Out Claims, (iii) 2023 Cyber Security Incident Claims Filed by Persons residing outside of the U.S. and Canada during the 2023 Cyber Security Incident Time Frame, (iv) U.S. Data Breach Arbitration Non-Settling Claims, and (v) 2023 Cyber Security Incident Claims Filed by Governmental Units; provided further, that the Plan Administration Trust’s rights to object to the classification of such Chrome Other General Unsecured Claim is fully preserved.

47. “Chrome Purchaser” means 23andMe Research Institute f/k/a TTAM Research Institute in its capacity as Purchaser under the Chrome Purchase Agreement.

48. “Chrome Purchaser Released Parties” means ABeeC 2.0, LLC and the Anne Wojcicki Foundation.

49. “Chrome Purchase Agreement” means that certain Asset Purchase Agreement, dated as of June 13, 2025, by and among HoldCo, the other Debtors party thereto, and 23andMe Research Institute f/k/a TTAM Research Institute (as amended, modified, or supplemented from time to time).

50. “Chrome Recovery Ratio” has the meaning set forth in Article IV.D.

51. “Chrome Sale Transaction” means the sale of substantially all of the Debtors’ assets to the Chrome Purchaser pursuant to the Chrome Purchase Agreement and the Sale Order for $302.5 million.

52. “Claim” means any claim, as defined in section 101(5) of the Bankruptcy Code, against any of the Debtors.

53. “Claims Bar Date” means the applicable deadline set by the Bankruptcy Court pursuant to the Plan, Bar Date Order, or other Final Order for Filing Proofs of Claim in these Chapter 11 Cases.

54. “Claims Objection Deadline” means the deadline for objecting to a Claim asserted against a Debtor, which shall be (a) with respect to Administrative Claims (other than Professional Fee Claims), 120 days after the Effective Date or (b) with respect to all other Claims (other than Professional Fee Claims), 180 days after the Effective Date; provided, that, in each case, such date may be extended by the Bankruptcy Court at the Plan Administrator’s request.

55. “Claims Reconciliation Procedures” means, collectively, the omnibus claims objection procedures and the claims estimation procedures approved by the Bankruptcy Court pursuant to the Claims Reconciliation Procedures Order, as may be modified or amended pursuant to a separate Order of the Bankruptcy Court.

56. “Claims Reconciliation Procedures Order” means the Order (I) approving (A) Omnibus Claims Objections Procedures and (B) Filing of Substantive Omnibus Claims Objections, (II) Waiving the Requirement of Bankruptcy Rule 3007(e)(6), (III) Establishing Estimation Procedures, and (III) Granting Related Relief [Docket No. 1421].

57. “Claims Register” means the official register of Claims maintained by the Notice and Claims Agent.

58. “Class” means a category of Holders of Claims or Interests classified together, as set forth in Article III pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code.

59. “Class A Plan Administration Trust Beneficiaries” means, collectively, the Class A-1 Plan Administration Trust Beneficiaries, the Class A-2 Plan Administration Trust Beneficiaries, the Class A-3 Plan Administration Trust Beneficiaries, the Class A-4 Plan Administration Trust Beneficiaries, the Class A-5 Plan Administration Trust Beneficiaries, the Class A-6 Plan Administration Trust Beneficiaries, the Class A-7 Plan Administration Trust Beneficiaries, and the Class A-8 Plan Administration Trust Beneficiaries.

60. “Class A-1 Plan Administration Trust Beneficiaries” means the Holders of Allowed Chrome Commercial Claims.

61. “Class A-1 Plan Administration Trust Interests” means the non-transferable beneficial interests in the Plan Administration Trust to be distributed in accordance with the Plan on a Pro Rata basis to Class A-1 Plan Administration Trust Beneficiaries, which shall entitle each such Holder to (a) its portion of the Chrome Distributable Proceeds in accordance with the Waterfall Recovery, and (b) if the Post Petition-Interest Condition is satisfied, Post-Petition Interest.

62. “Class A-2 Plan Administration Trust Beneficiaries” means (a) Holders of Allowed Chrome Other General Unsecured Claims, including but not limited to, (i) Holders of Allowed 2023 Cyber Security Incident Claims of 2023 Cyber Security Incident Claimants who resided outside of the United States and/or Canada during the 2023 Cyber Security Incident Time Frame; (ii) Holders of Allowed U.S. Data Breach Class Opt-Out Claims and Canadian Data Breach Class Opt-Out Claims; (iii) Holders of U.S. Data Breach Arbitration Non-Settling Claims, and (iv) Governmental Units with Allowed 2023 Cyber Security Incident Claims; (b) if the U.S. Data Breach Arbitration Settlement Agreement is not approved by the Bankruptcy Court before the Effective Date, Holders of Allowed U.S. Data Breach Arbitration Represented Claims; (c) if the Canadian Data Breach Class Settlement Agreement is not approved by the Bankruptcy Court on a final basis, Holders of Allowed Canadian Data Breach Class Settlement Claims; and (d) if the U.S. Data Breach Class Settlement Agreement is not approved by the Bankruptcy Court on a final basis, Holders of Allowed U.S. Data Breach Class Settlement Claims.

63. “Class A-2 Plan Administration Trust Interests” means the non-transferable beneficial interests in the Plan Administration Trust to be distributed in accordance with the Plan on a Pro Rata basis to Class A-2 Plan Administration Trust Beneficiaries, which shall entitle each such Holder to its portion of the Chrome Distributable Proceeds in accordance with the Waterfall Recovery.

64. “Class A-3 Plan Administration Trust Beneficiaries” means the Holders of Allowed Lemonaid Commercial Claims.

65. “Class A-3 Plan Administration Trust Interests” means the non-transferable beneficial interests in the Plan Administration Trust to be distributed in accordance with the Plan on a Pro Rata basis to Class A-3 Plan Administration Trust Beneficiaries, which shall entitle each such Holder to (a) its portion of the Lemonaid Distributable Proceeds in accordance with the Waterfall Recovery, and (b) if the Post-Petition Interest Condition is satisfied, Post-Petition Interest.

66. “Class A-4 Plan Administration Trust Beneficiaries” means the Holders of Allowed Lemonaid Other General Unsecured Claims, including but not limited to, Holders of Allowed Pixel Settlement Class Opt-Out Claims and if the Pixel Class Settlement Agreement is not approved by the Bankruptcy Court on a final basis, Holders of Allowed Pixel Class Settlement Claims.

67. “Class A-4 Plan Administration Trust Interests” means the non-transferable beneficial interests in the Plan Administration Trust to be distributed in accordance with the Plan on a Pro Rata basis to Class A-4 Plan Administration Trust Beneficiaries, which shall entitle each such Holder to its portion of the Lemonaid Distributable Proceeds in accordance with the Waterfall Recovery.

68. “Class A-5 Plan Administration Trust Beneficiaries” means the Holders of Allowed GUC Subordinated Claims.

69. “Class A-5 Plan Administration Trust Interests” means the non-transferable beneficial interests in the Plan Administration Trust to be distributed in accordance with the Plan on a Pro Rata basis to Class A-5 Plan Administration Trust Beneficiaries, which shall entitle each such Holder to its portion of the Distributable Proceeds in accordance with the Waterfall Recovery.

70. “Class A-6 Plan Administration Trust Beneficiary” means the Canadian Data Breach Class Settlement Fund.

71. “Class A-6 Plan Administration Trust Interests” means the non-transferable beneficial interests in the Plan Administration Trust to be distributed, if the Canadian Data Breach Class Settlement Agreement is approved by the Bankruptcy Court on a final basis, to the Class A-6 Plan Administration Trust Beneficiary which shall entitle the Class A-6 Plan Administration Trust Beneficiary to receive the Canadian Data Breach Class Settlement Amount.

72. “Class A-7 Plan Administration Trust Beneficiary” means the Pixel Class Settlement Fund.

73. “Class A-7 Plan Administration Trust Interests” means the non-transferable beneficial interests in the Plan Administration Trust to be distributed, if the Pixel Class Settlement Agreement is approved by the Bankruptcy Court on a final basis, to the Class A-7 Plan Administration Trust Beneficiary which shall entitle the Class A-7 Plan Administration Trust Beneficiary to receive the Pixel Class Settlement Amount.

74. “Class A-8 Plan Administration Trust Beneficiary” means the U.S. Data Breach Class Settlement Fund.

75. “Class A-8 Plan Administration Trust Interests” means the non-transferable beneficial interests in the Plan Administration Trust to be distributed, if the U.S. Data Breach Settlement Agreement is approved by the Bankruptcy Court on a final basis, to the Class A-8 Plan Administration Trust Beneficiary which shall entitle the Class A-8 Plan Administration Trust Beneficiary to receive the U.S. Data Breach Class Settlement Amount.

76. “Class B Plan Administration Trust Beneficiaries” means the Holders of Allowed HoldCo Interests.

77. “Class B Plan Administration Trust Interests” means one beneficial interest in the Plan Administration Trust per share of Allowed HoldCo Interests held by the Class B Plan Administration Trust Beneficiaries, which shall entitle each such Holder to its portion of the Equity Recovery Pool in accordance with the Waterfall Recovery.

78. “Committees” means the Creditors’ Committee and the Official Equity Committee.

79. “Company” means, collectively, the Debtors and the non-debtor Affiliates.

80. “Confirmation” means the Bankruptcy Court’s entry of the Confirmation Order on the docket of the Chapter 11 Cases, within the meaning of Bankruptcy Rules 5003 and 9021.

81. “Confirmation Date” means the date upon which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases within the meaning of Bankruptcy Rules 5003 and 9021.

82. “Confirmation Hearing” means the hearing to be held by the Bankruptcy Court to consider Confirmation of this Plan pursuant to section 1129 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

83. “Confirmation Order” means an Order of the Bankruptcy Court confirming this Plan in the Chapter 11 Cases under section 1129 of the Bankruptcy Code.

84. “Consummation” means the occurrence of the Effective Date.

85. “Creditors’ Committee” means the statutory committee of unsecured creditors appointed in the Chapter 11 Cases by the U.S. Trustee on April 3, 2025 pursuant to the Notice of Appointment of Official Unsecured Creditors Committee [Docket No. 159], as may be further reconstituted from time to time.

86. “Cure Claim” means any Claim (unless waived or modified by the applicable counterparty) based upon the Debtors’ defaults under any Executory Contract at the time such Executory Contract is assumed by the Debtors pursuant to section 365 of the Bankruptcy Code, other than a default that is not required to be cured pursuant to section 365(b)(2) of the Bankruptcy Code.

87. “Cyber Insurance Policies” means the Insurance Policies providing coverage for cyber-related incidents for the period from May 1, 2023 through May 1, 2024.

88. “Cyber Insurance Policy Buyback and Settlement Agreement” means an agreement between the Debtors and the Cyber Insurers pursuant to which the Cyber Insurers would “buy back” the Cyber Insurance Policies for a purchase price equal to the coverage limits remaining under the Cyber Insurance Policies.

89. “Cyber Insurance Policy Buyback and Settlement Motion” means a motion to be filed by the Debtors prior to the Effective Date seeking relief to enter into the Cyber Insurance Policy Buyback and Settlement Agreement.

90. “Cyber Insurers” means (a) various underwriters at Lloyds subscribing to Cyber and Liability Policy UMR B1510CY2300014; (b) Allied World Specialty Insurance Company; (c) Houston Casualty Company; and (d) Landmark American Insurance Company.

91. “Cyber Insurance Proceeds Allocation” means an allocation of the proceeds of the Cyber Insurance Policies (a) first, to reimburse the Debtors or the Plan Administration Trust, as applicable, for payment of the U.S. Data Breach Class Settlement Initial Payment, the Canadian Data Breach Settlement Initial Payment, and the Pixel Class Settlement Initial Payment, and (b) second, (i) to fund distributions on account of the Allowed amounts of the U.S. Data Breach Class Proof of Claim, Canadian Data Breach Class Proof of Claim and Pixel Class Proof of Claim on a Pro Rata basis; provided that solely for purposes of allocating the proceeds of the Cyber Insurance Policies as contemplated in paragraph (b), the U.S. Data Breach Class Proof of Claim shall be Allowed in the amount of the U.S. Data Breach Settlement Recovery Cap; or (ii) to the extent (x) the Pixel Class Settlement Agreement, the U.S. Data Breach Class Settlement Agreement, and/or the Canadian Data Breach Class Settlement Agreement are not approved on a final basis or (y) any proceeds of the Cyber Insurance Policies remain after the funding of the Pixel Class Settlement Agreement, the U.S. Data Breach Class Settlement Agreement, or the Canadian Data Breach Class Settlement Agreement, to fund Allowed 2023 Cyber Security Incident Claims (excluding any U.S. Data Breach Arbitration Represented Claims) and Allowed Pixel Claims on a Pro Rata basis based on an allocation as determined by the Plan Administration Trust in consultation with the GUC Representative.

92. “Cyber Insurance Reserve” means a segregated account established by the Debtors or the Plan Administration Trust, as applicable, consisting of the net proceeds from the Cyber Insurance Policies after such amounts are received by the Debtors or the Plan Administration Trust, as applicable, and transferred to the Plan Administration Trust.

93. “D&O Liability Insurance Policies” means all insurance policies of any of the Debtors for current or former directors’, managers’, members’, and officers’ liability issued at any time to or providing coverage to, or for the benefit of, any Company Entity, and all agreements, documents, or instruments relating thereto (including any “tail policy”) in effect or purchased on or prior to the Effective Date.

94. “Debtor Release” means the release set forth in Article VIII.B hereof.

95. “Debtors” has the meaning set forth in the introduction hereof.

96. “Definitive Documents” means the Plan (including, for the avoidance of doubt, all exhibits, annexes, amendments, schedules, and supplements related thereto, including the Plan Supplement), the Confirmation Order, the Plan Administration Trust Agreement, the GUC Settlement Agreements, the Purchase Agreements, the Claims Reconciliation Procedures, the Solicitation Materials, including the Disclosure Statement, and the Order conditionally approving the Disclosure Statement, the documentation setting the Distribution Record Date and means of distribution under the Plan and the procedures for designating the recipients of distributions under the Plan, and all other documents, motions, pleadings, briefs, applications, orders, agreements, supplements, and other filings, including any summaries or term sheets in respect thereof, that are directly related to any of the foregoing or as may be reasonably necessary or advisable to implement the Plan and the Wind-Down Transactions.

97. “DIP Claim” means any Claims held by the DIP Lender, including on account of any indemnity obligations arising under, or relating to, the DIP Facility in accordance with the DIP Orders and DIP Credit Agreement.

98. “DIP Credit Agreement” means that certain senior secured super-priority debtor-in-possession term loan and security agreement, dated as of April 28, 2025, that governs the DIP Facility (as may be amended, supplemented, or otherwise modified from time to time), by and among the Debtors, as borrowers, and JMB Capital Partners Lending, LLC or its permitted designees or assignees, as the lender party thereto.

99. “DIP Facility” means the non-amortizing priming super-priority senior secured postpetition credit facility provided for under the DIP Credit Agreement and the DIP Orders.

100. “DIP Lender” means the lender under the DIP Facility.

101. “DIP Orders” means, collectively, any Orders entered in the Chapter 11 Cases approving the DIP Facility.

102. “Disallowed” means, with respect to any Claim or Interest, a portion thereof that is (a) disallowed under the Plan, by Final Order, or pursuant to a settlement, (b) scheduled by the Debtors at zero dollars or as contingent, disputed, or unliquidated and as to which a Claims Bar Date has been established but no Proof of Claim was timely filed or deemed timely filed pursuant to either the Bankruptcy Code or any Final Order, including the Bar Date Order, or otherwise deemed timely filed under applicable law, or (c) not scheduled by the Debtors and as to which a Claims Bar Date has been established but no Proof of Claim has been timely filed or deemed timely filed pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or otherwise deemed timely filed under applicable law.

103. “Disclosure Statement” means the disclosure statement (as it may be amended, supplemented, or modified from time to time) for the Plan, including all exhibits and schedules thereto and references therein, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.

104. “Disclosure Statement Order” means the Order (I) Approving the Adequacy of the Disclosure Statement, (II) Approving the Solicitation Procedures and Solicitation Package, (III) Scheduling a Confirmation Hearing, (IV) Establishing Procedures for Objecting to the Plan, (V) Establishing the California Claims determination Procedures, (VI) Approving the Form, Manner, and Sufficiency of Notice of the Confirmation Hearing, (VII) Scheduling Certain Dates Related Thereto, and (VIII) Granting Related Relief [Docket No. 1442].

105. “Disputed” means, as to a Claim or Interest, any Claim or Interest that is not yet Allowed or Disallowed.

106. “Distributable Proceeds” means Chrome Distributable Proceeds and Lemonaid Distributable Proceeds, which proceeds shall be available for distribution under Article IV.D. hereof.

107. “Distribution Agent” means the Debtors, the Plan Administrator, the GUC Representative, or the Equity Representative, as applicable, or such other Entity designated by each of the foregoing, as applicable, in accordance with Article VII.B.

108. “Distribution Record Date” means the Confirmation Date; provided, that, the Distribution Record Date shall not apply to any securities of the Debtors deposited with DTC, the Holder of which shall receive a distribution in accordance with Article VII.C of the Plan and, as applicable, the customary procedures of DTC.

109. “DTC” means The Depository Trust Company.

110. “Effective Date” means the date that is a Business Day selected by the Debtors, in consultation with the Committees, on which (a) all conditions to the occurrence of the Effective Date have been satisfied or waived pursuant to Article IX.A and Article IX.B, (b) no stay of the Confirmation Order is in effect, and (c) the Debtors declare the Plan effective by filing a notice of the occurrence of the Effective Date on the docket of the Chapter 11 Cases.

111. “Entity” has the meaning set forth in section 101(15) of the Bankruptcy Code.

112. “Equity Recovery Pool” means the Distributable Proceeds remaining in the Plan Administration Trust after the Class A Plan Administration Trust Beneficiaries have received payment in full on account of the Allowed amount of their Claims in accordance with the Plan.

113. “Equity Representative” means the Person designated by the Official Equity Committee, in consultation with the Debtors, to serve as the representative of the Class B Plan Administration Trust Beneficiaries on and after the Effective Date who shall have the rights, powers, and duties, as set forth in Article IV.E.8 and the Plan Administration Trust Agreement.

114. “Equity Representative Expenses” means any and all costs, expenses (including professional fees and expenses), fees, taxes, disbursements, debts, or obligations incurred by the Equity Representative in its capacity as such.

115. “Estate” means, as to each Debtor, the estate created for the Debtor in its Chapter 11 Case pursuant to section 541 of the Bankruptcy Code upon the commencement of its Chapter 11 Case.

116. “Exchange Act” means the Securities Exchange Act of 1934, 15 U.S.C. § 78a, et seq., as amended from time to time.

117. “Excluded Parties” means (i) the Former CEO, (ii) the Debtors’ former directors and officers that did not serve in any such capacity as of the Petition Date; (iii) the Debtors’ former Chief Security Officer that did not serve in any such capacity as of the Petition Date; and (iv) and additional parties, if any, that will be set forth in the Plan Supplement.

118. “Exculpated Parties” means, collectively, and in each case in its capacity as such: (a) the Debtors; (b) the Debtors’ current and former managers directors, and officers who served at any time between the Petition Date and the Effective Date in their capacity as such; (c) the Creditors’ Committee and its respective members; (d) the Official Equity Committee and its respective members; and (e) professionals retained by order of the Bankruptcy Court to represent the Debtors, the Creditors’ Committee, or the Equity Committee. For the avoidance of doubt, none of the Excluded Parties shall be Exculpated Parties.

119. “Executory Contract” means a contract or lease to which one or more of the Debtors is a party and that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

120. “Federal Judgment Rate” means the interest rate provided under 28 U.S.C. § 1961(a), calculated as of the Petition Date.

121. “File,” “Filed,” or “Filing” means file, filed, or filing with the Bankruptcy Court, the clerk of the Bankruptcy Court, or any of its or their authorized designees in the Chapter 11 Cases, including, with respect to a Proof of Claim, the Notice and Claims Agent.

122. “Final Order” means an Order, ruling, or judgment of the Bankruptcy Court (or any other court of competent jurisdiction) entered by the clerk of the Bankruptcy Court on the docket in the Chapter 11 Cases (or by the clerk of such other court of competent jurisdiction on the docket of such court), which has not been reversed, stayed, modified, amended, or vacated, and as to which (a) the time to appeal, petition for certiorari, or move for a new trial, stay, reargument, or rehearing has expired and as to which no appeal, petition for certiorari, or motion for new trial, stay, reargument, or rehearing has been timely taken or is pending or (b) if an appeal, writ of certiorari, new trial, stay, reargument, or rehearing thereof has been sought, such Order or judgment of the Bankruptcy Court (or other court of competent jurisdiction) shall have been affirmed by the highest court to which such Order or judgment was appealed, or certiorari shall have been denied, or a new trial, stay, reargument, or rehearing shall have been denied or resulted in no modification of such Order, and the time to take any further appeal, petition for certiorari, or move for a new trial, stay, reargument, or rehearing shall have expired, as a result of which such Order shall have become final in accordance with Rule 8002 of the Bankruptcy Rules; provided, however, that the possibility that a motion under rule 60 of the Federal Rules of Civil Procedure or any analogous Bankruptcy Rule that may be Filed relating to such Order shall not cause an Order not to be a Final Order.

123. “Former CEO” means Ms. Anne Wojcicki in her capacity as a member of the board of directors of HoldCo, shareholder of the Company, and former chief executive officer of the Company.

124. “General Unsecured Claim” means a Claim consisting of any unsecured prepetition Claim against any Debtor that is not an Administrative Claim, Priority Tax Claim, Other Secured Claim, Other Priority Claim, GUC Subordinated Claim, or Intercompany Claim. Without limiting the foregoing, General Unsecured Claims include, for the avoidance of doubt, all rejection damages Claims that are not Administrative Claims.

125. “Governmental Unit” has the meaning set forth in section 101(27) of the Bankruptcy Code.

126. “GUC Representative” means the Person designated by the Creditors’ Committee, in consultation with the Debtors, to serve as the representative of the Class A Plan Administration Trust Beneficiaries on and after the Effective Date who shall have the rights, powers, and duties, as set forth in Article IV.E.8 and the Plan Administration Trust Agreement.

127. “GUC Representative Expenses” means any and all costs, expenses (including professional fees and expenses), fees, taxes, disbursements, debts, or obligations incurred by the GUC Representative in its capacity as such.

128. “GUC Settlement Agreements” means (a) the U.S. Data Breach Class Settlement Agreement, (b) the U.S. Data Breach Arbitration Settlement Agreement, (c) the Canadian Data Breach Class Settlement Agreement, and (d) the Pixel Class Settlement Agreement.

129. “GUC Subordinated Claim” means a Claim against any Debtor that is deemed to be subordinated to the priority of General Unsecured Claims pursuant to the Bankruptcy Code or an Order of the Bankruptcy Court.

130. “GUC Subordinated Claims Reserve” means a segregated account, if any, established by the Plan Administrator, in consultation with the Representatives, in accordance with Article IV.C.f to be funded with the GUC Subordinated Claims Reserve Amount.

131. “GUC Subordinated Claims Reserve Amount” means, if the GUC Subordinated Claims Reserve is established, Cash in an amount to be determined by the Plan Administrator, in consultation with the Representatives, in accordance with the Plan Administration Trust Agreement, which shall fund the GUC Subordinated Claims Reserve.

132. “HoldCo” means Chrome Holding Co.

133. “HoldCo Interests” means all Interests in (or against) HoldCo.

134. “Holder” means an Entity holding a Claim or Interest, as applicable.

135. “Impaired” means, with respect to any Class of Claims or Interests, a Class of Claims or Interests that is impaired within the meaning of section 1124 of the Bankruptcy Code.

136. “Indemnification Provisions” means each of the Debtors’ indemnification provisions currently in place, whether in the Debtors’ bylaws, certificates of incorporation, other formation documents, board resolutions, indemnification agreements, employment contracts, or trust agreements, for the current and former directors, officers, managers, employees, attorneys, accountants, investment bankers, other Professionals, and agents of the Debtors, and such current and former directors’, officers’, and managers’ respective Affiliates.

137. “Insurance Policies” means all insurance policies issued or providing coverage at any time to any of the Debtors or any of their predecessors and all agreements, documents, or instruments relating thereto, including, without limitation, the D&O Liability Insurance Policies.

138. “Insurer” means any insurance company or third-party administrator that issued or entered into one or more Insurance Policies and any respective predecessors and/or affiliates thereof.

139. “Intercompany Claim” means a Claim or Cause of Action against a Debtor held by a Debtor or Non-Debtor Affiliate.

140. “Intercompany Interest” means an Interest in a Debtor held by another Debtor or Non-Debtor Affiliate.

141. “Interests” means, collectively, the shares (or any class thereof), common stock, preferred stock, limited liability company interests, equity security (as defined in section 101(16) of the Bankruptcy Code) and any other equity, ownership, or profits interests of any Debtor, and options, warrants, rights, or other securities or agreements to acquire or subscribe for, or which are convertible into the shares (or any class thereof) of, common stock, preferred stock, limited liability company interests, or other equity, ownership, or profits interests of any Debtor (in each case whether or not arising under or in connection with any employment agreement and whether or not certificated, vested, transferable, voting, or denominated “stock” or similar security) or other agreements, arrangements, or commitments of any character relating to, or whose value is related to, any such interest or other ownership interest in any Debtor existing immediately prior to the Effective Date, including any Claims against any Debtor subject to subordination pursuant to section 510(b) of the Bankruptcy Code arising from or related to any of the foregoing; provided that the term “Interests” (except for purposes of defining the term “Intercompany Interests”) shall not include the Intercompany Interests.

142. “Judicial Code” means title 28 of the United States Code, 28 U.S.C. §§ 1–4001, as now in effect or hereafter amended, and the rules and regulations promulgated thereunder.

143. “Law Firm Master Ballots” means the form of ballot sent to law firms that (a) represent more than 25 Holders of U.S. Data Breach Arbitration Claims and (b) timely and properly filed a consolidated proof of claim on behalf of such U.S. Data Breach Arbitration Represented Claimants, as contemplated and authorized in the Disclosure Statement Order.

144. “Lemonaid Commercial Claims” means any Claim (a) for the provision of goods and services to the Lemonaid Debtors held by a trade creditor, service provider, or other vendor, (b) for rejection damages claims under section 365 of the Bankruptcy Code resulting from the Lemonaid Debtors’ rejection of any Executory Contracts, or (c) Filed by an employee of the Lemonaid Debtors arising out of or related to such individual’s employment with any of the Lemonaid Debtors that is not entitled to priority under section 507(a)(4) of the Bankruptcy Code.

145. “Lemonaid Debtors” means (a) Lemonaid Health, Inc.; (b) Chrome Pharmacy Holdings, Inc.; (c) Lemonaid Pharmacy Holdings Inc.; (d) Lemonaid Community Pharmacy, Inc.; (e) LPharm RX LLC; (f) LPharm INS LLC; (g) LPharm CS LLC; (h) LPRXTwo LLC; (i) LPRXThree LLC; and (j) LPRXOne LLC.

146. “Lemonaid Disputed Claims” means all General Unsecured Claims filed against the Lemonaid Debtors that are Disputed as of the Effective Date.

147. “Lemonaid Disputed Claims Reserve Amount” means Cash in an amount to be determined by the Plan Administrator, in consultation with the Representatives, in accordance with the Plan Administration Trust Agreement, which amount shall be used to fund the Lemonaid Disputed Claims Reserve.

148. “Lemonaid Disputed Claims Reserve” means a segregated account established by the Plan Administrator, in consultation with the Representatives, in accordance with Article IV.C.f to be funded with the Lemonaid Disputed Claims Reserve Amount.

149. “Lemonaid Distributable Proceeds” means proceeds from the Lemonaid Sale Transaction less any deductions for fees and expenses as determined by the Plan Administrator, in consultation with the Representatives; provided that, for the avoidance of doubt, the Lemonaid Distributable Proceeds shall exclude any proceeds of the Cyber Insurance Policies.

150. “Lemonaid General Unsecured Claims” means any General Unsecured Claim that is asserted against the Lemonaid Debtors.

151. “Lemonaid Interests” means Interests in the Lemonaid Debtors.

152. “Lemonaid Organizational Documents” means the organizational and governance documents for Lemonaid, including, as applicable, the certificates or articles of incorporation, certificates of formation, certificates of organization, certificates of limited partnership, certificates of conversion, limited liability company agreements, operating agreements, limited partnership agreements, stockholder or shareholder agreements, bylaws, indemnification agreements, and any registration rights agreements (or equivalent governing documents of any of the foregoing).

153. “Lemonaid Other General Unsecured Claims” means any General Unsecured Claim that is asserted against the Lemonaid Debtors that is not a Pixel Class Settlement Claim or a Lemonaid Commercial Claim; provided that, for the avoidance of doubt, Lemonaid Other General Unsecured Claims include Pixel Settlement Class Opt-Out Claims.

154. “Lemonaid Purchase Agreement” means the stock purchase agreement entered into by and between the Debtors and the Lemonaid Purchaser for the sale of all of the Lemonaid Interests attached as Exhibit A to the Notice of Filing of Lemonaid Stock Purchase Agreement [Docket No. 1292], which will also be included in the Plan Supplement.

155. “Lemonaid Purchaser” means Lemonaid SPV, Inc.

156. “Lemonaid Recovery Ratio” has the meaning set forth in Article IV.D.

157. “Lemonaid Sale Transaction” means a sale under the Lemonaid Purchase Agreement pursuant to which, among other things, the Lemonaid Purchaser shall purchase all of the Lemonaid Interests for the purchase price set forth in the Lemonaid Purchase Agreement.

158. “Liabilities” means any and all Claims, obligations, suits, judgments, damages, demands, debts, rights, recovery actions, Causes of Action, and liabilities, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, arising in law, equity, or otherwise, that are based in whole or in part on any act, event, injury, omission, transaction, or agreement.

159. “Local Rules” means the Local Rules of Bankruptcy Procedure for the Eastern District of Missouri.

160. “Lien” has the meaning set forth in section 101(37) of the Bankruptcy Code.

161. “NOL Order” means the Final Order (I) Establishing Notification and Hearing Procedures for Certain Transfers of and Declarations of Worthlessness With Respect to Common Stock of 23andMe Holding Co. and (II) Granting Relates Relief [Docket No. 312].

162. “Notice and Claims Agent” means Kroll Restructuring Administration LLC.

163. “OEC Fee Cap” means a cap of $2,550,000 on fees and expenses of Professionals retained by the Official Equity Committee incurred from the appointment of the Official Equity Committee through the Effective Date; provided, that, as provided in the Official Equity Committee Stipulation and Order, in the event the final aggregate amount of the Official Equity Committee’s allowed fees and expenses are less than $2,550,000, then the Ad Hoc Group of Shareholders may seek allowance of substantial contribution claims and other administrative expense claims, in an aggregate amount not to exceed the OEC Fee Cap Excess Amount, upon normal notice to the Debtors, the Creditors’ Committee and other parties in interest and an opportunity to be heard.

164. “OEC Fee Cap Excess Amount” means the difference between the final aggregate amount of the Official Equity Committee’s allowed fees and expenses and the OEC Fee Cap.

165. “Official Equity Committee” means the official committee of equity security holders appointed in the Chapter 11 Cases pursuant to the Official Equity Committee Stipulation and Order.

166. “Official Equity Committee Stipulation and Order” means the Stipulation and Agreed Order by and Among the Debtors, the Official Committee of Unsecured Creditors, and Certain Equity Holders Resolving Requests for the Appointment of an Official Committee of Equity Holders [Docket No. 913].

167. “Omnibus Objection Procedures” has the meaning set forth in Article VI.B.

168. “Order” means any judgment, order, award, injunction, writ, permit, license, or decree of any Governmental Unit or arbitrator of applicable jurisdiction.

169. “Other Priority Claim” means any Claim entitled to priority in right of payment under section 507(a) of the Bankruptcy Code, other than: (a) an Administrative Claim; or (b) a Priority Tax Claim, to the extent such Claim has not already been paid during the Chapter 11 Cases; provided, that, any Allowed Other Priority Claim shall be satisfied solely from the Administrative / Priority Claims Reserve.

170. “Other Secured Claim” means any Secured Claim; provided that any Allowed Other Secured Claim shall be satisfied solely from the Administrative / Priority Claims Reserve.

171. “Person” has the meaning set forth in section 101(41) of the Bankruptcy Code.

172. “Petition Date” means March 23, 2025.

173. “Pixel Claims” means any Claims arising out of or related to the conduct of Lemonaid Health, Inc. and LMND Medical Group, Inc., a Professional Corporation as alleged and set forth in the Pixel Class Action.

174. “Pixel Class Action” means the action titled A.J., et al. v. Lemonaid Health Inc. and LMND Medical Group, Inc. d/b/a/ Lemonaid Health, No. 3:23-cv-03288 pending before the Honorable Rita F. Lin in the Northern District of California.

175. “Pixel Class Allowed Claim” means an Allowed amount of $3.25 million in respect of the Pixel Class Proof of Claim.

176. “Pixel Class Counsel” means Almeida Law Group LLC and Migliaccio & Rathod, LLP in their capacity as counsel representing plaintiffs and putative class members in the Pixel Class Action.

177. “Pixel Class Proof of Claim” means the Proof of Claim filed by Pixel Class Counsel on behalf of the Pixel Settlement Class against each of the Lemonaid Health, Inc., Chrome Holding Co., and ChromeCo, Inc. Debtors; provided that the recovery on account of the Pixel Class Proof of Claim shall be subject to the single satisfaction rule and will not exceed $3.25 million of distributions on an aggregate basis.

178. “Pixel Class Settlement Agreement” means that certain Settlement Agreement dated as of September 16, 2025 by and between the Debtors and the named plaintiffs in the Pixel Class Action (as may be amended, modified, or supplemented from time to time).

179. “Pixel Class Settlement Amount” means Cash to be distributed on account of the Pixel Class Allowed Claim, which amount shall be administered and reconciled, as applicable, pursuant to and in accordance with the claims resolution and administration process set forth in the Plan and the Plan Administration Trust Agreement. The Pixel Class Settlement Amount shall include (a) the Pixel Class Settlement Initial Payment; and (b) the amount of proceeds of the Cyber Insurance Policies allocated to Holders of Allowed Claims in Class 14 in accordance with the Cyber Insurance Proceeds Allocation.

180. “Pixel Class Settlement Claims” means Pixel Claims that are settled pursuant to the Pixel Class Settlement Agreement, including any Proof of Claim timely filed by a Holder of a Pixel Claim who does not validly and timely opt out of the Pixel Settlement Class.

181. “Pixel Class Settlement Fund” means the qualified settlement fund or such other trust or consented to investment entity in consideration of tax efficiencies and regulatory compliance, as agreed to by Pixel Class Counsel and the Debtors or the Plan Administrator, as applicable, in consultation with the Committees or the Representatives, as applicable, which shall receive the Class A-7 Plan Administration Trust Interests and administer distributions to Holders of Pixel Class Settlement Claims pursuant to the terms of the Pixel Settlement Class Benefits Plan.

182. “Pixel Class Settlement Fund Reserve” means a segregated account established by the Plan Administrator on or after the Effective Date to be funded with Cash in an amount to be determined by the Plan Administrator, in consultation with the Representatives, to reserve for the Pixel Class Settlement Amount, net of any amounts paid to satisfy Pixel Class Settlement Claims from proceeds of the Cyber Insurance Policies that are allocated to satisfy such Claims.

183. “Pixel Class Settlement Initial Payment” means an initial Cash payment in an amount as set forth in the Plan Supplement to be paid as soon as reasonably practicable after Confirmation of the Plan.

184. “Pixel Eligible Class Members” means members of the Pixel Settlement Class who timely Filed an individual Proof of Claim on account of their Pixel Claims.

185. “Pixel Settlement Class” means a settlement class comprised of all U.S. persons who visited https://www.lemonaidhealth.com between June 30, 2019 through July 14, 2025.

186. “Pixel Settlement Class Ballot” means the form of ballot sent to Pixel Eligible Class Members to (a) accept or reject the Plan, (b) opt out of the Third-Party Release, or (c) opt out of the Pixel Settlement Class.

187. “Pixel Settlement Class Benefits Plan” means the benefits plan in respect of the settlement contemplated by the Pixel Class Settlement Agreement approved pursuant to the Joint Motion of the Debtors and the Pixel Plaintiffs Pursuant to Sections 105 and 363 of the Bankruptcy Code and Bankruptcy Rules 9019 and 7023 for an Order (I) Preliminarily Approving the Pixel Class Settlement Agreement Between the Debtors and the Pixel Plaintiffs; (II) Certifying a Class for Settlement Purposes Only; (III) Approving the Form and Manner of Notice to Class Members of the Class Certification and Settlement; (IV) Scheduling a Fairness Hearing to Consider Final Approval of the Pixel Settlement Agreement; and (V) Granting Related Relief [Docket No. 1334].

188. “Pixel Settlement Class Opt-Out Claims” means any Pixel Claims held by members of the Pixel Settlement Class who validly and timely opt out of the Pixel Settlement Class.

189. “Plan” has the meaning set forth in the introduction hereof.

190. “Plan Administrator” means a disinterested individual selected by the Creditors’ Committee and the Official Equity Committee and disclosed in the Plan Supplement, or any successor(s) thereto, to be the representative of the Wind-Down Debtors on and after the Effective Date and the trustee of the Plan Administration Trust, and who shall have the rights, powers, duties, and responsibilities set forth in this Plan and the Plan Administration Trust Agreement; provided that if the Creditors’ Committee and the Official Equity Committee cannot agree on the selection of a Plan Administrator by the date that is ten days prior to the Confirmation Hearing, the Plan Administrator shall be selected by the Debtors from a list of candidates provided to the Debtors by the Creditors’ Committee and the Official Equity Committee, and the Debtors shall file a notice of such selection on or before the date of the Confirmation Hearing.

191. “Plan Administration Trust Agreement” means that certain agreement establishing and governing the Plan Administration Trust, which agreement shall be (a) entered into by and among the Debtors and the Plan Administrator, (b) included in the Plan Supplement, and (c) in form and substance reasonably acceptable to the Debtors, the Plan Administrator, the Creditors’ Committee, and the Official Equity Committee.

192. “Plan Administration Trust” means a trust, of which the Plan Administrator shall serve as trustee, established for the benefit of the Plan Administration Trust Beneficiaries in accordance with the Plan Administration Trust Agreement.

193. “Plan Administration Trust Assets” means (a) the proceeds from the Sale Transactions, (b) the Debtors’ Cash on hand, (c) the Retained Causes of Action, (d) proceeds of the Cyber Insurance Policies, (e) excess amounts in the Professional Fee Escrow Account after the payment in full of all Allowed Professional Fee Claims, as each of the foregoing was held by the Debtors before the Effective Date and as deemed or actually transferred to the Plan Administration Trust on the Effective Date, and (f) the proceeds of all assets described in (a)-(e) hereof.

194. “Plan Administration Trust Beneficiaries” means the Class A Plan Administration Trust Beneficiaries and the Class B Plan Administration Trust Beneficiaries.

195. “Plan Administration Trust Expenses” means all (i) reasonable and documented fees, expenses, and costs incurred by the Plan Administration Trust, the Plan Administrator, or the Representatives in connection with carrying out their respective obligations under the Plan and the Plan Administration Trust Agreement, (ii) amounts which, as of the Effective Date, are owed in satisfaction and payable on account of Administrative Claims, Priority Tax Claims, Other Secured Claims, Other Priority Claims, Allowed Professional Fee Claims (solely to the extent such Claims are not satisfied in full from the Cash available in the Administrative/Priority Claims Reserve or the Professional Fee Escrow Account, as applicable), (iii) GUC Representative Expenses, (iv) Equity Representative Expenses, (v) amounts needed for the maintenance or disposition of the Plan Administration Trust Assets (including, without limitation, Plan Administrator fees, indemnity reserves, attorneys’ fees, the fees of other professionals, and other Persons retained by the Plan Administration Trust, personnel-related expenses, and any taxes imposed on the Plan Administration Trust or in respect of the Plan Administration Trust Assets), and (vi) other expenses incurred in accordance with the Plan and/or the Plan Administration Trust Agreement.

196. “Plan Administration Trust Interests” means the Interests in the Plan Administration Trust to be distributed under the Plan in accordance with the Plan Administration Trust Agreement.

197. “Plan Supplement” means the compilation of documents and forms of documents, term sheets, agreements, schedules, and exhibits to the Plan (in each case, as may be altered, amended, modified, or supplemented from time to time in accordance with the terms hereof and in accordance with the Bankruptcy Code and Bankruptcy Rules) to be Filed not less than seven days prior to the Voting Deadline, to the extent available, and any additional documents Filed prior to the Effective Date as amendments to the Plan Supplement. The Plan Supplement may include the following (including drafts or forms, as applicable), or the material terms of the following, as applicable: (a) the Schedule of Assumed Executory Contracts; (b) the Schedule of Retained Causes of Action; (c) the Plan Administration Trust Agreement (including the identity of the Plan Administrator (if known by the date of filing the Plan Supplement); (d) the GUC Settlement Agreements (including the amounts of the Canadian Data Breach Class Settlement Initial Payment, the Pixel Class Settlement Initial Payment, and the U.S. Data Breach Class Settlement Initial Payment); (e) the Lemonaid Purchase Agreement; (f) the list of Excluded Parties; (g) the identities of the Representatives (if known by the date of filing); and (h) other documentation necessary to effectuate the Plan or that is contemplated by the Plan. For the avoidance of doubt, the Debtors shall have the right to amend, supplement, or modify the Plan Supplement through the Effective Date in accordance with this Plan, the Bankruptcy Code, and the Bankruptcy Rules.

198. “Post-Petition Interest” means interest on the Allowed amount of a Chrome Commercial Claim or Lemonaid Commercial Claims from the Petition Date to and including five Business Days immediately prior to the date a distribution is made on account of such Claim. Post-Petition Interest shall be calculated pursuant to the Holder’s applicable contractual rate or, if no applicable contractual rate exists, the Federal Judgment Rate.

199. “Post-Petition Interest Condition” means (a) with respect to Chrome Commercial Claims, if the provisions of Article IV.D.(d)(i)(a) are satisfied; and (b) with respect to Lemonaid Commercial Claims, if the provisions of Article IV.D.(d)(ii)(a) are satisfied.

200. “Prepetition U.S. Data Breach Arbitration Settlement Agreement” means that certain Settlement and Release Agreement dated as of March 21, 2025 by and between the Chrome Debtors and certain holders of U.S. Data Breach Arbitration Claims (as may be amended, modified, or supplemented from time to time), which agreement has been assumed by the Debtors pursuant to the Prepetition U.S. Data Breach Arbitration Settlement Assumption Order; provided that subject to the Bankruptcy Court’s approval of the U.S. Data Breach Arbitration Settlement Agreement, upon the occurrence and satisfaction of the U.S. Data Breach Arbitration Settlement Agreement Funding Obligation Condition and the Debtors’ funding of the U.S. Data Breach Arbitration Settlement Amount in accordance with the terms of the U.S. Data Breach Arbitration Settlement Agreement, the Prepetition U.S. Data Breach Arbitration Settlement Agreement shall be terminated and of no further force or effect.

201. “Prepetition U.S. Data Breach Arbitration Settlement Assumption Order” means the Order (I) Approving Assumption of the U.S. Data Breach Arbitration Settlement Agreement and (II) Granting Related Relief [Docket No. 1464].

202. “Priority Tax Claim” means any Claim of a Governmental Unit against a Debtor entitled to priority as specified in section 507(a)(8) of the Bankruptcy Code.

203. “Pro Rata” means the proportion that the amount of an Allowed Claim in a particular Class bears to the aggregate amount of all Allowed and Disputed Claims (but excluding Disallowed Claims) in such Class.

204. “Professional” means any Entity (a) employed pursuant to an Order of the Bankruptcy Court in connection with these Chapter 11 Cases pursuant to sections 327, 328, or 1103 of the Bankruptcy Code and to be compensated for services pursuant to sections 327, 328, 329, 330, 331, or 363 of the Bankruptcy Code or (b) awarded compensation and reimbursement by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code.

205. “Professional Fee Claim” means a Claim by a Professional seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Confirmation Date under sections 330, 331, 503(b)(2), 503(b)(3), 503(b)(4), or 503(b)(5) of the Bankruptcy Code to the extent such fees and expenses have not been previously paid; provided, that, for the avoidance of doubt, a Professional Fee Claim made by or on behalf of a Professional retained by the Official Equity Committee shall be subject to the terms of the Official Equity Committee Stipulation and Order, including the OEC Fee Cap contemplated therein.

206. “Professional Fee Escrow Account” means an account, funded by the Debtors with Cash, including any amounts held in the Carve-Out Account (as defined in the DIP Orders), prior to the Effective Date in an amount equal to the Professional Fee Escrow Amount.

207. “Professional Fee Escrow Amount” means the aggregate amount of Professional Fee Claims and other unpaid fees and expenses that Professionals estimate in good faith they have incurred or will incur in rendering services to the Debtors prior to and as of the Effective Date.

208. “Proof of Claim” means a proof of Claim Filed against any of the Debtors in the Chapter 11 Cases by the applicable Claims Bar Date as established by the Bankruptcy Court.

209. “Purchase Agreements” means the Chrome Purchase Agreement and the Lemonaid Purchase Agreement.

210. “Purchasers” means the Chrome Purchaser and the Lemonaid Purchaser.

211. “Reinstate,” “Reinstated,” or “Reinstatement” means with respect to Claims and Interests, that the Claim or Interest shall be rendered Unimpaired in accordance with section 1124 of the Bankruptcy Code.

212. “Released Parties” means each of the following, solely in its capacity as such: (a) the Debtors, (b) the Wind-Down Debtors; (c) the Plan Administrator, (d) the Lemonaid Purchaser; (e) the Creditors’ Committee and its members; (f) the Official Equity Committee and its members; (g) the DIP Lender; (h) the Representatives; (i) with respect to the foregoing clauses (a) through (h), each such Entity’s successors and current and former Affiliates, and such Entities’, their successors’, and their current and former Affiliates’ current and former directors, managers, officers, control persons, equity holders (regardless of whether such interests are held directly or indirectly), affiliated investment funds or investment vehicles, participants, managed accounts or funds, fund advisors, predecessors, successors, assigns, subsidiaries, principals, members, employees, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, investment managers, and other professionals, each in their capacity as such; (j) the Chrome Purchaser Released Parties; and (k) the Cyber Insurers solely to the extent that the Debtors and the Cyber Insurers execute the Cyber Insurance Policy Buyback and Settlement Agreement, the Bankruptcy Court enters an Order approving the Cyber Insurance Policies Buyback and Settlement Motion and the Cyber Insurers perform their obligations under the Cyber Insurance Policy Buyback and Settlement Agreement; provided that no Excluded Party will be a Released Party; provided further that if the Canadian Data Breach Class Settlement Agreement or the Pixel Class Settlement Agreement is not approved on a final basis by the Bankruptcy Court, none of the non-Debtor defendants in the Canadian Data Breach Class Actions or the Pixel Class Action, as applicable, will be a Released Party for purposes of any release provided by any member of the Canadian Data Breach Settlement Class or the Pixel Settlement Class, as applicable, each in their capacities as such; provided further that a release of the Chrome Purchaser Released Parties does not include a release of any Claims and/or Causes of Action of the Debtors arising from or relating to the Chrome Purchase Agreement or any documents related thereto and such release applies solely as to any Claims and/or Causes of Action of the Debtors that arise from the Petition Date through the Effective Date of the Plan.

213. “Releasing Parties” means, each of, and in each case in its capacity as such: (a) the Debtors; (b) the Wind-Down Debtors; (c) the Plan Administrator, (d) the Purchasers, (e) the Creditors’ Committee and its members; (f) the Official Equity Committee and its members; (g) the DIP Lender; (h) the Representatives; (i) all Holders of Claims and Interests that vote to accept the Plan; (j) all Holders of Claims and Interests that are deemed to accept the Plan who do not affirmatively opt out of the releases provided by the Plan by checking the box on the applicable notice of non-voting status indicating that they opt not to grant the releases provided in the Plan; (k) all Holders of Claims and Interests that abstain from voting on the Plan and who do not affirmatively opt out of the releases provided by the Plan by checking the box on the applicable ballot indicating that they opt not to grant the releases provided in the Plan; (l) all Holders of Claims or Interests that vote to reject the Plan or are deemed to reject the Plan and who do not affirmatively opt out of the releases provided by the Plan by checking the box on the applicable ballot or notice of non-voting status indicating that they opt not to grant the releases provided in the Plan; (m) with respect to each of the Entities in the foregoing clauses (a) through (l), each such Entity’s current and former Affiliates (regardless of whether such interests are held directly or indirectly); (n) with respect to each of the Entities in the foregoing clauses (a) through (m), each such Entity’s current and former predecessors, successors, subsidiaries, direct and indirect equityholders, funds, portfolio companies, and management companies; and (o) with respect to each of the Entities in the foregoing clauses (a) through (n), each such Entity’s current and former directors, officers, managers, members, principals, partners, employees, independent contractors, agents, representatives, managed accounts or funds, management companies, fund advisors, investment advisors, advisory board members, financial advisors, partners (including both general and limited partners), consultants, financial advisors, attorneys, accountants, investment bankers, and other professionals; provided that, in each case, an Entity shall not be a Releasing Party if it validly elects to opt out of the releases contained in this Plan, if permitted to opt out; provided further that no Holder that votes to accept the Plan shall be entitled to opt out of, and each such Holder shall be deemed to opt into, the releases; provided further that an Entity shall not be a Releasing Party if it files with the Bankruptcy Court an express objection to its inclusion as a Releasing Party that is not consensually resolved before Confirmation or supports any such objection or objector.

214. “Representatives” means the GUC Representative and the Equity Representative.

215. “Representative Indemnified Parties” means the Representatives and their respective consultants, agents, attorneys, accountants, financial advisors, estates, employees, officers, directors, principals, professionals, and other representatives, each in their respective capacity as such, and any of such Person’s successors and assigns.

216. “Retained Causes of Action” means any Causes of Action that any Debtor may have or be entitled to assert on behalf of its Estate or itself, that are not released or waived by the applicable Debtor pursuant to the Plan, including, among other things, the Causes of Action (a) set forth in the Schedule of Retained Causes of Action and (b) against any Excluded Party.

217. “Sale Order” means the Order (I) Approving (A) the Debtors’ Entry into the Sale Transaction Documents, (B) the Sale to the Purchaser of the Acquired Assets Free and Clear of all Liens, Claims, Interests, and Encumbrances, and (C) the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases; (II) Authorizing the Debtors to Consummate Transactions in Connection therewith; and (III) Granting Related Relief [Docket No. 910].

218. “Sale Transactions” means the Chrome Sale Transaction and the Lemonaid Sale Transaction.

219. “Schedules” means the schedules of assets and liabilities and the statements of financial affairs filed by the Debtors under section 521 of the Bankruptcy Code, Bankruptcy Rule 1007, and the Official Bankruptcy Forms of the Bankruptcy Rules, as such schedules and statements have been or may be supplemented or amended from time to time.

220. “Schedule of Assumed Executory Contracts” means the schedule of certain Executory Contracts to be assumed or assumed and assigned by the Debtors pursuant to the Plan, as the same may be amended, modified, or supplemented from time to time by the Debtors, which shall be included in the Plan Supplement.

221. “Schedule of Retained Causes of Action” means the schedule of certain Causes of Action of the Debtors that are not released, waived, or transferred pursuant to the Plan, as the same may be amended, modified, or supplemented from time to time.

222. “SEC” means the United States Securities and Exchange Commission.

223. “Secured” means, with respect to a Claim, (a) secured by a Lien on property in which any of the Debtors has an interest, which Lien is valid, perfected, and enforceable pursuant to applicable law or by reason of a Final Order of the Bankruptcy Court, or that is subject to setoff pursuant to section 553 of the Bankruptcy Code, to the extent of the value of the interest of the Holder of such Claim in the Debtors’ interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) and any other applicable provision of the Bankruptcy Code or (b) Allowed, pursuant to the Plan or a Final Order of the Bankruptcy Court, as a secured Claim.

224. “Securities Act” means the Securities Act of 1933, 15 U.S.C. §§ 77a–77aa, as now in effect or hereafter amended, and the rules and regulations of the SEC promulgated thereunder.

225. “Security” means a security as defined in section 2(a)(1) of the Securities Act.

226. “Solicitation Materials” means, collectively, all solicitation materials in respect of the Plan and the Disclosure Statement.

227. “Tax Code” means the United States Internal Revenue Code of 1986, as amended.

228. “Third-Party Release” means the release set forth in Article VIII.C of the Plan.

229. “Treasury Regulations” means the regulations promulgated under the Internal Revenue Code by the United States Department of the Treasury pursuant to the Tax Code.

230. “Unimpaired” means, with respect to a Class of Claims or Interests, a Class of Claims or Interests that is unimpaired within the meaning of section 1124 of the Bankruptcy Code.

231. “U.S. Data Breach Arbitration Claims” means any 2023 Cyber Security Incident Claims of 2023 Cyber Security Incident Claimants who elected to arbitrate such claims on a prepetition basis such as by initiating or Filing arbitration demands or providing pre-arbitration dispute notices.

232. “U.S. Data Breach Arbitration Non-Settling Claims” means any U.S. Data Breach Arbitration Claim that is held by a Holder who is not a U.S. Data Breach Arbitration Represented Claimant.

233. “U.S. Data Breach Arbitration Represented Claims” means any U.S. Data Breach Arbitration Claim held by U.S. Data Breach Arbitration Represented Claimants.

234. “U.S. Data Breach Arbitration Represented Claimant” means any Holder of a U.S. Data Breach Arbitration Claim that is represented by U.S. Data Breach Arbitration Settlement Counsel, elects to participate in the U.S. Data Breach Arbitration Settlement and is a party to the U.S. Data Breach Arbitration Settlement Agreement.

235. “U.S. Data Breach Arbitration Settlement” means the compromises and settlements set forth in the U.S. Data Breach Arbitration Settlement Agreement.

236. “U.S. Data Breach Arbitration Settlement Agreement” means a settlement agreement dated as of November [•], 2025 by and among the Debtors, U.S. Data Breach Arbitration Settlement Counsel and U.S. Data Breach Arbitration Represented Claimants.2

237. “U.S. Data Breach Arbitration Settlement Agreement Funding Obligation Condition” means the occurrence and satisfaction of the conditions precedent to the Debtors’ or Plan Administration Trust’s obligation to fund the U.S. Data Breach Arbitration Settlement Amount as set forth in the U.S. Data Breach Arbitration Settlement Agreement.

[2]

As of the date hereof, the Debtors, U.S. Data Breach Arbitration Settlement Counsel and U.S. Data Breach Arbitration Represented Claimants have reached an agreement on the terms of a settlement but have not yet executed the agreement.

238. “U.S. Data Breach Arbitration Settlement Amount” means Cash in an amount equal to $[•] million to be paid to U.S. Data Breach Arbitration Settlement Counsel upon satisfaction of the U.S. Data Breach Arbitration Settlement Agreement Funding Obligation Condition.

239. “U.S. Data Breach Arbitration Settlement Counsel” means Labaton Keller Sucharow LLP, Levi & Korsinsky LLP, Milberg Coleman Bryson Phillips Grossman PLLC, and Tycko & Zavareei LLP, each in their capacity as counsel to the Holders of U.S. Data Breach Arbitration Represented Claims.

240. “U.S. Data Breach Arbitration Settlement Order” means an Order of the Bankruptcy Court authorizing and approving the U.S. Data Breach Arbitration Settlement Agreement under Bankruptcy Rule 9019.

241. “U.S. Data Breach Arbitration Settlement Parties” means the Debtors, U.S. Data Breach Arbitration Settlement Counsel and U.S. Data Breach Arbitration Represented Claimants.

242. “U.S. Data Breach Claims” means any 2023 Cyber Security Incident Claims of 2023 Cyber Security Incident Claimants who resided in the United States during the 2023 Cyber Security Incident Time Frame.

243. “U.S. Data Breach Class Counsel” means Casey Gerry Francavilla Blatt LLP, Keller Rohrback L.L.P., and Stueve Siegel Hanson LLP.

244. “U.S. Data Breach Class Opt-Out Claims” means any U.S. Data Breach Claims held by members of the U.S. Data Breach Settlement Class who validly and timely opt out of, or do not otherwise participate in, the U.S. Data Breach Settlement Class.

245. “U.S. Data Breach Class Proof of Claim” means the Proof of Claim filed by U.S. Data Breach Class Counsel on behalf of the U.S. Data Breach Settlement Class.

246. “U.S. Data Breach Class Settlement” means the compromises and settlements set forth in the U.S. Data Breach Class Settlement Agreement.

247. “U.S. Data Breach Class Settlement Agreement” means that certain Settlement Agreement dated as of August 4, 2025, by and between the Debtors and representatives of U.S. persons whose personal information was impacted by the 2023 Cyber Security Incident (as may be amended, supplemented, or otherwise modified from time to time).

248. “U.S. Data Breach Class Settlement Amount” means value (in the form of Cash or otherwise) to be distributed on account of the Allowed amount of the U.S. Data Breach Class Proof of Claim in accordance with the Pro Rata treatment set forth in the Waterfall Recovery; provided that the Allowed amount of the U.S. Data Breach Class Proof of Claim shall be no less than $30 million; provided further that the total amount of value (in the form of Cash or otherwise) that is distributed on account of the U.S. Data Breach Class Proof of Claim shall not exceed the U.S. Data Breach Settlement Recovery Cap. The U.S. Data Breach Class Settlement Amount shall include (a) the U.S. Data Breach Class Settlement Initial Payment; and (b) the amount of proceeds of the Cyber Insurance Policies allocated to Holders of Allowed Claims in Class 3 in accordance with the Cyber Insurance Proceeds Allocation.

249. “U.S. Data Breach Class Settlement Claims” means U.S. Data Breach Claims that are settled pursuant to the U.S. Data Breach Class Settlement Agreement, including any Proof of Claim timely Filed by a Holder of a U.S. Data Breach Claim who does not validly and timely opt out of the U.S. Data Breach Settlement Class.

250. “U.S. Data Breach Class Settlement Fund” means the qualified settlement fund or such other trust or consented to investment entity in consideration of tax efficiencies and regulatory compliance, as agreed to by U.S. Data Breach Class Counsel and the Debtors or the Plan Administrator, as applicable, in consultation with the Creditors’ Committees or the GUC Representative, as applicable, which shall receive the Class A-8 Plan Administration Trust Interests and administer distributions to Holders of U.S. Data Breach Class Settlement Claims pursuant to the terms of the U.S. Data Breach Settlement Class Benefits Plan.

251. “U.S. Data Breach Class Settlement Fund Reserve” means a segregated account established by the Plan Administrator on or after the Effective Date to be funded with Cash in an amount to be determined by the Plan Administrator, in consultation with the Representatives, to reserve for the U.S. Data Breach Class Settlement Amount, net of the U.S. Data Breach Class Settlement Initial Payment and any amounts paid to satisfy U.S. Data Breach Class Settlement Claims from proceeds of the Cyber Insurance Policies that are allocated to satisfy such Claims.

252. “U.S. Data Breach Class Settlement Initial Payment” means an initial Cash payment in an amount as set forth in the Plan Supplement to be paid as soon as reasonably practicable after Confirmation of the Plan.

253. “U.S. Data Breach Settlement Class” means Holders of U.S. Data Breach Claims who are members of the settlement class contemplated in the U.S. Data Breach Class Settlement Agreement which, for the avoidance of doubt, excludes holders of U.S. Data Breach Arbitration Claims.

254. “U.S. Data Breach Settlement Class Ballot” means the form of ballot sent to U.S. Eligible Class Members to (a) accept or reject the Plan, (b) opt out of the Third-Party Release, and (c) opt out of the U.S. Data Breach Settlement Class.

255. “U.S. Data Breach Settlement Class Benefits Plan” means the benefits plan in respect of the settlement contemplated by the U.S. Data Breach Class Settlement Agreement approved pursuant to the Joint Motion of the Debtors and U.S. Data Breach settlement Class Representatives Pursuant to Sections 105 and 363 of the Bankruptcy Code and Bankruptcy Rules 9019 and 7023 for an Order (I) Preliminarily Approving the Settlement Agreement Between the Debtors and the U.S. Data Breach Settlement Class Representatives; (II) Certifying a Class for Settlement Purposes Only; (III) Approving the Forms and Manner of Notice to Class Members of the Class Certification and Settlement; (IV) Scheduling a Fairness Hearing to Consider Final Approval of the Settlement Agreement and (V) Granting Related Relief [Docket No. 1226].

256. “U.S. Data Breach Settlement Recovery Cap” means the $50 million limit on the aggregate cash distributions to be made on account of the U.S. Data Breach Class Proof of Claim.

257. “U.S. Eligible Class Members” means members of the U.S. Data Breach Settlement Class who timely filed an individual Proof of Claim on account of their 2023 Cyber Security Incident Claims.

258. “U.S. Trustee” means the United States Trustee for the Eastern District of Missouri (Region 13).

259. “Voting Deadline” means the deadlines to vote or modify a prior vote to accept or reject this Plan, as applicable, as set forth in the Order conditionally approving the Disclosure Statement, as such deadlines may be extended or modified from time to time.

260. “Waterfall Recovery” means the priority scheme governing distributions to applicable Holders of Allowed Claims and Interests, as set forth in Article IV.D of the Plan.

261. “Wind-Down” means the orderly wind down and dissolution of the Debtors’ Estates by the Plan Administrator as set forth herein and in the Plan Administration Trust Agreement.

262. “Wind-Down Debtors” means the Debtors, or any successor(s) thereto on or after the Effective Date by merger, consolidation, or otherwise. For the avoidance of doubt, if the Bankruptcy Court approves the Lemonaid Sale Transaction, the Lemonaid Debtors shall not be Wind-Down Debtors.

263. “Wind-Down Expenses” means all reasonable, actual and necessary costs and expenses incurred by the Plan Administration Trust in connection with carrying out the Wind-Down pursuant to the terms of the Plan and Plan Administration Trust Agreement.

264. “Wind-Down Transactions” means the transactions described in Article IV.E. of the Plan and in the Plan Administration Trust Agreement.

B.	Rules of Interpretation

For purposes of this Plan: (a) each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and neuter genders; (b) capitalized terms defined only in the plural or singular form shall nonetheless have their defined meanings when used in the opposite form; (c) unless otherwise specified, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (d) unless otherwise specified, any reference herein to an existing document, schedule, or exhibit shall mean such document, schedule, or exhibit, as it may have been or may be amended, restated, supplemented, or otherwise modified from time to time; (e) unless otherwise specified, all references herein to “Articles” are references to Articles of this Plan; (f) unless otherwise stated, the words “herein,” “hereof,” and “hereto” refer to this Plan in its entirety rather than to a particular portion of this Plan; (g) captions and headings to Articles are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation hereof; (h) the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words “without limitation”; (i) unless otherwise specified herein, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (j) any term used in capitalized form herein that is not otherwise defined, but that is used in the Bankruptcy Code or the Bankruptcy Rules, has the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be; (k) all references to statutes, regulations, Orders, rules of courts, and the like shall mean such statutes, regulations, Orders, rules of courts, and the like as amended from time to time, and as applicable to the Chapter 11 Cases, unless otherwise stated; (l) any reference to an Entity as a Holder of a Claim or Interest includes that Entity’s successors and assigns; (m) any effectuating provisions may be interpreted by the Wind-Down Debtors or the Plan Administrator, as applicable, in a manner consistent with the overall purpose and intent of this Plan or the Confirmation Order, all without further notice to or action, Order, or approval of the Bankruptcy Court or any other Entity, and such interpretation shall control in all respects; (n) except as otherwise provided, any references to the Effective Date shall mean on the Effective Date or as soon as reasonably practicable thereafter; (o) all references to docket numbers of documents Filed in the Chapter 11 Cases are references to the docket numbers under the Bankruptcy Court’s CM/ECF system; (p) unless otherwise specified, all references herein to exhibits are references to exhibits in the Plan Supplement; (q) all references herein to consent, acceptance, or approval shall be deemed to include the requirement that such consent, acceptance, or approval be evidenced by a writing, which may be conveyed by counsel for the respective parties that have such consent, acceptance, or approval rights, including by electronic mail; (r) subject to the provisions of any contract, certificate of incorporation, bylaw, instrument, release, or other agreement or document entered into in connection with the Plan, the rights and obligations arising pursuant to the Plan shall be governed by, and construed and enforced in accordance with applicable federal law, including the Bankruptcy Code and Bankruptcy Rules; and (s) unless otherwise specified, any reference herein to the Plan or any provision thereof shall mean the Plan as it may have been or may be amended, restated, supplemented, or otherwise modified by the Confirmation Order.

C.	Computation of Time

Unless otherwise specifically stated herein, the provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein. If any payment, distribution, act, or deadline under the Plan is required to be made or performed or occurs on a day that is not a Business Day, then the making of such payment or distribution, the performance of such act, or the occurrence of such deadline shall be deemed to be on the next succeeding Business Day, but shall be deemed to have been completed or to have occurred as of the required date.

D.	Governing Laws

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated herein (including in the Plan Supplement), the laws of the State of Delaware, without giving effect to the principles of conflicts of law shall govern the rights, obligations, construction, and implementation of this Plan and the Confirmation Order, any agreements, documents, instruments, or contracts executed or entered into in connection with this Plan or the Confirmation Order (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control); provided that corporate or limited liability company governance matters relating to the Debtors, the Wind-Down Debtors, or the Plan Administration Trust, as applicable, not incorporated or formed (as applicable) in the State of Delaware shall be governed by the laws of the state of incorporation or formation (as applicable) of the applicable Debtor, Wind-Down Debtors, or the Plan Administration Trust, or as otherwise provided in the respective governing documents.

E.	Reference to Monetary Figures

All references in this Plan to monetary figures shall refer to the legal tender of the United States of America, unless otherwise expressly provided.

F.	Reference to the Debtors or the Wind-Down Debtors

Except as otherwise specifically provided in the Plan to the contrary, references in the Plan to the Debtors or to the Wind-Down Debtors mean the Debtors and the Wind-Down Debtors, as applicable, to the extent the context requires.

G.	Controlling Document

In the event of an inconsistency between this Plan and the Disclosure Statement, the terms of this Plan shall control in all respects. In the event of an inconsistency between this Plan and the Plan Supplement, the terms of the relevant document in the Plan Supplement shall control (unless otherwise provided in such Plan Supplement document or in the Confirmation Order). In the event of an inconsistency between the Confirmation Order and this Plan, the Disclosure Statement, or the Plan Supplement, the Confirmation Order shall control.

H.	Certain Consent Rights

Notwithstanding anything herein to the contrary, any and all consultation, information, notice, and consent rights set forth in the Purchase Agreements, or any Definitive Document with respect to the form and substance of the Plan, the Plan Supplement, and all other Definitive Documents, including any amendments, restatements, supplements, or other modifications to such documents, and any consents, waivers, or other deviations under or from any such documents, shall be incorporated herein by this reference (including to the applicable definitions in Article I.A hereof) and fully enforceable as if stated in full herein.

ARTICLE II.

ADMINISTRATIVE, PRIORITY CLAIMS, AND STATUTORY FEES

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, DIP Claims, Professional Fee Claims, and Priority Tax Claims have not been classified and, thus, are excluded from the Classes of Claims and Interests set forth in Article III.

A.	Administrative Claims

Unless otherwise agreed to by the Holder of an Allowed Administrative Claim and the Debtors or the Plan Administrator, as applicable, or otherwise provided for under the Plan, to the extent an Allowed Administrative Claim has not already been paid in full or otherwise satisfied during the Chapter 11 Cases, each Holder of an Allowed Administrative Claim (other than Holders of Professional Fee Claims and Claims for fees and expenses pursuant to section 1930 of chapter 123 of the Judicial Code) shall be paid in full in Cash an amount of Cash equal to the amount of the unpaid portion of such Allowed Administrative Claim in full and final satisfaction, compromise, settlement, release, and discharge of such Administrative Claim in accordance with the following: (1) if such Administrative Claim is Allowed on or prior to the Effective Date, on the Effective Date, or as soon as reasonably practicable thereafter (or, if not then due, when such Allowed Administrative Claim is due or as soon as reasonably practicable thereafter); (2) if such Administrative Claim is not Allowed on or prior to the Effective Date, the first Business Day after the date that is 30 days after the date such Administrative Claim is Allowed, or as soon as reasonably practicable thereafter; (3) if such Allowed Administrative Claim is based on liabilities incurred by the Debtors in the ordinary course of their business, in accordance with the terms and conditions of the particular transaction or course of business giving rise to such Allowed Administrative Claim; (4) at such time and upon such terms as may be agreed upon by the Holder of such Allowed Administrative Claim and the Debtors or the Plan Administrator, as applicable; or (5) at such time and upon such terms as set forth in a Final Order of the Bankruptcy Court.

Except for Claims subject to 11 U.S.C. § 503(b)(9) (for which the July 14, 2025 general Claims Bar Date applies), Claims for fees and expenses pursuant to section 1930 of chapter 123 of the Judicial Code, Professional Fee Claims, Wind-Down Expenses, and Cure Claims, and unless previously Filed or otherwise provided in this Article II.A, requests for payment of Administrative Claims must be submitted pursuant to the procedures specified in the Confirmation Order and the notice of entry of the Confirmation Order no later than the Administrative Claim Bar Date. Objections to such requests must be Filed and served on the Plan Administrator, the Representatives, and the requesting party by the Claims Objection Deadline. After notice and a hearing in accordance with the procedures established by the Bankruptcy Code, the Bankruptcy Rules, and prior Bankruptcy Court Orders, the Allowed amounts, if any, of Administrative Claims shall be determined by, and satisfied in accordance with an order that becomes a Final Order of the Bankruptcy Court.

HOLDERS OF ADMINISTRATIVE CLAIMS THAT ARE REQUIRED TO SUBMIT A REQUEST FOR PAYMENT OF SUCH ADMINISTRATIVE CLAIMS THAT DO NOT SUBMIT SUCH A REQUEST BY THE ADMINISTRATIVE CLAIM BAR DATE SHALL BE FOREVER BARRED, ESTOPPED, AND ENJOINED FROM ASSERTING SUCH ADMINISTRATIVE CLAIMS AGAINST THE DEBTORS, THE WIND-DOWN DEBTORS, THE PLAN ADMINISTRATION TRUST, THE PLAN ADMINISTRATOR, THE REPRESENTATIVES, OR THE PROPERTY OF ANY OF THE FOREGOING, AND SUCH ADMINISTRATIVE CLAIMS SHALL BE DEEMED DISCHARGED AS OF THE EFFECTIVE DATE WITHOUT THE NEED FOR ANY OBJECTION FROM THE DEBTORS, THE WIND-DOWN DEBTORS, THE PLAN ADMINISTRATION TRUST, THE PLAN ADMINISTRATOR, THE REPRESENTATIVES, OR ANY NOTICE TO OR ACTION, ORDER, OR APPROVAL OF THE BANKRUPTCY COURT OR ANY OTHER ENTITY.

B.	Professional Fee Claims

1. Professional Fee Escrow Account

As soon as reasonably practicable after the Confirmation Date and prior to the occurrence of the Effective Date, the Debtors shall establish the Professional Fee Escrow Account. On the Effective Date, the Debtors shall fund the Professional Fee Escrow Account with Cash equal to the Professional Fee Escrow Amount, which funds shall come from the Debtors’ general funds available as of the Effective Date. The Professional Fee Escrow Account shall be maintained in trust for the Professionals and for no other Entities until all Allowed Professional Fee Claims have been irrevocably paid in full to the Professionals pursuant to one or more Final Orders of the Bankruptcy Court. No Liens, Claims, or interests shall encumber the Professional Fee Escrow Account or Cash held on account of the Professional Fee Escrow Account in any way. Such funds shall not be considered property of the Estates, the Debtors, the Wind-Down Debtors, or the Plan Administration Trust; provided, however, that any excess amounts remaining once all Allowed Professional Fee Claims have been irrevocably paid in full, shall be paid to the Plan Administration Trust for distribution in accordance with the Waterfall, without any further action or Order of the Bankruptcy Court.

2. Final Fee Applications and Payment of Professional Fee Claims

All final requests for payment of Professional Fee Claims incurred during the period from the Petition Date through the Confirmation Date shall be Filed no later than 45 calendar days after the Effective Date. After notice (and opportunity for objections) and a hearing, if necessary, in accordance with the procedures established by the Bankruptcy Code, Bankruptcy Rules, and prior Bankruptcy Court Orders, the Allowed amounts of such Professional Fee Claims shall be determined by the Bankruptcy Court. The Plan Administrator shall pay Professional Fee Claims in Cash in the amount the Bankruptcy Court allows from the Professional Fee Escrow Account, after taking into account any prior payments to such Professionals, as soon as reasonably practicable following the date when such Professional Fee Claims are Allowed by entry of an Order of the Bankruptcy Court.

To the extent that funds held in the Professional Fee Escrow Account are unable to satisfy the amount of Allowed Professional Fee Claims owing to the Professionals, such Professionals shall have an Allowed Administrative Claim for any such deficiency, which payment shall be funded from the Plan Administration Trust on the Effective Date or as soon as reasonably practicable in accordance with the Waterfall Recovery. After all Allowed Professional Fee Claims have been paid in full, the escrow agent shall promptly return any excess amounts held in the Professional Fee Escrow Account, if any, to the Plan Administrator without any further action or Order of the Bankruptcy Court.

Notwithstanding anything to the contrary herein, the Professional Fee Claims of the Official Equity Committee shall be subject to the terms of the Official Equity Committee Stipulation and Order, including the OEC Fee Cap.

3. Estimation of Fees and Expenses

To facilitate payment of unbilled fees and expenses incurred through the Confirmation Date, the Professionals shall reasonably estimate their Professional Fee Claims through and including the Confirmation Date, and shall deliver such estimate to the Debtors no later than two days prior to the Effective Date; provided, however, that such estimate shall not be considered a representation with respect to the fees and expenses of such Professional, and Professionals are not bound to any extent by the estimates. If any of the Professionals fails to provide an estimate or does not provide a timely estimate, the Debtors may estimate the unbilled fees and expenses of such Professional. The total amount so estimated shall be utilized by the Debtors to determine the Professional Fee Escrow Amount.

4. Post-Confirmation Date Fees and Expenses

Except as otherwise specifically provided in the Plan, from and after the Confirmation Date, the Plan Administrator shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court, pay in Cash the reasonable and documented legal, professional, or other fees and expenses incurred by the Professionals to the Debtors, the Committees and the Plan Administrator. Upon the Confirmation Date, any requirement that such Professionals comply with sections 327–331, 363, and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Plan Administrator may employ and pay any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court.

C.	Priority Tax Claims

Except to the extent that a Holder of an Allowed Priority Tax Claim agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of, and in exchange for, each Allowed Priority Tax Claim, each Holder of such Allowed Priority Tax Claim shall receive treatment in a manner consistent with section 1129(a)(9)(C) of the Bankruptcy Code. To the extent any Allowed Priority Tax Claim is not due and owing on the Effective Date, such Claim shall be paid in accordance with the terms of any agreement between the Debtors and the Holder of such Claim, or as may be due and payable under applicable non-bankruptcy law, or in the ordinary course of business by the Plan Administrator.

ARTICLE III.

CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

A.	Classification in General

Except for the Claims addressed in Article II hereof, all Claims and Interests are classified in the Classes set forth below for all purposes, including voting, Confirmation, and distributions pursuant to this Plan and in accordance with sections 1122 and 1123(a)(1) of the Bankruptcy Code. A Claim or an Interest is classified in a particular Class only to the extent that such Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any portion of such Claim or Interest qualifies within the description of such other Classes. A Claim or an Interest is also classified in a particular Class for the purpose of receiving distributions pursuant to this Plan, but only to the extent that such Claim or Interest is an Allowed Claim or Allowed Interest in that Class and has not been paid, released, or otherwise satisfied prior to the Effective Date.

B.	Formation of Debtor Groups for Convenience Only

Subject to Article III.F, this Plan groups the Debtors together solely for the purpose of describing treatment under this Plan, Confirmation of this Plan, and making Plan distributions in respect of Claims against and Interests in the Debtors under this Plan. Such groupings shall not affect any Debtor’s status as a separate legal entity, change the organizational structure of the Debtors’ business enterprise, constitute a change of control of any Debtor for any purpose, cause a merger or consolidation of any legal entities, or cause the transfer of any assets. Except as otherwise provided by or permitted under this Plan, all Debtors shall continue to exist as separate legal entities. The Plan is not premised on, and does not provide for, the substantive consolidation of the Debtors with respect to the Classes of Claims or Interests set forth in the Plan, or otherwise.

C.	Summary of Classification

The classification of Claims against and Interests in each Debtor (as applicable) pursuant to this Plan is as set forth below. All of the potential Classes for the Debtors are set forth herein. Certain of the Debtors may not have Holders of Claims or Interests in a particular Class or Classes, and such Classes shall be treated as set forth in Article III.H.

The following chart summarizes the classification of Claims and Interests pursuant to the Plan:3

Class	Claims and Interests	Status	Voting Rights
1	Other Secured Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)

2	Other Priority Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)

3	U.S. Data Breach Class Settlement Claims	Impaired	Entitled to Vote

4	U.S. Data Breach Arbitration Represented Claims	Impaired	Entitled to Vote

5	Canadian Data Breach Class Settlement Claims	Impaired	Entitled to Vote

6	Chrome Commercial Claims	Impaired	Entitled to Vote

7	Chrome Other General Unsecured Claims	Impaired	Entitled to Vote

8	Lemonaid Commercial Claims	Impaired	Entitled to Vote

9	Lemonaid Other General Unsecured Claims	Impaired	Entitled to Vote

10	Intercompany Claims	Unimpaired / Impaired	Not Entitled to Vote (Presumed to Accept or Deemed to Reject)

11	Intercompany Interests	Unimpaired / Impaired	Not Entitled to Vote (Presumed to Accept or Deemed to Reject)

12	HoldCo Interests	Impaired	Entitled to Vote

13	GUC Subordinated Claims	N/A	N/A

14	Pixel Class Settlement Claims	Impaired	Entitled to Vote

D.	Treatment of Claims and Interests

Subject to Article IV hereof, each Holder of an Allowed Claim or Interest, as applicable, shall receive under the Plan the treatment described below in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for such Holder’s Allowed Claim or Interest, except to the extent less favorable treatment is agreed to by the Debtors or the Plan Administrator, as applicable, and the Holder of such Allowed Claim or Interest. Unless otherwise indicated, the Holder of an Allowed Claim or Interest shall receive such treatment on the later of the Effective Date, the date the applicable GUC Settlement Agreement is approved on a final basis, and the date such Holder’s Claim or Interest becomes an Allowed Claim or Interest or as soon as reasonably practicable thereafter.

1.	Class 1 – Other Secured Claims

a.	Classification: Class 1 consists of all Allowed Other Secured Claims.

[3]	The information in the table is provided in summary form and is qualified in its entirety by Article III.D.

b.

Treatment: Except to the extent that a Holder of an Allowed Other Secured Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Other Secured Claim, each Holder of an Allowed Other Secured Claim shall receive, at the option of the Debtors or the Plan Administrator, as applicable:

i.	payment in full in Cash of such Holder’s Allowed Other Secured Claim;

ii.	delivery of the collateral securing such Holder’s Allowed Other Secured Claim; or

iii.	such other treatment rendering such Holder’s Allowed Other Secured Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code.

c.

Voting: Class 1 is Unimpaired under this Plan. Each Holder of an Allowed Other Secured Claim will be conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, each such Holder is not entitled to vote to accept or reject this Plan.

2.	Class 2 – Other Priority Claims

a.	Classification: Class 2 consists of all Allowed Other Priority Claims.

b.

Treatment: Except to the extent that a Holder of an Allowed Other Priority Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Other Priority Claim, each Holder of an Allowed Other Priority Claim shall receive payment in full in Cash or such other treatment in a manner consistent with the provisions of section 1129(a)(9) of the Bankruptcy Code on the following terms: (i) if such Allowed Other Priority Claim is Allowed as of the Effective Date, the Effective Date or as soon thereafter as reasonably practicable (or, if payment is not then due, the date such Allowed Other Priority Claim becomes due and payable, or as soon thereafter as reasonably practicable); and (ii) if such Allowed Other Priority Claim is not Allowed as of the Effective Date, the date such Other Priority Claim is Allowed or as soon thereafter as reasonably practicable. Allowed Other Priority Claims that arise in the ordinary course of the Debtors’ business and which are not due and payable on or before the Effective Date shall be paid in the ordinary course of business in accordance with the terms thereof.

c.

Voting: Class 2 is Unimpaired under this Plan. Each Holder of an Allowed Other Priority Claim will be conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, each such Holder is not entitled to vote to accept or reject this Plan.

3.	Class 3 – U.S. Data Breach Class Settlement Claims

a.	Classification: Class 3 consists of all Allowed U.S. Data Breach Class Settlement Claims.

b.	Treatment: Each Holder of an Allowed U.S. Data Breach Class Settlement Claim, shall receive, in full and final satisfaction, compromise, settlement, and release of, and in exchange for its Claim:

i.

If the U.S. Data Breach Class Settlement Agreement is approved by the Bankruptcy Court on a final basis, their portion of the U.S. Data Breach Class Settlement Fund as set forth in the U.S. Data Breach Settlement Class Benefits Plan, and any such U.S. Data Breach Class Settlement Claims shall be disallowed after entry of an Order approving the U.S. Data Breach Class Settlement on a final basis; or

ii.

If the U.S. Data Breach Class Settlement Agreement is not approved by the Bankruptcy Court on a final basis, all Holders of Allowed U.S. Data Breach Class Settlement Claims shall receive the same treatment as Holders of Allowed Chrome Other General Unsecured Claims.

c.

Voting: Class 3 is Impaired under this Plan. Each U.S. Eligible Class Member will receive a U.S. Data Breach Settlement Class Ballot. Each U.S. Eligible Class Member that does not validly and timely opt out of the U.S. Data Breach Settlement Class will be treated in Class 3 and will be entitled to vote to accept or reject this Plan as a member of Class 3. Any U.S. Eligible Class Member that validly and timely opts out of the U.S. Data Breach Settlement Class will receive the same treatment as Class 7 and will be entitled to accept or reject this Plan as a member of Class 7.

4.	Class 4 – U.S. Data Breach Arbitration Represented Claims

a.	Classification: Class 4 consists of all Allowed U.S. Data Breach Arbitration Represented Claims.

b.	Treatment:

i.

If the U.S. Data Breach Arbitration Settlement is approved prior to the Effective Date, (x) the Claims of Holders of U.S. Data Breach Arbitration Represented Claims shall automatically and without any further action by the Debtors or the Plan Administration Trust be finally and fully satisfied, compromised, settled, released, and disallowed pursuant to the U.S. Data Breach Arbitration Settlement Order as of the Effective Date, Class 4 shall constitute a vacant Class, all votes submitted by Holders of U.S. Data Breach Arbitration Represented Claims through Law Firm Master Ballots shall be disregarded, and such Holders shall not receive a distribution under the Plan but shall receive the payment contemplated by the U.S. Data

Breach Arbitration Settlement Agreement, and (y) notwithstanding anything to the contrary on the ballots submitted by U.S. Data Breach Arbitration Represented Claimants (through Law Firm Master Ballots), the U.S. Data Breach Arbitration Represented Claimants shall be deemed not to opt out of the Third-Party Release.

ii.

If the U.S. Data Breach Arbitration Settlement is not approved prior to the Effective Date, (x) Holders of Allowed U.S. Data Breach Arbitration Represented Claims shall receive the same treatment as Holders of Allowed Chrome Other General Unsecured Claims, (y) notwithstanding anything to the contrary on the ballots submitted by U.S. Data Breach Arbitration Represented Claimants (through Law Firm Master Ballots), U.S. Data Breach Arbitration Represented Claimants shall be deemed to opt out of the Third-Party Release, and (z) the U.S. Data Breach Arbitration Settlement Parties’ rights under the Prepetition U.S. Data Breach Arbitration Settlement Agreement are preserved in accordance with the Prepetition U.S. Data Breach Arbitration Settlement Assumption Order and the Claims Reconciliation Procedures Order.

c.

Voting: Class 4 is Impaired under this Plan. Each Holder of an Allowed U.S. Data Breach Arbitration Represented Claim will be entitled to vote to accept or reject this Plan. The ballots for Holders of Allowed U.S. Data Breach Arbitration Represented Claims shall be distributed only to U.S. Data Beach Arbitration Settlement Counsel.

5.	Class 5 – Canadian Data Breach Class Settlement Claims

a.	Classification: Class 5 consists of all Allowed Canadian Data Breach Class Settlement Claims.

b.	Treatment: Each Holder of an Allowed Canadian Data Breach Settlement Claim shall receive, in full and final satisfaction, compromise, settlement, and release of, and in exchange for its Claim:

i.

If the Canadian Data Breach Class Settlement Agreement is approved by the Bankruptcy Court on a final basis, their portion of the Canadian Data Breach Class Settlement Fund as set forth in the Canadian Data Breach Settlement Class Benefits Plan, and any such Canadian Data Breach Class Settlement Claims shall be disallowed after entry of an Order approving the Canadian Data Breach Class Settlement on a final basis; or

ii.

If the Canadian Data Breach Class Settlement Agreement is not approved by the Bankruptcy Court on a final basis, all Holders of Allowed Canadian Data Breach Class Settlement Claims shall receive the same treatment as Holders of Allowed Chrome Other General Unsecured Claims.

c.

Voting: Each Canadian Eligible Class Member will receive a Canadian Data Breach Settlement Class Ballot. Each Canadian Eligible Class Member that does not validly and timely opt out of the Canadian Data Breach Settlement Class will be treated in Class 5 and will be entitled to vote to accept or reject this Plan as a member of Class 5. Any Canadian Eligible Class Member that validly and timely opts out of the Canadian Data Breach Settlement Class will receive the same treatment as Class 7 and will be entitled to accept or reject this Plan as a member of Class 7.

6.	Class 6 – Chrome Commercial Claims

a.	Classification: Class 6 consists of all Allowed Chrome Commercial Claims.

b.

Treatment: Each Holder of an Allowed Chrome Commercial Claim shall receive, in full and final satisfaction, compromise, settlement, and release of, and in exchange for its Claim, a Pro Rata portion of Class A-1 Plan Administration Trust Interests.

c.	Voting: Class 6 is Impaired under this Plan. Each Holder of an Allowed Chrome Commercial Claim will be entitled to vote to accept or reject this Plan.

7.	Class 7 – Chrome Other General Unsecured Claims

a.	Classification: Class 7 consists of all Allowed Chrome Other General Unsecured Claims.

b.

Treatment: Each Holder of an Allowed Chrome Other General Unsecured Claim shall receive, in full and final satisfaction, compromise, settlement, and release of, and in exchange for its Claim, a Pro Rata portion of the Class A-2 Plan Administration Trust Interests.

c.	Voting: Class 7 is Impaired under this Plan. Each Holder of an Allowed Chrome Other General Unsecured Claim will be entitled to vote to accept or reject this Plan.

8.	Class 8 – Lemonaid Commercial Claims

a.	Classification: Class 8 consists of all Allowed Lemonaid Commercial Claims.

b.

Treatment: Each Holder of an Allowed Lemonaid Commercial Claim shall receive, in full and final satisfaction, compromise, settlement, and release of, and in exchange for its Claim, a Pro Rata portion of the Class A-3 Plan Administration Trust Interests.

c.	Voting: Class 8 is Impaired under this Plan. Each Holder of an Allowed Lemonaid Commercial Claim will be entitled to vote to accept or reject this Plan.

9.	Class 9 – Lemonaid Other General Unsecured Claims

a.	Classification: Class 9 consists of all Allowed Lemonaid Other General Unsecured Claims.

b.

Treatment: Each Holder of an Allowed Lemonaid Other General Unsecured Claim shall receive, in full and final satisfaction, compromise, settlement, and release of, and in exchange for its Claim, a Pro Rata portion of the Class A-4 Plan Administration Trust Interests.

c.	Voting: Class 9 is Impaired under this Plan. Each Holder of an Allowed Lemonaid Other General Unsecured Claim will be entitled to vote to accept or reject this Plan.

10.	Class 10 – Intercompany Claims

a.	Classification: Class 10 consists of all Allowed Intercompany Claims.

b.

Treatment: On the Effective Date, Intercompany Claims may be Reinstated as of the Effective Date solely for the purpose of facilitating the Wind-Down Transactions or, at the Debtors’ option, be cancelled, released, and extinguished without any distribution on account of such Claims.

c.

Voting: Class 10 is deemed Impaired under this Plan and each such Holder of an Intercompany Claim is deemed to accept or reject this Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, each such Holder is not entitled to vote to accept or reject this Plan.

11.	Class 11 – Intercompany Interests

a.	Classification: Class 11 consists of all Allowed Intercompany Interests.

b.

Treatment: On the Effective Date, all Intercompany Interests may be Reinstated as of the Effective Date solely for the purpose of facilitating the Wind-Down Transactions or, at the Debtors’ option, may be cancelled, released, and extinguished, without any distribution on account of such Interest.

c.

Voting: Class 11 is deemed Impaired under this Plan and each such Holder of an Intercompany Claim is deemed to accept or reject this Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, each such Holder is not entitled to vote to accept or reject this Plan.

12.	Class 12 – HoldCo Interests

a.	Classification: Class 12 consists of all Allowed HoldCo Interests.

b.

Treatment: Each Holder of an Allowed HoldCo Interest shall receive, in full and final satisfaction, compromise, settlement, and release of, and in exchange for its Interest, a portion of the Class B Plan Administration Trust Interests, as set forth in the Plan Administration Trust Agreement.

c.	Voting: Class 12 is Impaired under the Plan. Each Holder of an Allowed HoldCo Interest will be entitled to vote to accept or reject this Plan.

13.	Class 13 – GUC Subordinated Claims

a.	Classification: Class 13 consists of all Allowed GUC Subordinated Claims.

b.

Treatment: Each Holder of an Allowed GUC Subordinated Claim shall receive, in full and final satisfaction, compromise, settlement, and release of, and in exchange for its Claim, a Pro Rata portion of the Class A-5 Plan Administration Trust Interests.

c.	Voting: Class 13 is Impaired under the Plan. Each Holder of an Allowed GUC Subordinated Claim will be entitled to vote to accept or reject this Plan.[4]

14.	Class 14 – Pixel Class Settlement Claims

a.	Classification: Class 14 consists of all Allowed Pixel Class Settlement Claims.

b.	Treatment: Each Holder of an Allowed Pixel Class Settlement Claim shall receive, in full and final satisfaction, compromise, settlement, and release of, and in exchange for its Claim:

i.

If the Pixel Class Settlement Agreement is approved by the Bankruptcy Court on a final basis, their portion of the Pixel Class Settlement Fund as set forth in the Pixel Settlement Class Benefits Plan, and any such Pixel Class Settlement Claims shall be disallowed after entry of an Order approving the Pixel Class Settlement on a final basis; or

[4]	There will not be any Holders of GUC Subordinated Claims at the time of soliciting votes in respect of the Plan.

ii.

If the Pixel Class Settlement Agreement is not approved by the Bankruptcy Court on a final basis, all Holders of Allowed Pixel Class Settlement Claims shall receive the same treatment as Holders of Allowed Lemonaid Other General Unsecured Claims.

c.

Voting: Each Pixel Eligible Class Member will receive a Pixel Settlement Class Ballot. Each Pixel Eligible Class Member that does not validly and timely opt out of the Pixel Settlement Class will be treated in Class 14 and will be entitled to vote to accept or reject this Plan as a member of Class 14. Any Pixel Class Member that validly and timely opts out of the Pixel Settlement Class will receive the same treatment as Class 9 and will be entitled to accept or reject this Plan as a member of Class 9.

E.	Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code

Section 1129(a)(10) of the Bankruptcy Code shall be satisfied for purposes of Confirmation by acceptance of the Plan by at least one Impaired Class of Claims. The Debtors shall seek Confirmation of this Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class of Claims or Interests. The Debtors reserve the right to modify this Plan in accordance with Article X to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification, including by modifying the treatment applicable to a Class of Claims or Interests to render such Class of Claims or Interests Unimpaired to the extent permitted by the Bankruptcy Code and the Bankruptcy Rules.

F.	No Substantive Consolidation

Although this Plan is presented as a joint plan pursuant to Chapter 11 of the Bankruptcy Code for administrative purposes, this Plan does not provide for the substantive consolidation of the Debtors’ Estates, and on the Effective Date, the Debtors’ Estates shall not be deemed to be substantively consolidated for any reason. Except as expressly provided herein, nothing in this Plan, the Confirmation Order or the Disclosure Statement shall constitute or be deemed to constitute a representation that any one or all of the Debtors is subject to or liable for any Claims or Interests against or in any other Debtor. Notwithstanding the foregoing, in no case shall the aggregate value of all property received or retained under the Plan on account of any Allowed Claim exceed the amount of the Allowed Claim.

On the Effective Date, and solely for administrative purposes to facilitate distributions: (1) all Chrome General Unsecured Claims against each of the Chrome Debtors shall be deemed merged and treated as liabilities of the consolidated Chrome Debtors to the extent Allowed;(2) all Lemonaid General Unsecured Claims against each of the Lemonaid Debtors shall be deemed merged and treated as liabilities of the consolidated Lemonaid Debtors to the extent Allowed; and (3) each and every Chrome General Unsecured Claim or Lemonaid General Unsecured Claim filed in any of the Chapter 11 Cases shall be treated as filed against the consolidated Chrome Debtors or the consolidated Lemonaid Debtors, as applicable, and shall be treated as one Chrome General Unsecured Claim or one Lemonaid General Unsecured Claim.

For the avoidance of doubt, for purposes of determining the availability of the right of setoff under section 553 of the Bankruptcy Code, the Debtors shall be treated as separate entities so that, subject to the other provisions of section 553 of the Bankruptcy Code, debts due to any of the Debtors may not be set off against the liabilities of any of the other Debtors. Such administrative consolidation is solely for the purpose of facilitating distributions to holders of Chrome General Unsecured Claims and Lemonaid General Unsecured Claims under this Plan and shall not affect the legal and corporate structures of the Wind-Down Debtors. Moreover, such administrative consolidation shall not affect any subordination provisions set forth in any agreement relating to any Chrome General Unsecured Claim or Lemonaid General Unsecured Claim, as applicable, or the ability of the Plan Administrator or the Representatives to seek to have any Chrome General Unsecured Claim or Lemonaid General Unsecured Claim, as applicable, subordinated in accordance with any contractual rights or equitable principles.

G.	Special Provision Governing Unimpaired Claims or Interests

Except as otherwise set forth in this Plan or the Confirmation Order, nothing shall affect the Debtors’, the Wind-Down Debtors’, the Plan Administrator’s, or the Representatives’ as applicable, rights in respect of any Unimpaired Claims or Interests, including all rights in respect of legal and equitable defenses to or setoffs or recoupment against any such Unimpaired Claims or Interests.

H.	Elimination of Vacant Classes

Any Class of Claims or Interests that does not have a Holder of an Allowed Claim or Allowed Interest or a Claim or Interest temporarily Allowed by the Bankruptcy Court as of the date of the commencement of the Confirmation Hearing shall be considered vacant and deemed eliminated from this Plan for purposes of voting to accept or reject this Plan and for purposes of determining acceptance or rejection of this Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

I.	Acceptance by Impaired Classes

An Impaired Class of Claims shall have accepted this Plan if, not counting the vote of any Holder designated under section 1126(e) of the Bankruptcy Code or any insider under section 101(31) of the Bankruptcy Code, (a) the Holders of at least two-thirds in amount of the Allowed Claims actually voting in the Class have voted to accept this Plan, and (b) the Holders of more than one-half in number of the Allowed Claims actually voting in the Class have voted to accept this Plan.

J.	Voting Classes; Presumed Acceptance by Non-Voting Classes

If a Class contains Claims eligible to vote and no Holders of Claims eligible to vote in such Class vote to accept or reject this Plan, the Holders of such Claims in such Class shall be deemed to have accepted the Plan.

K.	Controversy Concerning Impairment

If a controversy arises as to whether any Claims or Interests, or any Class of Claims or Interests, are Impaired or properly classified under the Plan, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date.

L.	Relative Rights and Priorities

Unless otherwise expressly provided in this Plan or the Confirmation Order, the allowance, classification, and treatment of all Allowed Claims and Interests and the respective distributions and treatments under this Plan take into account and conform to the relative priority and rights of such Claims or Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510 of the Bankruptcy Code, or otherwise, and any other rights impacting relative lien priority and/or priority in right of payment, and any such rights shall be released pursuant to the Plan. Pursuant to section 510 of the Bankruptcy Code, the Debtors, the Wind-Down Debtors, the Plan Administrator and the Representatives, as applicable, reserve the right to reclassify any Allowed Claim or Interest in accordance with any contractual, legal, or equitable subordination relating thereto.

ARTICLE IV.

MEANS FOR IMPLEMENTATION OF THIS PLAN

A.	General Settlement of Claims and Interests

As discussed in the Disclosure Statement and as otherwise provided herein, pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, to the maximum extent permitted by the Bankruptcy Code, and in consideration for the classification, distributions, releases, and other benefits provided under the Plan, on the Effective Date, the provisions of the Plan shall constitute and be deemed a good-faith compromise and settlement of all Claims, Interests, Causes of Action, and controversies released, settled, compromised, or otherwise resolved pursuant to the Plan, including the U.S. Data Breach Class Settlement, the U.S. Data Breach Arbitration Settlement, the Canadian Data Breach Class Settlement, the Pixel Class Settlement, and a settlement amongst the Debtors and the Committees. Subject to Article VII hereof, all distributions made to Holders of Allowed Claims and Interests in any Class are intended to be and shall be final.

1. U.S. Data Breach Class Settlement. On October 2, 2025, the Bankruptcy Court entered an Order (I) Preliminarily Approving the U.S. Data Breach Settlement Agreement Between the Debtors and Settlement Class Representatives; (II) Preliminarily Certifying the Class for Settlement Purposes Only; (III) Approving the Form and Manner of Notice to Class Members of the Class Certification and Settlement; (IV) Scheduling a Fairness Hearing to Consider Final Approval of the Settlement Agreement and (V) Granting Related Relief [Docket No. 1450], approving the U.S. Data Breach Class Settlement on a preliminarily basis under Bankruptcy Rules 9019 and 7023. The U.S. Data Breach Class Settlement Agreement sets forth the terms of the proposed class settlement, including, among other things, payment of the U.S. Data Breach Class Settlement Amount to the U.S. Data Breach Class Settlement Fund as a compromise and settlement of all U.S. Data Breach Class Settlement Claims; provided that, for the avoidance of doubt, U.S. Data Breach Class Opt-Out Claims shall not be compromised or settled pursuant to the U.S. Data Breach Class Settlement and such U.S. Data Breach Class Opt-Out Claims shall receive the same treatment as Chrome Other General Unsecured Claims for all purposes, including voting, Confirmation, and distributions pursuant to the Plan. If the U.S. Data Breach Class Settlement Agreement is not approved by the Bankruptcy Court on a final basis, all U.S. Data Breach Class Settlement Claims shall receive the same treatment as Chrome Other General Unsecured Claims for purposes of distributions pursuant to the Plan.

2. U.S. Data Breach Arbitration Settlement. On October 8, 2025, the Bankruptcy Court entered the Prepetition U.S. Data Breach Arbitration Settlement Assumption Order, approving the Debtors’ assumption of the Prepetition U.S. Data Breach Arbitration Settlement Agreement.

As of the date hereof, the Debtors, U.S. Data Breach Arbitration Settlement Counsel and U.S. Data Breach Arbitration Represented Claimants have agreement on the terms of a settlement that contemplate resolution of approximately 32,000 U.S. Data Breach Arbitration Claims filed by U.S. Data Breach Arbitration Settlement Counsel in these Chapter 11 Cases on behalf of the U.S. Data Breach Arbitration Represented Claimants. Once the U.S. Data Breach Arbitration Settlement Agreement is executed, the Debtors intend to file a motion for entry of an order authorizing and approving the U.S. Data Breach Arbitration Settlement Agreement under Rule 9019 of the Bankruptcy Rules.

If the U.S. Data Breach Arbitration Settlement is approved by the Bankruptcy Court prior to the Effective Date, the Claims of Holders of U.S. Data Breach Arbitration Represented Claims shall automatically and without any further action by the Debtors or the Plan Administration Trust be finally and fully satisfied, compromised, settled, released, and disallowed pursuant to the U.S. Data Breach Arbitration Settlement Order as of the Effective Date. Further, subject to the Bankruptcy Court’s approval of the U.S. Data Breach Arbitration Settlement Agreement, upon the occurrence and satisfaction of the U.S. Data Breach Arbitration Settlement Agreement Funding Obligation Condition and the Debtors’ funding of the U.S. Data Breach Arbitration Settlement Amount in accordance with the terms of the U.S. Data Breach Arbitration Settlement Agreement, the Prepetition U.S. Data Breach Arbitration Settlement Agreement shall be terminated and of no further force or effect solely as to U.S. Data Breach Arbitration Settlement Counsel and U.S. Data Breach Arbitration Represented Claimants; provided that, with respect to the Debtors and any Holder of a U.S. Data Breach Arbitration Non-Settling Claim that is a party to the Prepetition U.S. Data Breach Arbitration Settlement Agreement, such parties’ rights under the Prepetition U.S. Data Breach Arbitration Settlement Agreement, the Prepetition U.S. Data Breach Arbitration Settlement Assumption Order and the Claims Reconciliation Procedures Order are preserved.

If the U.S. Data Breach Arbitration Settlement is not approved by the Bankruptcy Court prior to the Effective Date, Holders of Allowed U.S. Data Breach Represented Claims shall receive the same treatment as Holders of Allowed Chrome Other General Unsecured Claims, and the U.S. Data Breach Arbitration Settlement Parties’ rights under the Prepetition U.S. Data Breach Arbitration Settlement Agreement are preserved in accordance with the Prepetition U.S. Data Breach Arbitration Settlement Assumption Order and the Claims Reconciliation Procedures Order.

For the avoidance of doubt, any Holder of a U.S. Data Breach Arbitration Non-Settling Claim shall be deemed a Holder of a Class 7 Chrome Other General Unsecured Claim for purposes of allowance and distribution and will be subject to the Claims Reconciliation Procedures. The rights of the Debtors and Holders of U.S. Data Breach Arbitration Non-Settling Claims who are parties to the Prepetition U.S. Data Breach Arbitration Settlement Agreement are preserved in accordance with the Prepetition U.S. Data Breach Arbitration Settlement Assumption Order and the Claims Reconciliation Procedures Order, as applicable.

3. Canadian Data Breach Class Settlement. On October 2, 2025, the Bankruptcy Court entered an Order (I) Preliminarily Approving the Canadian Data Breach Settlement Agreement Between the Debtors and the Canadian Plaintiffs; (II) Preliminarily Certifying a Class for Settlement Purposes Only; (III) Approving the Form and Manner of Notice to Class Members of the Class Certification and Settlement; (IV) Scheduling a Fairness Hearing to Consider Final Approval of the Settlement Agreement; and (V) Granting Related Relief [Docket No. 1449], approving the Canadian Data Breach Class Settlement on a preliminarily basis under Bankruptcy Rules 9019 and 7023. The Canadian Data Breach Class Settlement Agreement sets forth the terms of the proposed class settlement, including, among other things, payment of the Canadian Data Breach Class Settlement Amount to the Canadian Data Breach Class Settlement Fund as a compromise and settlement of all Canadian Data Breach Class Settlement Claims; provided that, for the avoidance of doubt, Canadian Data Breach Class Opt-Out Claims shall not be compromised or settled pursuant to the Canadian Data Breach Class Settlement and such Canadian Data Breach Class Opt-Out Claims shall receive the same treatment as Chrome Other General Unsecured Claims for all purposes, including voting, Confirmation, and distributions pursuant to the Plan. If the Canadian Data Breach Class Settlement Agreement is not approved by the Bankruptcy Court on a final basis, all Canadian Data Breach Class Settlement Claims shall receive the same treatment as Chrome Other General Unsecured Claims for purposes of distributions pursuant to the Plan.

4. Pixel Class Settlement. On October 2, 2025, the Bankruptcy Court entered an Order (I) Preliminarily Approving the Pixel Class Settlement Agreement Between the Debtors and the Pixel Plaintiffs; (II) Preliminarily Certifying a Class for Settlement Purposes Only; (III) Approving the Form and Manner of Notice to Class Members of the Class Certification and Settlement; (IV) Scheduling a Fairness Hearing to Consider Final Approval of the Settlement Agreement; and (V) Granting Related Relief [Docket No. 1451], approving the Pixel Class Settlement on a preliminarily basis under Bankruptcy Rules 9019 and 7023. The Pixel Class Settlement Agreement sets forth the terms of the proposed class settlement, including, among other things, payment of the Pixel Class Settlement Amount to the Pixel Class Settlement Fund as a compromise and settlement of all Pixel Class Settlement Claims; provided that, for the avoidance of doubt, Pixel Settlement Class Opt-Out Claims shall not be compromised or settled pursuant to the Pixel Class Settlement and such Pixel Settlement Class Opt-Out Claims shall receive the same treatment as Lemonaid Other General Unsecured Claims for all purposes, including voting, Confirmation, and distributions pursuant to the Plan. If the Pixel Class Settlement Agreement is not approved by the Bankruptcy Court on a final basis, all Pixel Class Settlement Claims shall receive the same treatment as Lemonaid Other General Unsecured Claims for purposes of distributions pursuant to the Plan.

B.	Sources of Consideration for Plan Distributions

The Debtors shall fund distributions under the Plan with: (a) the proceeds from the Sale Transactions, (b) the Debtors’ Cash on hand, (c) the proceeds of any Retained Causes of Action, and (d) the proceeds of Cyber Insurance Policies, in each case, subject to and in accordance with the Plan (including the Waterfall Recovery) and the Plan Administration Trust Agreement. Each distribution and issuance referred to in Article VII of the Plan shall be governed by the terms and conditions set forth in the Plan applicable to such distribution or issuance and by the terms and conditions of the instruments or other documents evidencing or relating to such distribution or issuance, including the Plan Administration Trust Agreement, which terms and conditions shall bind each Entity receiving such distribution or issuance.

C.	Establishment of Trust Reserve Accounts

On, before, or after the Effective Date, the Debtors and/or the Plan Administrator shall, in consultation with the Committees and/or the Representatives, establish each of the Administrative / Priority Claims Reserve, the U.S. Data Breach Class Settlement Fund Reserve, the Canadian Data Breach Class Settlement Fund Reserve, and the Pixel Class Settlement Fund Reserve. Following the receipt of proceeds from the Cyber Insurance Policies, the Debtors or the Plan Administrator, as applicable, shall establish the Cyber Insurance Reserve. On or after the Effective Date, the Plan Administrator may, in consultation with the Representatives, establish the Chrome Disputed Claims Reserve and the Lemonaid Disputed Claims Reserve.

a.	Administrative / Priority Claims Reserve

On or before the Effective Date, the Debtors or the Plan Administrator, as applicable, in consultation with the Committees or the Representatives, as applicable, shall establish the Administrative / Priority Claims Reserve by depositing Cash in the amount of the Administrative / Priority Claims Reserve Amount into the Administrative / Priority Claims Reserve in accordance with the terms of the Plan Administration Trust Agreement. The Administrative / Priority Claims Reserve Amount shall be used to pay Holders of all Allowed Other Priority Claims, Allowed Administrative Claims (other than Professional Fee Claims), Allowed Priority Tax Claims, and Allowed Other Secured Claims in full in Cash.

If all or any portion of any such Claim shall become a Claim that is not Allowed, then the amount on deposit in the Administrative / Priority Claims Reserve attributable to such surplus or such Disallowed Claim, including the interest that has accrued on said amount while on deposit in the Administrative / Priority Claims Reserve, shall remain in the Administrative / Priority Claims Reserve to the extent that the Plan Administrator reasonably determines necessary to ensure that the Cash remaining in the Administrative / Priority Claims Reserve is sufficient to ensure that all Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Other Priority Claims, or other Allowed Other Secured Claims will be paid in accordance with the Plan without any further action or order of the Bankruptcy Court. Any amounts remaining in the Administrative / Priority Claims Reserve after payment of all Allowed Administrative Claims, Allowed Other Priority Tax Claims, Allowed Other Priority Claims, or other Allowed Other Secured Claims shall be distributed by the Plan Administrator in accordance with the Waterfall Recovery, the Plan, and the Plan Administration Trust Agreement.

b.	Data Breach and Pixel Settlement Reserves

On, before, or after the Effective Date, the Debtors and/or the Plan Administrator shall establish the U.S. Data Breach Class Settlement Fund Reserve, the Canadian Data Breach Class Settlement Fund Reserve, and the Pixel Class Settlement Fund Reserve in accordance with the terms of the Plan Administration Trust Agreement, the U.S. Data Breach Class Settlement Agreement, the Canadian Data Breach Class Settlement Agreement, the U.S. Data Breach Arbitration Settlement Agreement, and the Pixel Class Settlement Agreement, as applicable.

c.	Cyber Insurance Reserve

On, before or after the Effective Date, the Debtors or the Plan Administrator, as applicable, shall establish the Cyber Insurance Reserve. Following the receipt of proceeds remaining under the Cyber Insurance Policies, the Debtors or the Plan Administration Trust, as applicable, shall transfer such proceeds to the Cyber Insurance Reserve to be distributed in accordance with the terms of the Plan and the Plan Administration Trust Agreement.

d.	Chrome Disputed Claims Reserve

On or after the Effective Date, the Plan Administrator may establish the Chrome Disputed Claims Reserve for Claims that are contingent or have not yet been Allowed, in an amount or amounts as reasonably determined by the Plan Administrator, in consultation with the Representatives. On or after the Effective Date, the Plan Administrator, in consultation with the Representatives, may deposit Cash into or withdraw Cash from the Chrome Disputed Claims Reserve if the Chrome Disputed Claims Amount changes at any time in accordance with the Plan Administration Trust Agreement.

e.	Lemonaid Disputed Claims Reserve

On or after the Effective Date, the Plan Administrator may establish the Lemonaid Disputed Claims Reserve for Claims that are contingent or have not yet been Allowed, in an amount or amounts as reasonably determined by the Plan Administrator, in consultation with the Representatives. On or after the Effective Date, the Plan Administrator, in consultation with the Representatives may deposit Cash into or withdraw Cash from the Lemonaid Disputed Claims Reserve if the Lemonaid Disputed Claims Amount changes at any time in accordance with the Plan Administration Trust Agreement.

f.	GUC Subordinated Claims Reserve

On or after the Effective Date, the Plan Administrator may establish a GUC Subordinated Claims Reserve in an amount or amounts reasonably determined by the Plan Administrator, in consultation with the Representatives, to provide for the payment of GUC Subordinated Claims pending their allowance, in the event that all Allowed General Unsecured Claims have been paid in full in accordance with this Plan, such that Holders of Allowed GUC Subordinated Claims shall be entitled to receive a distribution under the Plan.

D.	Distributable Proceeds / Waterfall Recovery

The various escrows, trusts, reserves and consideration contemplated in the Plan, shall be funded or otherwise be paid to the applicable Holders of Allowed Claims and Interests, in the following priority and amounts (the “Waterfall Recovery”):

a.	First, the funding of the Administrative / Priority Claims Reserve and the Professional Fee Escrow Account;

b.

Second, payment in full in Cash of Allowed (a) Professional Fee Claims and/or (b) Administrative Claims, Priority Tax Claims, Other Priority Claims, and/or Other Secured Claims, in each case, to the extent such claims exceed the Professional Fee Escrow Amount and/or the Administrative / Priority Claims Reserve Amount, respectively;

c.

Third, funding of the Chrome Disputed Claims Reserve (if any), the Lemonaid Disputed Claims Reserve (if any), the U.S. Data Breach Class Settlement Fund Reserve, the Canadian Data Breach Class Settlement Fund Reserve, and the Pixel Class Settlement Fund Reserve, in each case, subject to and in accordance with the Plan Administration Trust Agreement, the U.S. Data Breach Class Settlement Agreement, the Canadian Data Breach Class Settlement Agreement, and the Pixel Class Settlement Agreement, as applicable;

d.	Fourth, payment of General Unsecured Claims as follows:

i.	Chrome General Unsecured Claims:

a)

If the total amount of Allowed Chrome General Unsecured Claims (subject to the U.S. Data Breach Settlement Recovery Cap) net of (x) any amounts of such Claims satisfied from the Cyber Insurance Reserve and (y) any amounts satisfied on account of the Allowed Pixel Class Proof of Claim from the Lemonaid Distributable Proceeds is less than Chrome Distributable Proceeds:

1.

Funding of the total Allowed amounts of the U.S. Data Breach Class Proof of Claim (subject to the U.S. Data Breach Settlement Recovery Cap) and the Canadian Data Breach Class Proof of Claim into the U.S. Data Breach Class Settlement Fund and the Canadian Data Breach Class Settlement Fund, respectively, in each case net of any amounts previously funded or paid to satisfy such Claims (including the U.S. Data Breach Class Settlement Initial Payment, the U.S. Data Breach Class Settlement Fund Reserve, the Canadian Data Breach Settlement Initial Payment, the Canadian Data Breach Settlement Fund Reserve, or any amounts from the Cyber Insurance Reserve);

2.

Funding of the Pixel Class Settlement Fund based on the total Allowed amount of the Pixel Class Proof of Claim, net of any amounts satisfied from the Lemonaid Distributable Proceeds or previously funded or paid to satisfy such Claim (including the Pixel Class Settlement Initial Payment, the Pixel Class Settlement Fund Reserve, or any amounts from the Cyber Insurance Reserve);

3.	Payment in full of all Allowed Chrome Commercial Claims, plus Post-Petition Interest;

4.	Payment in full of all Allowed Chrome Other General Unsecured Claims;

b)

If the total amount of Allowed Chrome General Unsecured Claims net of (x) any amounts of such Claims satisfied from the Cyber Insurance Reserve and subject to the U.S. Data Breach Settlement Recovery Cap plus (y) Allowed Pixel Class Proof of Claim net of any amounts satisfied on account of such claim from the Lemonaid Distributable Proceeds is more than Chrome Distributable Proceeds:

1.

Funding of the U.S. Data Breach Class Settlement Fund and the Canadian Data Breach Class Settlement Fund with amounts based on (A) the total Allowed amounts of the U.S. Data Breach Class Proof of Claim (subject to the U.S. Data Breach Settlement Recovery Cap) and the Canadian Data Breach Class Proof of Claim, less (B) any amounts previously funded or paid to satisfy such Claims including any amounts from the Cyber Insurance Reserve, and multiplied by (C) a ratio based on the total amount of Chrome Distributable Proceeds divided by the total amount of Allowed Chrome General Unsecured Claims (the “Chrome Recovery Ratio”);

2.

Funding of the Pixel Class Settlement Fund with amounts based on (A) the total Allowed amount of the Pixel Class Proof of Claim, less (B) any amounts paid on account of the Allowed amount of the Pixel Class Proof of Claim from the Lemonaid Distributable Proceeds and/or previously funded or paid to satisfy such Claim including any amounts from the Cyber Insurance Reserve, and multiplied by (C) the Chrome Recovery Ratio;

3.	Payments based on the Chrome Recovery Ratio applied against all Allowed Chrome Other General Unsecured Claims and Allowed Chrome Commercial Claims;

ii.	Lemonaid General Unsecured Claims:

a)	If the total amount of Allowed Lemonaid Other General Unsecured Claims and Allowed Lemonaid Commercial Claims is less than the Lemonaid Distributable Proceeds:

1.

Funding of the Pixel Class Settlement Fund based on the total Allowed amount of the Pixel Class Proof of Claim, net of any amounts satisfied from the Lemonaid Distributable Proceeds or previously funded or paid to satisfy such Claims (including the Pixel Class Settlement Initial Payment, the Pixel Class Settlement Fund Reserve, or any amounts from the Cyber Insurance Reserve);

2.	Payment in full of all Allowed Lemonaid Commercial Claims, plus Post-Petition Interest;

3.	Payment in full of all Allowed Lemonaid Other General Unsecured Claims;

b)	If the total amount of Allowed Lemonaid Other General Unsecured Claims and Allowed Lemonaid Commercial Claims is more than Lemonaid Distributable Proceeds:

1.

Funding of the Pixel Class Settlement Fund with amounts based on (x) the total Allowed amounts of the Pixel Class Proof of Claim, less (y) any amounts previously funded or paid to satisfy such Claims including amounts from the Cyber Insurance Reserve, and multiplied by (z) a ratio based on the total amount of Lemonaid Distributable Proceeds divided by the total amount of Allowed Lemonaid General Unsecured Claims (the “Lemonaid Recovery Ratio”);

2.	payments based on the Lemonaid Recovery Ratio applied against all Allowed Lemonaid Other General Unsecured Claims and Allowed Lemonaid Commercial Claims;

e.

Fifth, if there are any remaining Distributable Proceeds after the payments and funding contemplated in the foregoing, payment of all Allowed GUC Subordinated Claims on a Pro Rata basis based on the total amount of Allowed GUC Subordinated Claims; and

f.

Sixth, if there are any remaining Distributable Proceeds after the payments and funding contemplated in the foregoing, any such remaining proceeds to be distributed Pro Rata among Holders of Allowed HoldCo Interests.

For the avoidance of any doubt, to the extent there is sufficient Cash for distribution after satisfaction of clauses (a)-(c) above, it is the Debtors’ intent to pay all Allowed Chrome General Unsecured Claims and all Allowed Lemonaid General Unsecured Claims in full as set forth above.

E.	Plan Administration Trust

1. Creation of the Plan Administration Trust

On or prior to the Effective Date, the Debtors shall take all necessary steps to establish the Plan Administration Trust in accordance with the Plan and the Plan Administration Trust Agreement. As of the Effective Date, the Plan Administration Trust Agreement shall be executed by the Debtors and the Plan Administrator, and the Plan Administration Trust shall be created.

The Plan Administration Trust Agreement generally will provide for, among other things: (a) the transfer of the Plan Administration Trust Assets to the Plan Administration Trust; (b) management and governance of the Plan Administration Trust; (c) the process for reconciling and administering Claims; (d) the authority of the Plan Administrator to prosecute, settle, compromise, abandon, dismiss, or otherwise resolve any Retained Causes of Action; (e) the authority of the Representatives to oversee the actions taken by the Plan Administrator in accordance with the Plan Administration Trust Agreement and to raise any issues arising from or related to the Plan Administration Trust Agreement before the Bankruptcy Court for resolution; (f) the payment of Plan Administration Trust Expenses; and (g) the procedures for distributing the Plan Administration Trust Assets to the Plan Administration Trust Beneficiaries, in accordance with the Waterfall Recovery, the Plan, and the Plan Administration Trust Agreement, with no objective to continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to, and consistent with, the purpose of the Plan Administration Trust and the purposes described in the Plan. Upon the transfer of the Debtors’ assets to the Plan Administration Trust, the Debtors will have no reversionary or further interest in or with respect to the Plan Administration Trust Assets.

2. Plan Administrator

Upon the Effective Date, the Plan Administration Trust, acting by and through the Plan Administrator, shall be the exclusive administrator of the Plan Administration Trust Assets for purposes of 31 U.S.C. § 3713(b) and 26 U.S.C. § 6012(b)(3), as well as the representatives of the Estate of each of the Debtors appointed pursuant to section 1123(b)(3)(B) of the Bankruptcy Code, solely for purposes of carrying out the duties specified in the Plan Administration Trust Agreement. Subject to the terms and conditions hereof, the powers, rights, and responsibilities of the Plan Administrator shall be specified in the Plan Administration Trust Agreement. The Plan Administrator shall hold and distribute plan distributions in accordance with the provisions of this Plan and the Plan Administration Trust Agreement. The Debtors will disclose in advance of the Confirmation Hearing as part of the Plan Supplement, to the extent known at such time, the identity and affiliations of any Person proposed to serve as the Plan Administrator.

The Plan Administration Trust may employ, without further order of the Bankruptcy Court, professionals to assist in carrying out the duties of the Plan Administrator hereunder and under the Plan Administration Trust Agreement, and may compensate and reimburse the reasonable fees and expenses of those professionals in accordance with the terms and conditions of the Plan Administration Trust Agreement. The Plan Administration Trust Agreement shall include reasonable and customary provisions that allow for indemnification of the Plan Administrator by the Plan Administration Trust. Any such indemnification shall be the sole responsibility of the Plan Administration Trust and payable solely from the Plan Administration Trust Assets and the proceeds thereof.

The Plan Administrator shall be compensated by the Plan Administration Trust on terms set forth in the Plan Administration Trust Agreement. For the avoidance of doubt, the Debtors and the Wind-Down Debtors shall not be responsible hereunder or under the Plan Administration Trust Agreement for any compensation, expense reimbursement claims or indemnity of the Plan Administration Trust, and the Plan Administrator.

The powers of the Plan Administrator shall include any and all powers and authority to implement the Plan, administer distributions in accordance with the Plan and the Plan Administration Trust Agreement, and administer and wind down the business and affairs of Debtors, including: (a) making distributions to Holders of Allowed (i) Administrative Claims, (ii) Priority Tax Claims, (iii) Other Priority Claims, and (iv) Other Secured Claims as contemplated under the Plan and the Plan Administration Trust Agreement; (b) liquidating, receiving, holding, investing, supervising, and protecting the assets of the Wind-Down Debtors, if any; (c) taking all steps to execute all instruments and documents necessary to effectuate the distributions to be made under the Plan; (d) subject to the terms set forth herein, employing, retaining, terminating, or replacing professionals to represent it with respect to its responsibilities or otherwise effectuating the Plan to the extent necessary; (e) paying all Plan Administration Trust Expenses as provided in the Plan Administration Trust Agreement; (f) paying all reasonable fees, expenses, debts, charges, and liabilities of the Wind-Down Debtors, if any; (g) except as otherwise provided for herein, enforcing and prosecuting claims, interests, rights, and privileges under the Retained Causes of Action in accordance with Article IV.F; (h) administering and paying taxes of the Wind-Down Debtors, including filing tax returns; (i) representing the interests of the Wind-Down Debtors or the Estates before any taxing authority in all matters, including any action, suit, proceeding, or audit; (j) discharging the Debtors’ and the Wind-Down Debtors’, as applicable, post-Effective Date obligations under the Purchase Agreements, if any; (k) administering, reconciling and objecting to Claims and Interests against the Debtors; (l) effectuating the Wind-Down Transactions; and (m) exercising such other powers as may be vested in it pursuant to order of the Bankruptcy Court or pursuant to the Plan, the Confirmation Order, or any applicable orders of the Bankruptcy Court or as the Plan Administrator reasonably deems to be necessary and proper to carry out the provisions of the Plan in accordance with the Plan Administration Trust Agreement.

3. Responsibility of the Plan Administration Trust

Following the Effective Date, the Debtors, the Wind-Down Debtors, and the Released Parties shall have no liability or responsibility, financial or otherwise, for any such Claims and Interests vested in the Plan Administration Trust. The sole recourse of any Person on account of any Claim or Interest, whether or not the Holder thereof participated in the Chapter 11 Cases and whether or not such Holder Filed a Proof of Claim in the Chapter 11 Cases, shall be to the Plan Administration Trust Assets. Holders of Claims or Interests are enjoined from asserting against any Debtor or any Wind-Down Debtor any Claims or Interests and may not proceed in any manner against any Debtor or Wind-Down Debtor on account of any Claim or Interests in any other forum whatsoever, including any state, federal, or non-U.S. court or administrative or arbitral forum.

Except as otherwise provided in the Plan and the Plan Administration Trust Agreement, the Plan Administration Trust and the Representatives shall have all defenses, cross-claims, offsets, and recoupments, as well as rights of indemnification, contribution, subrogation, and similar rights, regarding such assumed Claims that the Debtors or the Wind-Down Debtors have or would have had under applicable law.

4. Administration of Claims by the Plan Administration Trust

All Claims and Interests against the Debtors or the Wind-Down Debtors, as applicable, will be administered, liquidated and discharged by the Plan Administrator and GUC Representative, as applicable, pursuant to the Plan Administration Trust Agreement and the Claims Reconciliation Procedures, as applicable.

The Plan Administration Trust and GUC Representative, as applicable, shall be entitled to object to all Claims and Interests asserted against the Debtors or the Wind-Down Debtors, as applicable, in accordance with the Plan Administration Trust Agreement. Any objections to such Claims and Interests shall be served and filed by the Plan Administrator in accordance with the Plan Administration Trust Agreement on or before the Claims Objection Deadline. The Plan Administration Trust shall be entitled to use omnibus objections in compliance with Local Rule 3007(c), in addition to any omnibus objection procedures approved by the Bankruptcy Court or otherwise set forth in the Plan Administration Trust Agreement. The Plan Administration Trust may further seek Bankruptcy Court approval to establish additional objection, estimation, or other claims reconciliation procedures as the Plan Administration Trust believes appropriate. The Claims Objection Deadline shall not apply to objections to Interests, and the Plan Administration Trust shall be entitled, but not required to object to Interests (on no less than 30 days’ notice to each affected Holder thereof) at any time prior to the final distribution to be made on account of Interests.

5. U.S. Federal Income Tax Treatment of the Plan Administration Trust

Subject to any applicable law or definitive guidance from the IRS or a court of competent jurisdiction to the contrary and except to the extent the Debtors and the Committees determine otherwise in their reasonable discretion to treat all or any portion of the Plan Administration Trust as a “qualified settlement fund,” a “disputed ownership fund” and/or otherwise, the Debtors intend that the Plan Administration Trust shall be a “liquidating trust” as that term is used under section 301.7701-4(d) of the Treasury Regulations and a grantor trust under section 671 of the Tax Code, and the Plan Administrator will take a position on such Trust’s tax return accordingly. For U.S. federal income tax purposes, the transfer of the Plan Administration Trust Assets to the Plan Administration Trust, will be deemed to occur as (a) a first-step transfer of the Plan Administration Trust Assets to the Plan Administration Trust Beneficiaries, and (b) a second-step transfer by such Plan Administration Trust Beneficiaries to the Plan Administration Trust. As soon as possible after the transfer of the Plan Administration Trust Assets to the Plan Administration Trust, the Plan Administrator, in consultation with the Representatives, shall make a good faith valuation of the Plan Administration Trust Assets. This valuation will be made available from time to time, as relevant for tax reporting purposes. Each of the Debtors, Plan Administration Trust, and the Plan Administration Trust Beneficiaries shall take consistent positions with respect to the valuation of the Plan Administration Trust Assets, and such valuations shall be utilized for all U.S. federal income tax purposes. The foregoing treatment shall also apply, to the extent permitted by applicable law, for state and local income tax purposes.

Allocations of taxable income and loss of the Plan Administration Trust among Plan Administration Trust Beneficiaries shall be determined, as closely as possible, by reference to the amount of distributions that would be received by each such beneficiary if the Plan Administration Trust had sold all of its assets at their tax book value and distributed the proceeds to the Plan Administration Trust Beneficiaries, adjusted for prior taxable income and loss and taking into account all prior and concurrent distributions from the Plan Administration Trust. The tax book value of the Plan Administration Trust Assets shall equal their fair market value on the date of the transfer of such assets to the Plan Administration Trust, adjusted in accordance with tax accounting principles prescribed by the Tax Code, applicable Treasury Regulations, and other applicable administrative and judicial authorities and pronouncements.

The Plan Administration Trust shall in no event be dissolved later than five years from its creation unless the Bankruptcy Court, upon motion within the six month period prior to the fifth anniversary (or within the six month period prior to the end of an extension period), determines that a fixed period extension (not to exceed five years, together with any prior extensions, without a favorable private letter ruling from the IRS or an opinion of counsel satisfactory to the Plan Administrator that any further extension would not adversely affect the status of the Plan Administration Trust as a liquidating trust for U.S. federal income tax purposes) is necessary to facilitate or complete the recovery and liquidation of the assets of the Plan Administration Trust.

No request for a ruling from the IRS will be sought on the classification of the Plan Administration Trust. Accordingly, there can be no assurance that the IRS would not take a contrary position to the classification of the Plan Administration Trust. If the IRS were to successfully challenge any of the classification of the Plan Administration Trust as a liquidating trust, the federal income tax consequences to the Plan Administration Trust and the Plan Administration Trust Beneficiaries could vary from those discussed in the Plan (including the potential for an entity-level tax). For example, the IRS could characterize a Trust as a so-called “complex trust” subject to a separate entity-level tax on its earnings, except to the extent that such earnings are distributed during the taxable year.

The Plan Administration Trust will file information tax returns with the IRS and provide tax information statements to the Plan Administration Trust Beneficiaries consistently with the rules of section 1.671-4(a) of the Treasury Regulations, including information regarding items of income, gain, deduction, loss or credit attributable to the Plan Administration Trust Assets. Each Plan Administration Trust Beneficiary must report on its federal income tax return its share of all such items. The information provided by the Plan Administration Trust will pertain to the Plan Administration Trust Beneficiaries who receive their interests in such Trust in connection with the Plan.

To the extent the Debtors and the Committees determine in their reasonable discretion to treat Plan Administration Trust or portion thereof as a “qualified settlement fund” under section 1.468B-1 of the Treasury Regulations “disputed ownership fund” under section 1.468B-9 of the Treasury Regulations, any appropriate elections with respect thereto shall be made and such treatment will also be applied to the extent possible for state and local tax purposes. Under such treatment, a separate federal income tax return may be filed with the IRS for any such account. Any taxes (including with respect to interest, if any, earned in the account) imposed on such account shall be paid out of the assets of the respective account (and reductions shall be made to amounts disbursed from the account to account for the need to pay such taxes).

6. Vesting of Plan Administration Trust Assets in the Plan Administration Trust

The corpus of the Plan Administration Trust shall consist of the Plan Administration Trust Assets. On the Effective Date, the Debtors and the Wind-Down Debtors, as applicable, shall irrevocably transfer and shall be deemed to transfer to the Plan Administration Trust all of their rights, titles, and interests in and to all of the Plan Administration Trust Assets, and, in accordance with section 1141 of the Bankruptcy Code, the Plan Administration Trust Assets shall automatically vest in the Plan Administration Trust without further action by any person, free and clear of all Claims, Liens, and encumbrances. The Plan Administration Trust shall have no liability for, and the Plan Administration Trust Assets shall vest in the Plan Administration Trust free and clear of, any and all actual or alleged prepetition and postpetition Claims, Causes of Action or liabilities of any kind, in each case that have been or could have been asserted against the Debtors, their Estates or their property (including, but not limited to, Claims based on successor liability) based on any acts or omissions prior to the Effective Date, except as expressly set forth in the Plan and the Plan Administration Trust Agreement. From and after the Effective Date, all proceeds of the Plan Administration Trust Assets shall be paid to the Plan Administration Trust to be applied in accordance with the Waterfall Recovery as set forth in Article IV.D.

Upon the transfer of the Plan Administration Trust Assets to the Plan Administration Trust, the Debtors and the Wind-Down Debtors will have no reversionary or further interest in or with respect to the Plan Administration Trust Assets. To the extent the Plan Administration Trust Interests are deemed to be “securities” as defined in section 2(a)(1) of the Securities Act, section 101 of the Bankruptcy Code, and applicable state securities laws, is exempt from the provision of Section 5 of the Securities Act and any state or local law requiring registration for the offer, issuance, or distribution of a security by section 1145 of the Bankruptcy Code, Section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder, Regulation S under the Securities Act, and/or other available exemptions from registration.

On the Effective Date, the Plan Administration Trust or the Wind-Down Debtors, as applicable, shall: (a) take possession of (i) all books, records, and files of the Debtors and the Estates that were not sold or otherwise transferred prior to the Effective Date and (ii) copies of all books, records, and files of the Debtors and the Estates that were sold or otherwise transferred prior to the Effective Date that were retained pursuant to the Purchase Agreements or other relevant agreements, in each case that relate to the operation and business of the Plan Administration Trust; and (b) provide for the retention and storage of such books, records, and files until such time as the Plan Administrator determines, in accordance with the Plan Administration Trust Agreement, that retention of same is no longer necessary or beneficial.

7. Wind-Down

As soon as practicable after the Effective Date, the Plan Administrator shall: (a) cause the Debtors and the Wind-Down Debtors, as applicable, to comply with, and abide by, the terms of the Plan and any other documents contemplated thereby; (b) to the extent applicable, file a certificate of dissolution or equivalent document, together with all other necessary corporate and company documents, to effect the dissolution of one or more of the Debtors or the Wind-Down Debtors under the applicable laws of their state of incorporation or formation (as applicable); and (c) take such other actions as the Plan Administrator may determine to be necessary or desirable to carry out the purposes of the Plan. Any certificate of dissolution or equivalent document may be executed by the Plan Administrator without the need for any action or approval by the shareholders or board of directors or managers of any Debtor. From and after the Effective Date, the Chrome Debtors (x) for all purposes shall be deemed to have withdrawn their business operations from any state in which the Debtors were previously conducting, or are registered or licensed to conduct, their business operations and shall not be required to file any document, pay any sum, or take any other action in order to effectuate such withdrawal, (y) shall be deemed to have canceled pursuant to the Plan all Interests, and (z) shall not be liable in any manner to any taxing authority for franchise, business, license, or similar taxes accruing on or after the Effective Date. For the avoidance of doubt, notwithstanding the Debtors’ dissolution, the Debtors shall be deemed to remain intact solely with respect to the preparation, filing, review, and resolution of applications for Professional Fee Claims.

The filing of the final monthly report (for the month in which the Effective Date occurs) and all subsequent quarterly reports shall be the responsibility of the Plan Administration Trust.

8. Plan Administration Trust Expenses

From and after the Effective Date, the Plan Administration Trust shall, in the ordinary course of business and without the necessity of any approval by the Bankruptcy Court, pay the Plan Administration Trust Expenses. The Plan Administration Trust Expenses shall be payable solely from the Plan Administration Trust Assets in accordance with this Plan and Plan Administration Trust Agreement. The Plan Administration Trust may, but shall not be obligated to, physically segregate and maintain separate accounts or sub-accounts for Plan Administration Trust Expenses. Reserves may be merely bookkeeping entries or accounting methodologies, which may be revised from time to time, to enable the Plan Administration Trust to determine reserves and amounts to be paid to Plan Administration Trust Beneficiaries.

9. Appointment of the Representatives

The appointment of the Representatives will be approved in the Confirmation Order and disclosed in the Plan Supplement (if known by the date of filing), and effective as of the Effective Date, in accordance with the Plan Administration Trust Agreement, the individuals selected as the GUC Representative and the Equity Representative shall be appointed to serve as the Representative for Class A Plan Administration Trust Beneficiaries and Class B Plan Administration Trust Beneficiaries, respectively. The Representatives shall have, among other things, (a) the authority to object to actions taken by the Plan Administrator in accordance with the Plan Administration Trust Agreement, including with respect to the Allowance of Claims and settlement of Claims and Causes of Action belonging to the Estate, and to raise any issues arising from or related to the Plan Administration Trust before the Bankruptcy Court for resolution, and (b) consultation and information rights as set forth in the Plan Administration Trust Agreement.

The Representatives may employ, without further order of the Bankruptcy Court, professionals (including those previously retained by the Creditor’s Committee or the Official Equity Committee) to assist in carrying out its duties hereunder and under the Plan Administration Trust Agreement, and may compensate and reimburse the reasonable expenses of these professionals in accordance with the Plan and the Plan Administration Trust Agreement.

10. Limitation of Liability of Representatives

Neither the Representatives, nor their respective firms, companies, affiliates, partners, officers, directors, members, employees, independent contractors, designees, professionals, advisors, attorneys, representatives, disbursing agents or agents, and any of such Person’s successors and assigns, shall incur any responsibility or liability by reason of any error of law or fact or of any matter or thing done or suffered or omitted to be done under or in connection with the Plan or Plan Administration Trust Agreement, other than for specific actions or omissions resulting from their willful misconduct, gross negligence or fraud found by a Final Order (not subject to further appeal or review) of a court of competent jurisdiction to be the direct and primary cause of loss, liability, damage, or expense suffered by the Representatives. The Representatives shall enjoy all of the rights, powers, immunities, and privileges applicable to a chapter 7 trustee. The Representatives may, in connection with the performance of their functions, in their sole and absolute discretion, consult with their attorneys, accountants, advisors, and agents, and shall not be liable for any act taken, or omitted to be taken, or suggested to be done in accordance with advice or opinions rendered by such persons, regardless of whether such advice or opinions are in writing. Notwithstanding such authority, the Representatives shall not be under any obligation to consult with any such attorneys, accountants, advisors, or agents, and any determination not to do so shall not result in the imposition of liability on the Representatives unless such determination is based on willful misconduct, gross negligence, or fraud. Persons dealing with the Representatives shall look only to the Plan Administration Trust, to satisfy any liability incurred by the Plan Administration Trust or the Plan Administrator to such person in carrying out the terms of the Plan or the Plan Administration Trust Agreement, and neither the Plan Administration Trust, the Plan Administrator nor the Representatives shall have any personal obligation to satisfy such liability.

11. Indemnification

The Plan Administration Trust shall indemnify the Representatives Indemnified Parties for, and shall hold them harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost, or expense (including the reasonable fees and expenses of their respective professionals) incurred without fraud, gross negligence or willful misconduct on the part of the Representative Indemnified Parties (which fraud, gross negligence or willful misconduct, if any, must be determined by a Final Order of a court of competent jurisdiction) for any action taken, suffered, or omitted to be taken by the Representative Indemnified Parties in connection with the acceptance, administration, exercise, and performance of their duties under the Plan or the Plan Administration Trust Agreement, as applicable. An act or omission taken with the approval of the Bankruptcy Court, and not inconsistent therewith, will be conclusively deemed not to constitute fraud, gross negligence or willful misconduct. To the extent the Plan Administration Trust indemnifies and holds harmless any Representative Indemnified Parties as provided above, the legal fees and related costs incurred by counsel to the Representatives in monitoring or participating in the defense of such claims giving rise to the right of indemnification shall be paid as Plan Administration Trust Expenses. The costs and expenses incurred in enforcing the right of indemnification in this Article IV.E.10. shall be paid as Plan Administration Trust Expenses. This provision shall survive the termination of the Plan Administration Trust Agreement and the death, dissolution, liquidation, resignation, replacement, or removal of the Representatives.

12. Transferability of Class B Plan Administration Trust Interests

Any right of a Holder of any HoldCo Interest to receive a distribution or other payment from the Plan Administration Trust shall not be evidenced by any certificate, security, receipt or in any other form or manner whatsoever, except on the books and records of the Debtors or the Plan Administration Trust. The offering, issuance or distribution of Class B Plan Administration Trust Interests in accordance with the Plan, to the extent that such Interests are deemed to be “securities” as defined in section 2(a)(1) of the Securities Act, section 101 of the Bankruptcy Code, and applicable state securities laws, is exempt from the provision of Section 5 of the Securities Act and any state or local law requiring registration for the offer, issuance, or distribution of a security by section 1145 of the Bankruptcy Code, Section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder, Regulation S under the Securities Act, and/or other available exemptions from registration. Class B Plan Administration Trust Interests in the Plan Administration Trust shall be transferable to the extent that the transferability thereof would not require the Plan Administration Trust to register such Class B Plan Administration Trust Interests under Section 12(g) of the Exchange Act, and otherwise shall not be transferable except as provided in the Plan Administration Trust Agreement; provided that the Debtors’ or Plan Administration Trust’s Claims, rights, defenses or any other legal rights or entitlements with respect to any such transferred Class B Plan Administration Trust Interests shall be preserved and enforceable against the transferee of such transferred interest.

F.	Preservation of Causes of Action

Except as otherwise provided herein, in accordance with section 1123(b) of the Bankruptcy Code, the Plan Administration Trust, acting by and through the Plan Administrator, is the representative of the Debtors’ Estates and shall hold and may enforce all rights to commence and pursue, as appropriate, any and all Retained Causes of Action, whether arising before or after the Petition Date, and the Plan Administration Trust’s rights to commence, prosecute, or settle such Retained Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date; provided that for the avoidance of doubt, Retained Causes of Action shall not include any Causes of Action sold or transferred pursuant to the Sale Transactions; provided further that, for the avoidance of doubt, Retained Causes of Action of Action shall include any Causes of Action arising from or related to the Purchase Agreements and related documents.

The Plan Administration Trust may pursue such Retained Causes of Action, as appropriate, in accordance with the interests of the Plan Administration Trust Beneficiaries. No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against it as any indication that the Debtors or the Plan Administration Trust, as applicable, will not pursue any and all Retained Causes of Action against it. The Debtors and the Plan Administration Trust expressly reserve all rights to prosecute any and all Retained Causes of Action against any Entity. Unless any Retained Causes of Action of the Debtors against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or a Final Order, the Plan Administration Trust expressly reserves all Retained Causes of Action, for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Retained Causes of Action upon, after, or as a consequence of the Confirmation or Consummation.

The Plan Administration Trust reserves and shall retain such Retained Causes of Action of the Debtors notwithstanding the rejection or repudiation of any Executory Contract during the Chapter 11 Cases or pursuant to the Plan. In accordance with section 1123(b)(3) of the Bankruptcy Code, and except as expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or pursuant to a Final Order, any Retained Causes of Action that a Debtor may hold against any Entity shall vest in the Plan Administration Trust, except as otherwise expressly provided in the Plan, including Article VIII hereof. The Plan Administration Trust, through the Plan Administrator and its authorized agents or representatives, shall retain and may exclusively enforce any and all such Retained Causes of Action. Subject to the terms of the Plan Administration Trust Agreement, the Plan Administration Trust shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Retained Causes of Action and to decline to do any of the foregoing without the consent or approval of any third party or further notice to or action, Order, or approval of the Bankruptcy Court.

Notwithstanding anything to the contrary in this Plan, as of the Effective Date, the Debtors shall waive and release any Avoidance Actions against Holders of General Unsecured Claims, and such Avoidance Actions shall not be Retained Causes of Action; provided, however, that the Retained Causes of Action shall include (a) all Avoidance Actions against Excluded Parties, regardless of whether the Excluded Parties are Holders of General Unsecured Claims, and (b) all Avoidance Actions against Holders of any Claims that are subordinated pursuant to the Plan or Final Order of the Bankruptcy Court.

G.	Lemonaid Sale Transaction

On the Effective Date, the Debtors shall consummate the Lemonaid Sale Transaction contemplated by the Lemonaid Purchase Agreement. Following the discharge of the Debtors pursuant to Section 1141 of the Bankruptcy Code and as set forth in this Plan and the Confirmation Order, the Lemonaid Interests shall, to the extent set forth in the Lemonaid Purchase Agreement, be transferred to and vest in the Lemonaid Purchaser free and clear of all Liens, Claims, Interests, charges, or other encumbrances to the fullest extent permissible under sections 363(f) and 1141 of the Bankruptcy Code (except for those Liens, Claims, Interests, charges, or other encumbrances expressly assumed by the Lemonaid Purchaser pursuant to the terms of the Lemonaid Purchase Agreement, if any) in exchange for the Purchase Price (as defined in the Lemonaid Purchase Agreement and as set forth in the Lemonaid Purchase Agreement). The Confirmation Order shall authorize the Debtors, the Wind-Down Debtors, and the Lemonaid Purchaser, as applicable, to undertake the transactions contemplated by the Lemonaid Purchase Agreement, including pursuant to sections 105, 363, 365, 1123(a)(5)(B), 1123(a)(5)(D), 1123(b)(4), 1141(b), and 1141(c) of the Bankruptcy Code. From and after the Effective Date, except as expressly set forth in the Lemonaid Purchase Agreement, neither the Lemonaid Purchaser nor any of its affiliates shall be liable for any Claims, Administrative Claims, or other liabilities of the Debtors or the Wind-Down Debtors, which shall be payable solely in accordance with this Plan. The Confirmation Order shall provide the Lemonaid Purchaser with the protections of a good faith purchaser within the contemplation of section 363(m) of the Bankruptcy Code.

The Debtors and the Lemonaid Purchaser shall be authorized to take all actions as may be deemed necessary or appropriate to consummate the Lemonaid Sale Transaction pursuant to the terms of the Lemonaid Purchase Agreement and the Plan, as well as to execute, deliver, file, record, and issue any note, documents, or agreements in connection therewith, without further notice to or order of the Bankruptcy Court; act or action under applicable law, regulation, order, or rule; or the vote, consent, authorization, or approval of any Entity. Upon entry of the Confirmation Order by the Bankruptcy Court, all matters provided for under the Lemonaid Sale Transaction and the Plan, and any documents in connection therewith, shall be deemed authorized and approved without any requirement of further act or action by the Debtors. On and after the Effective Date, except as otherwise provided in the Plan, the Wind-Down Debtors, or the Lemonaid Purchaser, as applicable, may operate their respective businesses, as applicable, and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules in accordance with the terms of the Plan and the Plan Administration Trust Agreement; provided, that the Bankruptcy Court shall retain jurisdiction to resolve any cases, controversies, suits, disputes, or Causes of Action that may arise in connection with any of the foregoing.

H.	Exemption from Registration

No registration statement has been or will be filed under the Securities Act, or pursuant to any state securities laws, with respect to the offer and distribution of any Securities under the Plan.

1. Section 1145 Exemption

Pursuant to section 1145 of the Bankruptcy Code, any Securities offered, issued, or distributed pursuant to the Plan (including but not limited to, the Plan Administration Trust Interests to the extent any such Plan Administration Trust Interests are deemed to be a Security) (a) shall be exempt from, among other things, the registration requirements of section 5 of the Securities Act and any other applicable U.S. state or local law requiring registration for the offer or sale of a security pursuant to section 1145 of the Bankruptcy Code, (b)(i) are not “restricted securities” as defined in Rule 144(a)(3) under the Securities Act, and (ii) are freely tradable and transferable by any initial recipient thereof that (w) is not an “affiliate” of the Debtors as defined in Rule 144(a)(1) under the Securities Act, (x) has not been such an “affiliate” within 90 calendar days of such transfer, (y) has not acquired the Plan Administration Trust Interests from an “affiliate” of the Debtors within one year of such transfer, and (z) is not an entity that is an “underwriter” as defined in subsection (b) of Section 1145 of the Bankruptcy Code, and (c) will be freely tradable by the recipients thereof, subject to (i) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(11) of the Securities Act, (ii) any restrictions or other conditions set forth in the Plan Administration Trust Agreement, and (iii) compliance with applicable securities laws and any rules and regulations of the SEC, if any, applicable at the time of any future transfer of such securities or instruments.

Should the Company elect on or after the Effective Date to reflect any ownership of any Securities to be issued under the Plan through the facilities of DTC, the Company need not provide any further evidence other than the Plan or the Confirmation Order with respect to the treatment of the Securities to be issued under the Plan under applicable securities laws. DTC shall be required to accept and conclusively rely upon the Plan and Confirmation Order in lieu of a legal opinion regarding whether the Securities to be issued under the Plan are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services. Notwithstanding anything to the contrary in the Plan, no entity (including, for the avoidance of doubt, DTC) may require a legal opinion regarding the validity of any transaction contemplated by the Plan, including, for the avoidance of doubt, whether the Securities to be issued under the Plan are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services. No disbursing agent shall be required to provide indemnification or other security to DTC in connection with any distributions to holders of Claims through the facilities of DTC.

2. Section 4(a)(2) of the Securities Act and Regulation S Under the Securities Act

To the extent that section 1145 of the Bankruptcy Code is inapplicable (including with respect to an entity that is an “underwriter” as defined in subsection (b) of section 1145 of the Bankruptcy Code), the offering, issuance, exchange, or distribution of any Securities pursuant to the Plan is or shall be conducted in a manner that is exempt from the registration requirements of section 5 of the Securities Act and applicable state and local securities laws pursuant to section 4(a)(2) of the Securities Act and/or the regulations promulgated thereunder (including Regulation D), Regulation S under the Securities Act and/or another available exemption from registration under Section 5 of the Securities Act. To the extent such Securities are issued in reliance on Section 4(a)(2) of the Securities Act or Regulation D thereunder or Regulation S under the Securities Act, each will be “restricted securities” subject to resale restrictions and may be resold, exchanged, assigned or otherwise transferred only pursuant to registration, or an applicable exemption from registration under the Securities Act and other applicable law.

3. Plan Administration Trust Interests

Plan Administration Trust Interests are not expected to be to be deemed to be “securities” as defined in section 2(a)(1) of the Securities Act, section 101 of the Bankruptcy Code, and applicable state securities laws. The Class B Plan Administration Trust Interests shall be transferable to the extent that the transferability thereof would not require the Plan Administration Trust to register the Interests under Section 12(g) of the Exchange Act, and otherwise shall not be transferable except as provided in the Plan Administration Trust Agreement. The Company need not provide any further evidence other than the Plan or the Confirmation Order with respect to the treatment of the Plan Administration Trust Interests under applicable securities laws.

I.	Cancellation of Existing Securities and Agreements

On the Effective Date, except for the purpose of evidencing a right to a distribution under the Plan or to the extent otherwise provided in the Plan, the Confirmation Order, or any agreement, instrument, or other document incorporated in the Plan, the Confirmation Order, or the Plan Supplement, all agreements, instruments, certificates, and other documents evidencing Claims or Interests, without any need for further action or approval of the Bankruptcy Court or for a Holder to take further action, shall automatically be deemed discharged, cancelled, and of no further force and effect, and the obligations of the Debtors, any non-Debtor Affiliate, thereunder or in any way related thereto, including any Liens and/or Claims in connection therewith, shall be deemed satisfied in full, cancelled, discharged, released, and of no force or effect. Holders of or parties to such cancelled instruments, Securities, and other documentation will have no rights arising from or relating to such instruments, Securities, and other documentation, or the cancellation thereof, except the rights provided for pursuant to the Plan.

J.	Section 1146 Exemption

To the fullest extent permitted by section 1146(a) of the Bankruptcy Code and applicable law, any transfers of property pursuant to the Plan or the Confirmation Order, including (1) any and all transfers in connection with the vesting of assets in the Plan Administration Trust, (2) the issuance, distribution, transfer, or exchange of any Cash or other interest in the Debtors to the Holders of Claims and Interests, or (3) the making, assignment, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, sales or use tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax, fee, or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forego the collection of any such tax, fee, or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, fee, or governmental assessment. All filing or recording officers (or any other Person with authority over any of the foregoing), wherever located and by whomever appointed, shall comply with the requirements of section 1146 of the Bankruptcy Code, shall forego the collection of any such tax, fee, or governmental assessment, and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, fee, or governmental assessment.

K.	Corporate Action

On the Effective Date, the Debtors shall be dissolved for all purposes unless the Plan Administration Trust determines that dissolution can have any adverse impact on the Plan Administration Trust Assets. Upon the Effective Date, all actions contemplated by the Plan (including any document contemplated by the Plan Supplement) shall be deemed authorized, and approved, without any requirement for further action by Holders of Claims or Interests, directors, managers, or officers of the Debtors, the Wind-Down Debtors, the Plan Administration Trust, or any other Entity, including, in each case, as applicable: (a) rejection or assumption, as applicable, of Executory Contracts; (b) the appointment of the Plan Administrator; (c) the transfer of Plan Administration Trust Assets to the Plan Administration Trust; and (d) all other acts or actions contemplated, or reasonably necessary or appropriate to promptly consummate the transactions contemplated by the Plan (whether to occur before, on, or after the Effective Date). All matters provided for in the Plan (including any document contained in the Plan Supplement) involving the corporate structure of the Debtors, and any corporate action required by the Debtors in connection therewith, shall be deemed to have occurred on, and shall be in effect as of, the Effective Date, without any requirement of further action by the security holders, directors, managers, authorized persons or officers of the Debtors or Plan Administrator.

On or before the Effective Date, the appropriate officers of the Debtors shall be authorized and (as applicable) directed to issue, execute, and deliver the agreements, documents and instruments contemplated by the Plan (or necessary or desirable to effectuate the transactions related to the Plan) in the name of and on behalf of the Debtors to the extent not previously authorized by the Bankruptcy Court, if and as applicable. From and after the Effective Date, the Plan Administration Trust shall be authorized to act on behalf of on the Debtors, the Debtors’ Estates, and the Wind-Down Debtors and to take all actions that may be or could have been taken by any member, officer, director, or shareholder of the Debtors with like effect as if authorized, exercised and taken by unanimous action of such officers or directors; provided, however, that the Plan Administration Trust shall have no duties unless expressly set forth in the Plan, Confirmation Order, or the Plan Administration Trust Agreement. The authorizations and approvals contemplated by this Article IV. L shall be effective notwithstanding any requirements under non-bankruptcy law.

L.	Dissolution of the Board of the Debtors

As of the Effective Date, the existing boards of directors or managers, as applicable, of the Wind-Down Debtors shall be dissolved without any further action required on the part of the Wind-Down Debtors, or their applicable officers, directors, managers, shareholders, or members, and any remaining officers, directors, managers, or managing members of any Wind-Down Debtor shall be dismissed without any further action required on the part of any such Debtor, the Wind-Down Debtors, the Plan Administration Trust, the equity holders of the Wind-Down Debtors, the officers, directors, or managers, as applicable, of the Wind-Down Debtors, or the members of any Wind-Down Debtor.

As of the Effective Date, the Plan Administrator shall act as the sole officer, director, and manager, as applicable, of the Chrome Debtors with respect to their affairs. Subject in all respects to the terms of this Plan, the Plan Administrator shall have the power and authority to take any action necessary to wind down and dissolve any of the Chrome Debtors, and shall: (a) file a certificate of dissolution for any of the Chrome Debtors, together with all other necessary corporate and company documents, to effect the dissolution of the Chrome Debtors under the applicable laws of the applicable state(s) of formation; and (b) complete and file all final or otherwise required federal, state, and local tax returns and shall pay taxes required to be paid for any of the Chrome Debtors, and pursuant to section 505(b) of the Bankruptcy Code, request an expedited determination of any unpaid tax liability of any of the Debtors or their Estates for any tax incurred during the administration of such Debtor’s Chapter 11 Case, as determined under applicable tax laws.

The filing by the Plan Administrator of any of the Chrome Debtors’ certificates of dissolution shall be authorized and approved in all respects without further action under applicable law, regulation, order, or rule, including any action by the stockholders, members, board of directors, or board of managers of any of the Chrome Debtors or any of their Affiliates.

M.	Effectuating Documents; Further Transactions

The Debtors, the Wind-Down Debtors, and the Plan Administration Trust, as applicable, are authorized to and may issue, execute, deliver, file, or record such contracts, instrument, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement and evidence the terms and conditions of this Plan, in each case, in the name of and on behalf of the Debtors, the Wind-Down Debtors, or the Plan Administration Trust, as applicable, without the need for any approvals, authorization or consents except those expressly required pursuant to this Plan.

ARTICLE V.

TREATMENT OF EXECUTORY CONTRACTS

A.	Assumption and Rejection of Executory Contracts

On the Effective Date, except as otherwise provided in the Plan or in any contract, instrument, release, indenture, or other agreement or document entered into in connection with the Plan, all Executory Contracts shall be deemed rejected, without the need for any further notice to or action, Order, or approval of the Bankruptcy Court, as of the Effective Date under section 365 of the Bankruptcy Code, unless such Executory Contract: (1) was previously assumed, assumed and assigned, or rejected by the Debtors, pursuant to an Order of the Bankruptcy Court; (2) previously expired or terminated pursuant to its terms; (3) is the subject of a motion to assume, assume and assign, or reject or notice of the same pursuant to procedures for assumption, assumption and assignment, or rejection established by the Bankruptcy Court filed by the Debtors that is pending on or before the date of entry of the Confirmation Order; (4) is specifically described in the Plan as to be assumed in connection with Confirmation of the Plan or designated as a contract or lease to be assumed or assumed and assigned by the Debtors or the Plan Administration Trust, as applicable, on the Schedule of Assumed Executory Contracts; or (5) is an Insurance Policy.

Subject to and upon the occurrence of the Effective Date, entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of the assumptions, assumptions and assignments, or rejections of Executory Contracts provided for in this Plan, the Confirmation Order or the Schedule of Assumed Executory Contracts, pursuant to sections 365(a) and 1123 of the Bankruptcy Code; provided that neither the Plan nor the Confirmation Order is intended to or shall be construed as limiting the Debtors’ authority under the Sale Order or the Confirmation Order to assume and assign Executory Contracts to the Purchasers pursuant to the Purchase Agreements; provided further that nothing herein shall alter the Schedule of Transferred Contracts or Schedule of Supplemental Transferred Contracts included in the Notice of Filing of Revised Schedule of Transferred Contracts [Docket No. 984]. Any Filed motions to assume, assume and assign, or reject any Executory Contracts (or Filed objection with respect to the proposed assumption, assumption and assignment, or rejection of such contract) that are pending on the Effective Date shall be subject to approval by the Bankruptcy Court on or after the Effective Date by a Final Order but may be withdrawn, settled, or otherwise prosecuted by the Plan Administration Trust, with any such disposition to be deemed to effect an assumption, assumption and assignment, or rejection, as applicable, as of the Effective Date.

All Executory Contracts listed on the Schedule of Assumed Executory Contracts will be deemed assumed or assumed and assigned by the Debtors or the Plan Administration Trust, as applicable, as of the Effective Date, unless an alternative effective date of assumption is identified on the Schedule of Assumed Executory Contracts and/or agreed upon by the Debtors and the applicable counterparties to the applicable Executory Contracts.

To the maximum extent permitted by law, to the extent any provision in any Executory Contract assumed or assumed and assigned pursuant to the Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption of such Executory Contract (including any “change of control” provision), then such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the non-Debtor party thereto to terminate such Executory Contract or to exercise any other rights with respect thereto.

B.	Claims Based on Rejection of Executory Contracts

Unless otherwise provided by a Final Order of the Bankruptcy Court, all Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts, pursuant to the Plan or the Confirmation Order, if any, must be Filed with the Bankruptcy Court or with the Notice and Claims Agent within 30 days after the later of (1) the date of service of notice of entry of an Order of the Bankruptcy Court (including the Confirmation Order) approving such rejection and (2) the effective date of such rejection. Claims arising from the rejection of Executory Contracts under this Plan and the Confirmation Order shall be classified as General Unsecured Claims and shall, if Allowed, be treated in accordance with the provisions herein. Any Claims arising from the rejection of an Executory Contract not Filed with the Bankruptcy Court or with the Notice and Claims Agent within such time shall be Disallowed, forever barred from assertion, and shall not be enforceable against the Debtors, the Wind-Down Debtors, the Estates, the Plan Administration Trust, or their respective property.

C.	Cure of Defaults for Assumed Executory Contracts

The Debtors, the Plan Administration Trust or the Lemonaid Purchaser, as applicable (it being understood that the assumption and assignment of the Executory Contracts pursuant to the Purchase Agreements shall be authorized and governed by the Sale Order or the Confirmation Order, as applicable, and, in the event of any inconsistency between this Plan and Sale Order concerning the assumption and assignment of an Executory Contract and related Cures, the terms of the Sale Order shall govern and control) shall pay any undisputed portion of a Cure Claim, if any, on the Effective Date or on such other terms as the parties to such Executory Contracts may otherwise agree. The Debtors may agree with the applicable counterparty to an Executory Contract to be assumed or assumed and assigned to segregate the aggregate amount of the disputed portion of a Cure Claim on the Effective Date. Within seven days of the resolution of the disputed portion of a Cure Claim (whether by Order of the Bankruptcy Court or agreement among the parties), the Debtors, the Plan Administrator, or the Lemonaid Purchaser, as applicable, shall pay the disputed portion of the Cure Claim to the applicable counterparty. Any Cure Claim on account of a monetary default shall be deemed fully satisfied, released, and discharged upon payment by the

Debtors, the Plan Administration Trust, or the Lemonaid Purchaser, as applicable, of the Cure Claim; provided that nothing herein shall prevent the Debtors, the Plan Administration Trust, or the Lemonaid Purchaser from paying any Cure Claim despite the failure of the relevant counterparty to File such request for payment of such Cure Claim. The Debtors, the Plan Administration Trust or the Lemonaid Purchaser, as applicable, also may settle any Cure Claim without any further notice to or action, Order, or approval of the Bankruptcy Court; provided, however, that the Plan Administrator shall provide notice of any such settlement to the Representatives and, if applicable, the Lemonaid Purchaser or the Chrome Purchaser, as applicable.

Any monetary defaults under each Executory Contract to be assumed pursuant to the Plan shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the Cure Claim amount in Cash on the Effective Date, subject to the limitation described below, or on such other terms as the parties to such Executory Contracts may otherwise agree. In the event of a dispute regarding (1) the amount of any payments to cure such a default, (2) the ability of the Debtors or the Plan Administrator, as applicable, to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract to be assumed, or (3) any other matter pertaining to assumption, the Cure Claim payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order or orders resolving the dispute and approving the assumption; provided that the Debtors or the Plan Administration Trust, as applicable, may settle any such dispute without any further notice to, or action, Order, or approval of the Bankruptcy Court or any other Entity; provided, however, that the Plan Administrator shall provide notice of any such settlement to the Representatives and, if applicable, the Lemonaid Purchaser or the Chrome Purchaser, as applicable.

The Debtors shall provide for notices of proposed assumption or assumption and assignment and proposed Cure Claim amounts to be filed and served on applicable counterparties, which notices will include procedures for objecting thereto and resolution of disputes by the Bankruptcy Court; provided that, with respect to any Executory Contract that is added to the Schedule of Assumed Executory Contracts after such schedule is initially filed, the Debtors shall provide for such notice to be filed and served to applicable counterparties as soon as reasonably practicable after the applicable Executory Contract is added to the Schedule of Assumed Executory Contracts. Any objection by a counterparty to an Executory Contract to a proposed assumption or assumption and assignment on any grounds or related amount of the Cure Claim must be Filed, served, and actually received by the Debtors and the Plan Administration Trust no later than 14 days after service of such notice. Any counterparty to an Executory Contract that fails to timely object to the proposed assumption will be deemed to have assented to such assumption or assumption and assignment and any objection shall be Disallowed and forever barred, estopped, and enjoined from assertion, and shall not be enforceable against any Wind-Down Debtor or the Plan Administration Trust, without the need for any objection by the Wind-Down Debtors, the Plan Administrator, or any other party in interest or any further notice to or action, Order, or approval of the Bankruptcy Court.

If there is a timely Filed objection regarding (1) the amount of any Cure Claim; (2) the ability of the Wind-Down Debtors or any assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract to be assumed; or (3) any other matter pertaining to assumption, assumption and assignment, or the cure amounts required by section 365(b)(1) of the Bankruptcy Code, such dispute shall be resolved by a Final Order of the Bankruptcy Court (which may be the Confirmation Order) or as may be agreed upon by the Plan Administration Trust and the counterparty to the Executory Contract. If the Bankruptcy Court determines that the Allowed Cure Claim with respect to any Executory Contract is greater than the amount set forth in the applicable cure notice, the Debtors or the Plan Administration Trust, as applicable, will have the right, at such time, to remove such Executory Contract from the Schedule of Assumed Executory Contracts up to 10 Business Days after entry of such order, in which case such Executory Contract shall be deemed rejected as of the date that the amended Schedule of Assumed Executory Contract is Filed; provided that, after the deadline to assume an unexpired lease under section 365(d)(4), an unexpired lease can only be removed from the Scheduled of Assumed Executory Contracts if the applicable counterparty consents to such rejection. If any such dispute is not resolved within 30 days following the Effective Date, the Plan Administration Trust or the counterparty to such Executory Contract may seek relief from the Bankruptcy Court to immediately adjudicate the dispute.

Assumption or assumption and assignment of any Executory Contract pursuant to the Plan or otherwise, full payment of any applicable Cure Claim, and cure of any nonmonetary defaults pursuant to this Article V.C shall result in the full release and satisfaction of any Cure Claims, Claims, or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract at any time prior to the effective date of assumption, upon the payment of all applicable Cure amounts and cure of any nonmonetary defaults. The Plan Administration Trust or GUC Representative, as applicable and unless otherwise provided for in the Plan Administration Trust Agreement, may file periodic objections to Proofs of Claim (including with corresponding Proofs of Claim numbers) based upon Executory Contracts that have been assumed in the Chapter 11 Cases, including pursuant to the Confirmation Order, and for which any Cure Claim has been fully paid pursuant to this Article V.C, and, after a period of at least 30 days for any party in interest to object, such Proofs of Claim shall be deemed Disallowed as of the Effective Date, subject to entry of an Order by the Bankruptcy Court.

D.	Preexisting Obligations to the Debtors Under Executory Contracts

Notwithstanding any non-bankruptcy law to the contrary, the Debtors expressly reserve and do not waive any right to receive, or any continuing obligation of a counterparty to provide, warranties or continued maintenance obligations on goods previously purchased, or services previously received, by the contracting Debtors from counterparties to rejected or repudiated Executory Contracts. For the avoidance of doubt, the rejection of any Executory Contracts pursuant to this Plan or otherwise shall not constitute a termination of pre-existing obligations owed to the Debtors under such Executory Contracts.

E.	Indemnification Obligations

Except as set forth in the Plan Supplement, all Indemnification Provisions, consistent with applicable law, currently in place (whether in the bylaws, certificates of incorporation or formation, limited liability company agreements, engagement letters, other organizational documents, board resolutions, indemnification agreements, employment contracts, D&O Liability Insurance Policies, or otherwise) for the current and former directors, officers, managers, employees, attorneys, accountants, investment bankers, and other Professionals of each of the Debtors, as applicable, shall be Reinstated and remain intact, irrevocable, and shall survive the Effective Date on terms no less favorable to such current and former directors, officers, managers, employees, attorneys, accountants, investment bankers, and other Professionals of the Debtors than the Indemnification Provisions in place prior to the Effective Date; provided, however, that any Indemnification Provisions arising under an Executory Contract between the Debtors and any Excluded Party shall not be Reinstated and such Executory Contract shall not be assumed by the applicable Debtors under the Plan, in each case to the fullest extent permitted under applicable law.

F.	Insurance Policies

Notwithstanding anything to the contrary in the Plan, the Confirmation Order, any other Definitive Document, any notice of any Cure amounts or Cure Claim, the Sale Order, the Bar Date Order, any claim objection, any other document or notice related to any of the foregoing or any other order of the Bankruptcy Court (including, without limitation, any other provision that purports to be preemptory or supervening, grants an injunction, discharge or release, confers Bankruptcy Court jurisdiction, or requires a party to opt out of any releases): (a) on and after the Effective Date, solely to the extent the Insurance Policies are executory, the Plan Administration Trust shall be deemed to have assumed all Insurance Policies, unaltered and in their entireties, pursuant to sections 105 and 365 of the Bankruptcy Code and, after the foregoing assumption of the Insurance Policies, all of the Insurance Policies shall vest, unaltered and in their entireties, in the Plan Administration Trust, on behalf of the Wind-Down Debtors; (b) on and after the Effective Date, the Plan Administration Trust, on behalf of the Wind-Down Debtors, shall become and remain liable in full for all of its, the Debtors’, and the Wind-Down Debtors’ obligations under the Insurance Policies regardless of whether such obligations arise before, on, or after the Effective Date, without the need or requirement for any Insurers to file or serve any notice of recoupment or a request, application, claim, Proof of Claim, Cure Claim, or motion for payment or allowance of any Administrative Claim or any objection to a proposed Cure amount and without any Insurers being subject to any Claims bar date, Administrative Claims Bar Date, or similar deadline governing Claims, Cure Claims or other amounts, (c) nothing (i) alters, modifies, or otherwise amends the terms and conditions of (or the coverage provided by) any Insurance Policies or (ii) alters or modifies the obligation, if any, of the Insurers to pay claims covered by Insurance Policies and their right to seek payment or reimbursement from the Debtors (or, after the Effective Date, the Wind-Down Debtors or the Plan Administration Trust, as applicable) or draw on any collateral or security therefor; (d) nothing shall permit or otherwise effectuate a sale, assignment or other transfer of any Insurance Policy and/or any rights, benefits, claims, proceeds, rights to payment, or recoveries under and/or relating to any Insurance Policy without the prior express written consent of the applicable Insurer; and (e) the automatic stay of section 362(a) of the Bankruptcy Code and the injunctions set forth in Article VIII of the Plan, if and to the extent applicable, shall be deemed lifted without further order of the Bankruptcy Court, solely to permit: (i) claimants with valid workers’ compensation claims or direct action claims against an Insurer under applicable non-bankruptcy law to proceed with their claims; (ii) the Insurers to administer, handle, defend, settle, and/or pay, in the ordinary course of business and without further order of the Bankruptcy Court, (1) workers’ compensation claims, (2) claims where a claimant asserts a direct claim against any Insurer under applicable non-bankruptcy law, or an order has been entered by the Bankruptcy Court granting a claimant relief from the automatic stay or the injunctions set forth in Article VIII of the Plan to proceed with its claim, and (3) all costs in relation to each of the foregoing; and (iii) the Insurers to cancel any Insurance Policies and take other actions relating to the Insurance Policies (including effectuating a setoff and/or asserting any recoupment or subrogation rights or claims).

In addition, after the Effective Date, none of the Wind-Down Debtors shall terminate or otherwise reduce the coverage under any of the D&O Liability Insurance Policies in effect on or after the Petition Date, with respect to conduct or events occurring prior to the Effective Date, and all directors and officers of the Debtors who served in such capacity at any time prior to the Effective Date shall be entitled to the full benefits of any such D&O Liability Insurance Policy for the full term of such D&O Liability Insurance Policy, to the extent set forth therein and in accordance with and subject in all respects to the terms and conditions of such D&O Liability Insurance Policy, which shall not be altered, regardless of whether such directors and officers remain in such positions after the Effective Date.

Following the Effective Date, the Plan Administrator will, in consultation with the Representatives, collect all applicable proceeds of any Insurance Policies, including the Cyber Insurance Policies, and create appropriate reserves in connection therewith, including but not limited to the Cyber Insurance Reserve.

G.	Modifications, Amendments, Supplements, Restatements or Other Agreements

Unless otherwise provided in this Plan or the Confirmation Order, all Executory Contracts that are assumed or assumed and assigned shall include all exhibits, schedules, modifications, amendments, supplements, restatements, or other agreements that in any manner affect such Executory Contracts, and affect Executory Contracts related thereto, if any, including easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests, unless any of the foregoing agreements has been previously rejected or repudiated or is rejected or repudiated under this Plan or the Confirmation Order.

Modifications, amendments, supplements, and restatements to prepetition Executory Contracts that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter (1) the prepetition nature of such Executory Contracts or (2) the validity, priority, or amount of any Claims that may arise in connection therewith, except as set forth under the express terms of any such modification, amendment, supplement, or restatement.

H.	Nonoccurrence of Effective Date

In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request to extend the deadline for assuming, assuming and assigning, or rejecting unexpired leases pursuant to section 365(d)(4) of the Bankruptcy Code.

I.	Reservation of Rights

Neither the exclusion nor the inclusion by the Debtors of any contract or lease on any exhibit, schedule, or other annex to the Plan or in the Plan Supplement, nor anything contained in the Plan, shall constitute an admission by the Debtors or any other party that any contract or lease is in fact an Executory Contract or that any of the Debtors, the Wind-Down Debtors, or the Plan Administration Trust have any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Debtors or the Wind-Down Debtors shall have 45 days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease.

ARTICLE VI.

PROCEDURES FOR RESOLVING

CONTINGENT, UNLIQUIDATED, AND DISPUTED CLAIMS AND INTERESTS

A.	Allowance of Claims

Except as expressly provided in the Plan or in any Order entered in the Chapter 11 Cases before the Effective Date (including the Confirmation Order), and consistent with the Claims Reconciliation Procedures to be approved by the Bankruptcy Court, no Claim shall become an Allowed Claim unless and until such Claim is deemed Allowed under the Plan or the Bankruptcy Code, or the Bankruptcy Court has entered a Final Order, including the Confirmation Order (when it becomes a Final Order), in the Chapter 11 Cases allowing such Claim. The Debtors or the Plan Administration Trust, in consultation with the Representatives, as applicable, may affirmatively determine to deem Unimpaired Claims Allowed to the same extent such Claims would be Allowed under applicable non-bankruptcy law, in accordance with the Claim Reconciliation Procedures and the Plan Administration Trust Agreement.

B.	Claims Reconciliation Procedures and Omnibus Claims Objections

Claims in Class 7 and Class 9, among other Claims, that are not Allowed as of the Effective Date shall be subject to the Claims Reconciliation Procedures, approved by the Bankruptcy Court pursuant to the Claims Reconciliation Procedures Order. On or after the Effective Date, the Plan Administration Trust may modify the Claims Reconciliation Procedures in consultation with the Representatives.

C.	Estimation of Claims and Interests

Before, on, or after the Effective Date, the Debtors or the Plan Administration Trust, may, in consultation with the Representatives, and solely with respect to Lemonaid Commercial Claims, with notice to the Lemonaid Purchaser, at any time request, pursuant to the Claims Reconciliation Procedures or otherwise, that the Bankruptcy Court estimate any Disputed Claim that is contingent or unliquidated pursuant to section 502(c) of the Bankruptcy Code or Disputed Interest for any reason, regardless of whether any party in interest previously has objected to such Claim or Interest or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any such Claim or Interest, including during the litigation of any objection to any Claim or Interest or during the appeal relating to such objection. Notwithstanding any provision otherwise in this Plan, a Claim that has been disallowed from the Claims Register, but that either is subject to appeal or has not been the subject of a Final Order, shall be deemed to be estimated at zero dollars, unless otherwise ordered by the Bankruptcy Court. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim or Interest, that estimated amount shall constitute a maximum limitation on such Claim or Interest for all purposes under the Plan (including for purposes of distributions), and the Plan Administration Trust may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim or Interest; provided that such limitation shall not apply to Claims against any of the Debtors requested by the Debtors to be estimated for voting purposes only.

Notwithstanding section 502(j) of the Bankruptcy Code, in no event shall any Holder of a Claim or Interest that has been estimated pursuant to section 502(c) of the Bankruptcy Code or otherwise be entitled to seek reconsideration of such estimation unless such Holder has Filed a motion requesting the right to seek such reconsideration on or before 14 calendar days after the date on which such Claim or Interest is estimated. All of the aforementioned Claims and Interest objection, estimation, and resolution procedures are cumulative and not exclusive of one another. Claims against any of the Debtors or Wind-Down Debtors, as applicable, may be estimated and subsequently compromised, settled, withdrawn, or resolved by any mechanism approved by the Bankruptcy Court.

D.	Adjustment to Claims

Any duplicate Claim or Interest, any Claim or Interest that has been paid or satisfied, or any Claim or Interest that has been amended or superseded, cancelled or otherwise Disallowed (including pursuant to the Plan or the Confirmation Order), may be adjusted or Disallowed (including on the Claims Register, to the extent applicable) by the Plan Administration Trust after providing notice and a period of at least 30 days for any party in interest to object, without any further notice to or action, Order, or approval of the Bankruptcy Court.

E.	Objections to Claims

Except as otherwise specifically provided in this Plan or the Confirmation Order, and in accordance with the Claims Reconciliation Procedures, the Debtors, and after the Effective Date, the Plan Administration Trust, and the Representatives, as applicable, shall have the sole authority to: (a) File and prosecute objections to Claims or Interests; (b) settle, compromise, withdraw, litigate to judgment, or otherwise resolve any and all objections to Claims or Interests (c) settle or compromise any Disputed Claim or Interest without any further notice to or action, Order, or approval by the Bankruptcy Court; and (d) direct the Notice and Claims Agent to administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, Order, or approval by the Bankruptcy Court, in each case, subject to the rights of the Representatives to object to any such actions taken by the Plan Administration Trust as set forth in the Plan Administration Trust Agreement, and solely with respect to Lemonaid Commercial Claims, with notice to the Lemonaid Purchaser. For the avoidance of doubt, except as otherwise provided herein, after the Effective Date, the Plan Administrator and the Representatives, as applicable, shall have the right to object to Claims and Interests and shall retain any and all rights and defenses that the Debtors had with respect to any Claim or Interest immediately before the Effective Date, including the Causes of Action retained pursuant to Article IV.F. A motion to extend the Claims Objection Deadline shall automatically extend the deadline until the Bankruptcy Court enters an order on such motion.

F.	Disallowance of Claims or Interests

Any Claims held by Entities from which property is recoverable under sections 542, 543, 550, or 553 of the Bankruptcy Code, or that is a transferee of a transfer avoidable under sections 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code, shall be deemed Disallowed pursuant to section 502(d) of the Bankruptcy Code, and Holders of such Claims may not receive any distributions on account of such Claims until such time as such Causes of Action against that Entity have been settled or a Bankruptcy Court Order with respect thereto has been entered and all sums due, if any, by that Entity have been turned over or paid to the Plan Administration Trust. All Claims Filed on account of an indemnification obligation to a director, manager, officer, or employee of the Debtors as of the Effective Date shall be deemed satisfied as of the Effective Date to the extent such indemnification obligation is assumed by the Plan Administration Trust, or honored or reaffirmed, as the case may be pursuant to the Plan, without any further notice to or action, Order, or approval of the Bankruptcy Court.

Except as provided herein or otherwise agreed to by the Debtors or the Plan Administration Trust, as applicable, any and all Proofs of Claim filed after the applicable Claims Bar Date shall be deemed Disallowed as of the Effective Date without any further notice to or action, Order, or approval of the Bankruptcy Court, and Holders of such Claims may not receive any distributions on account of such Claims, unless on or before the Confirmation Hearing such late Filed Claim has been deemed timely Filed by a Final Order.

G.	No Distributions Pending Allowance

Notwithstanding any other provision of this Plan, if any portion of a Claim is a Disputed Claim, as applicable, no payment or distribution provided hereunder shall be made on account of such Claim or Interest unless and until such Disputed Claim becomes an Allowed Claim.

H.	Distributions After Allowance

To the extent that a Disputed Claim ultimately becomes an Allowed Claim, distributions (if any) shall be made to the Holder of such Allowed Claim in accordance with the provisions of this Plan. As soon as reasonably practicable after the date that the Order or judgment of the Bankruptcy Court Allowing any Disputed Claim becomes a Final Order, the Distribution Agent shall provide to the Holder of such Claim the distribution (if any) to which such Holder is entitled under the Plan as of the Effective Date, without any interest, dividends, or accruals to be paid on account of such Claim unless such Holder is entitled to Post-Petition Interest under Article IV.D of this Plan.

ARTICLE VII.

PROVISIONS GOVERNING DISTRIBUTIONS

A.	Timing and Calculation of Amounts to Be Distributed

Unless otherwise provided in the Plan or the Confirmation Order, on the Effective Date (or if a Claim is not an Allowed Claim on the Effective Date, on the date that such Claim becomes an Allowed Claim, or as soon as reasonably practicable thereafter), or as soon as is reasonably practicable thereafter, each Holder of an Allowed Claim (as applicable) shall receive the full amount of the distributions that the Plan provides for Allowed Claims (as applicable) in the applicable Class. In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day but shall be deemed to have been completed as of the required date.

Subject to this Article VII, distributions under the Plan on account of Allowed Claims or Allowed Interests shall not be subject to levy, garnishment, attachment, or like legal process, so that each Holder of an Allowed Claim or Allowed Interest shall have and receive the benefit of the distributions in the manner set forth in the Plan. The Debtors, the Plan Administration Trust, and the Distribution Agent, as applicable, shall not incur any liability whatsoever on account of any distributions under the Plan except for fraud, gross negligence, or willful misconduct. Distributions to Holders of Claims or Interests related to publicly held Securities shall be made to such Holders in exchange for such Securities, which shall be deemed canceled as of the Effective Date.

B.	Distribution Agent

Except as otherwise provided herein, all distributions under this Plan shall be made by the Debtors or the Plan Administration Trust, as Distribution Agent, or such other Entity designated by the Debtors or the Plan Administration, as a Distribution Agent on or after the Effective Date. No Distribution Agent shall be required to give any bond or surety or other security for the performance of its duties.

C.	Distribution Record Date

On the Distribution Record Date, the Claims Register shall be closed and the Distribution Agent shall be authorized and entitled to recognize only those record Holders, if any, listed on the Claims Register as of the close of business on the Distribution Record Date. The Distribution Agent shall have no obligation to recognize any transfer of Claims occurring on or after the Distribution Record Date. In addition, with respect to payment of any Cure Claims or disputes over any Cure Claims, neither the Debtors nor the Distribution Agent shall have any obligation to recognize or deal with any party other than the Non-Debtor party to the applicable Executory Contract as of the Effective Date, even if such Non-Debtor party has sold, assigned, or otherwise transferred its Cure Claim. The Distribution Record Date shall not apply to publicly held Securities deposited with DTC and, in connection with any distribution under the Plan to be effected through the facilities of DTC (whether by means of book-entry exchange, free delivery, or otherwise), the Debtors or the Plan Administration Trust, as applicable, shall be entitled to recognize and deal for all purposes under the Plan with Holders of Claims in each Class to the extent consistent with the customary practices of DTC used in connection with such distributions as applicable.

D.	Rights and Powers of Distribution Agent

1. Powers of Distribution Agent

The Distribution Agent shall be empowered to: (a) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan; (b) make all distributions contemplated hereby; (c) employ professionals to represent it with respect to its responsibilities; and (d) exercise such other powers as may be vested in the Distribution Agent by Order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Distribution Agent to be necessary and proper to implement the provisions hereof.

2. Expenses Incurred on or After the Effective Date

Except as otherwise ordered by the Bankruptcy Court and subject to the prior consent of the Plan Administrator, the amount of any reasonable and documented fees and out-of-pocket expenses incurred by the Distribution Agent on or after the Effective Date (including taxes) and any reasonable compensation and out-of-pocket expense reimbursement claims (including reasonable attorney fees and expenses) made by the Distribution Agent shall be paid in Cash by the Plan Administration Trust in the ordinary course, in accordance with the Plan Administration Trust Agreement.

E.	Delivery of Distributions and Undeliverable or Unclaimed Distributions

1. Delivery of Distributions

Except as otherwise provided in the Plan, distributions to Holders of Allowed Claims or Allowed Interests shall be made to Holders of record as of the Distribution Record Date by the Distribution Agent: (a) at the addresses set forth on the respective Proofs of Claim Filed by Holders of such Claims; (b) at the address for a Claim transferee set forth in a valid and timely notice of transfer of Claim Filed with the Bankruptcy Court; (c) at the addresses set forth in any written notice of address change Filed with the Bankruptcy Court or delivered to the applicable Disbursing Agent after the date of Filing of any related Proof of Claim; (d) at the addresses reflected in the Debtors’ Schedules if no Proof of Claim has been Filed and the applicable Disbursing Agent has not received a written notice of a change of address; or (e) if clauses (a) through (d) are not applicable, at the last address directed by such Holder after such Claim or Interest becomes an Allowed Claim or Allowed Interest.

No fractional units of Plan Administration Trust Interests shall be distributed, and no Cash shall be distributed in lieu of such fractional amounts. When any distribution pursuant to the Plan on account of an Allowed Claim or Interest otherwise would result in the issuance of units of Plan Administration Trust Interests that is not a whole number, such units of Plan Administration Trust Interests shall be rounded as follows: (a) fractions of greater than one-half shall be rounded to the next higher whole number and (b) fractions of one-half or less shall be rounded to the next lower whole number with no further payment on account thereof. The total number of authorized and/or issued units of Plan Administration Trust Interests to be distributed pursuant to the Plan shall be adjusted as necessary to account for the foregoing rounding.

2. Minimum Distributions

No payment of fractional cents shall be made pursuant to the Plan. Whenever any payment of a fraction of a cent under the Plan would otherwise be required, the distribution shall reflect a rounding of such fraction to the nearest whole penny, rounded down to the next lower whole cent. Claimants whose aggregate distributions total less than $100 shall not be entitled to a distribution under this Plan, and each such Claim to which this limitation applies shall be discharged pursuant to Article VIII and its Holder is forever barred pursuant to Article VIII from asserting that Claim against the Debtors, the Wind-Down Debtors, the Plan Administration Trust or their respective property; provided, however, that the foregoing shall not apply to distributions to Holders of Allowed Claims in Classes 3, 4, 5, and 14.

3. Undeliverable Distributions and Unclaimed Property

In the event that any distribution to any Holder of an Allowed Claim or Allowed Interest (as applicable) is returned as undeliverable, no distribution to such Holder shall be made unless and until the Distribution Agent has determined the then-current address of such Holder, at which time such distribution shall be made to such Holder without any additional interest accruing; provided that unless such Holder asserts a claim for an undeliverable Distribution within 90 days after such distribution is made, such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code. After such date, all unclaimed property or interests in property shall revert to the Plan Administration Trust automatically and without need for a further order by the Bankruptcy Court (notwithstanding any applicable federal, provincial, or state escheatment, abandoned property, or unclaimed property laws to the contrary), and the Claim or Interest of any Holder related to such property or interest in property shall be discharged and forever barred.

Checks issued on account of Allowed Claims shall be null and void if not negotiated within 90 calendar days, from and after the date of first issuance thereof. Requests for reissuance of any check must be made directly and in writing to the Distribution Agent by the Holder of the relevant Allowed Claim within the 90-calendar day period. After such date, the relevant Allowed Claim (and any Claim for reissuance of the original check), as applicable, shall be automatically discharged and forever barred, and such funds shall revert to the Plan Administration Trust (notwithstanding any applicable federal, provincial, state or other jurisdiction escheat, abandoned, or unclaimed property laws to the contrary).

F.	Manner of Payment

At the option of the Distribution Agent, any Cash distribution to be made hereunder may be made by check, wire transfer, automated clearing house, or credit card, or as otherwise required or provided in applicable agreements.

G.	Compliance with Tax Requirements

In connection with this Plan, to the extent applicable, the Debtors, the Wind-Down Debtors, the Plan Administration Trust, or the applicable Distribution Agent, shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions pursuant to this Plan shall be subject to such withholding and reporting requirements. Notwithstanding any provision in this Plan to the contrary, such parties shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distributions to be made under this Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate. The Debtors, the Wind-Down Debtors, the Plan Administration Trust, or the applicable Distribution Agent, as applicable, reserve the right to allocate all distributions made under this Plan in compliance with applicable wage garnishments, alimony, child support, and other spousal awards, liens, and encumbrances.

The Distribution Agent may require any Holder of any Claim or Interest to complete the appropriate IRS Form W-8 or IRS Form W-9 as a prerequisite to receiving any distribution under the Plan. If a Holder of any Claim or Interest does not provide to the applicable Distribution Agent, within 90 days of a written request, all documentation that, in the applicable Distribution Agent’s reasonable business judgment, is necessary to determine that all tax withholding and reporting requirements for such Claim or Interest, including the appropriate IRS Form W-8 or IRS Form W-9, the distribution in respect of such Claim or Interest shall be deemed Disallowed in its entirety and the funds shall revert to the Plan Administration Trust for all purposes, including, but not limited to, redistribution to the other Holders of Claims or Interests in accordance with the terms of this Plan. In such event, the Claim or Interest of the Holder originally entitled to such distribution shall be waived and forever barred without further order of the Bankruptcy Court.

Notwithstanding any other provision of the Plan to the contrary, each Holder of a Claim or Interest that is to receive a distribution under this Plan shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed on such Holder by any Governmental Unit, including income, withholding, and other tax obligations, on account of such distribution. Amounts properly withheld from distributions made under this Plan and paid over to the applicable taxing authority for the account of any Holder will be treated as amounts distributed to such Holder.

H.	Allocations

Distributions in respect of Allowed Claims shall be allocated first to the principal amount of such Claims (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claims, to any portion of such Claims for accrued but unpaid interest (if any) provided for by this Plan, including Post-Petition Interest.

I.	Foreign Currency Exchange Rate

Except as otherwise provided in a Bankruptcy Court Order, as of the Effective Date, any Claim asserted in currency other than U.S. dollars shall be automatically deemed converted to the equivalent U.S. dollar value using the exchange rate for the applicable currency as published in The Wall Street Journal, National Edition, as of the Petition Date.

J.	Setoffs and Recoupment

Except as expressly provided in the DIP Orders, the Confirmation Order, and this Plan, each Debtor or the Plan Administration Trust, as applicable, may, pursuant to section 553 of the Bankruptcy Code, set off and/or recoup against any payments or distributions to be made pursuant to this Plan on account of any Allowed Claim, any and all claims, rights, and Causes of Action that such Debtor or the Plan Administration Trust may hold against the Holder of such Allowed Claim; provided that neither the failure to effectuate a setoff or recoupment nor the allowance of any Claim hereunder shall constitute a waiver or release by a Debtor or the Plan Administration Trust, as applicable, of any and all claims, rights, and Causes of Action that such Debtor or the Plan Administration Trust, as applicable, may possess against the applicable Holder.

Notwithstanding anything to the contrary herein, but subject to the Bar Date Order (including the requirement that all Proofs of Claim state whether a Claim is subject to a right of setoff or recoupment) and the automatic stay, nothing shall modify the rights, if any, of any Holder of Allowed Claims or any current or former party to an Executory Contract to assert any right of setoff or recoupment that such party may have under applicable bankruptcy or non-bankruptcy law with respect to undisputed amounts owing to or held by it, including (1) the ability, if any, of such parties to setoff or recoup a security deposit held pursuant to the terms of their unexpired leases with the Debtors or any successors to the Debtors under the Plan; (2) assertion of rights of setoff or recoupment, if any, in connection with Claims reconciliation; (3) assertion of setoff or recoupment as a defense, if any, to any claim or action by the Debtors or the Plan Administrator; or (4) assertion of rights of setoff and/or recoupment in connection with periodic reconciliations in accordance with the terms of assumed unexpired leases.

K.	Claims Paid or Payable by Third Parties

1. Claims Paid by Third Parties

The Debtors or the Plan Administration Trust, as applicable, shall reduce a Claim, and such Claim (or portion thereof) shall be Disallowed without a Claims objection having to be Filed and without any further notice to or action, Order, or approval of the Bankruptcy Court, to the extent that the Holder of such Claim receives payment on account of such Claim from a party that is not a Debtor or the Plan Administration Trust. Subject to the last sentence of this paragraph, to the extent a Holder of a Claim receives a distribution on account of such Claim and also receives payment from a party that is not a Debtor or the Plan Administration Trust on account of such Claim, such Holder shall, within 14 days of receipt thereof, repay or return the distribution to the Plan Administration Trust to the extent the Holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such distribution under the Plan. The failure of such Holder to timely repay or return such distribution shall result in the Holder owing the Plan Administration Trust annualized interest at the Federal Judgment Rate on such amount owed for each Business Day after the 14-day grace period specified above until the amount is repaid.

2. Claims Payable by Third Parties

No distributions under the Plan need be made on account of a Claim that is payable pursuant to one of the Debtors’ or Wind-Down Debtors’ Insurance Policies, as applicable, until the Holder of such Claim has exhausted all remedies with respect to such Insurance Policy. To the extent that one or more of the Debtors’ Insurers agrees to satisfy in full or in part a Claim against any Debtor, then immediately upon such Insurers’ payment, the applicable portion of such Claim may be Disallowed without any claim objection having to be Filed and without any further notice to or action, Order, or approval of the Bankruptcy Court.

3. Applicability of Insurance Policies

Except as otherwise provided in this Plan, distributions to Holders of Allowed Claims shall be in accordance with the provisions of any applicable Insurance Policy. Except as otherwise provided in the Plan, Confirmation Order or any Order of the Bankruptcy Court, nothing contained in the Plan shall constitute or be deemed a waiver of any Cause of Action that the Debtors or any Entity may hold against any other Entity, including Insurers under any Insurance Policies, nor shall anything contained herein constitute or be deemed a waiver by such Insurers of any rights or defenses, including coverage defenses, held by such Insurers.

ARTICLE VIII.

RELEASE, INJUNCTION AND RELATED PROVISIONS

A.	Settlement, Compromise, and Release of Claims and Interests

The Lemonaid Debtors are entitled to a discharge of obligations pursuant to section 1141(d)(1) of the Bankruptcy Code, except as otherwise specifically provided in this Plan, the Confirmation Order or in any contract, instrument, or other agreement or document created pursuant to this Plan or the Confirmation Order, including the Plan Supplement and Definitive Documents. The Chrome Debtors are liquidating and are not entitled to a discharge of obligations pursuant to section 1141(d)(3) of the Bankruptcy Code with regard to any Holders of Claims or Interests against the Chrome Debtors. Section 1141(c) nevertheless provides, among other things, that the property dealt with by the Plan is free and clear of all Claims and Interests against the Chrome Debtors. As such, no Entity holding a Claim or Interest against the Chrome Debtors may receive any payment from, or seek recourse against, any assets that are to be distributed under the Plan other than assets required to be distributed to that Entity under the Plan. All parties are precluded from asserting against any property to be distributed under the Plan any Claims, rights, Causes of Action, liabilities, or Interests based upon any act, omission, transaction, or other activity that occurred before the Effective Date except as expressly provided in the Plan or the Confirmation Order.

The distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, compromise, and release, effective as of the Effective Date, of Claims (including any Intercompany Claims resolved or compromised after the Effective Date by the Plan Administrator), Interests, and Causes of Action of any nature whatsoever, including the Post-Petition Interest accrued on certain Claims from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against, and Interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any liability (including withdrawal liability) to the extent such Claims or Interests relate to services performed by current or former employees of the Debtors prior to the Effective Date and that arise from a termination of employment, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (1) a Proof of Claim or Proof of Interest based upon such debt, right, or Interest is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code; (2) a Claim or Interest based upon such debt, right, or Interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (3) the Holder of such a Claim or Interest has accepted the Plan. Therefore, all Persons or Entities who have held, hold, or may hold Claims or Interests based upon any act, omission, transaction, or other activity of any kind or nature related to the Debtors or the Chapter 11 Cases, that occurred prior to the Effective Date, other than as expressly provided in the Plan, shall be precluded and permanently enjoined on and after the Effective Date from interfering with the use and distribution of the Debtors’ assets in the manner contemplated by the Plan. The Confirmation Order shall be a judicial determination of the settlement, compromise, and release of all Claims and Interests subject to the occurrence of the Effective Date.

B.	Debtor Release

Notwithstanding anything else contained herein to the contrary, to the fullest extent permitted by applicable law and approved by the Bankruptcy Court, pursuant to section 1123(b) of the Bankruptcy Code and Bankruptcy Rule 9019 and in exchange for good and valuable consideration, the adequacy of which is hereby confirmed, on and after the Effective Date, each Released Party is deemed to be, and hereby is conclusively, absolutely, unconditionally, irrevocably, finally, and forever released and discharged by each and all of the Debtors, the Wind-Down Debtors, and their Estates, including any successors to the Debtors or any Estate’s representative appointed or selected pursuant to section 1123(b)(3) of the Bankruptcy Code, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other Entities who may purport to assert any Claim or Cause of Action, directly or derivatively, by, through, for, or because of the foregoing Entities, from any and all Claims and Causes of Action, including any derivative Claims asserted or assertable on behalf of the Debtors, whether known or unknown, foreseen or unforeseen, asserted or unasserted, matured or unmatured, liquidated or unliquidated, fixed or contingent, accrued or unaccrued, existing or hereafter arising, in law, equity, contract, tort, or otherwise, that the Debtors, the Wind-Down Debtors, or their Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim or Cause of Action against, or Interest in, a Debtor or other Entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Wind-Down Debtors, or their Estates (including the Debtors’ capital structure, management, ownership, assets, or operation thereof), the purchase, sale, or rescission of any Security of the Debtors or the Wind-Down Debtors, the assertion or enforcement of rights and remedies against the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim, Causes of Action, or Interest that is treated in this Plan, the business or contractual arrangements between any Debtor and any Released Party, the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions between or among a Debtor or an Affiliate of a Debtor and another Debtor or an Affiliate of a Debtor, the Chapter 11 Cases, the DIP Facility, the formulation, preparation, dissemination, negotiation, or Filing of the Purchase Agreements or the implementation of the transactions contemplated by those agreements, the Disclosure Statement, the Definitive Documents, the GUC Settlement Agreements, the Plan Administration Trust Agreement, this Plan (including, for the avoidance of doubt, the Plan Supplement), or any aspect of the Sale Transactions, the Wind-Down Transactions, or the establishment of the Plan Administration Trust, and any contract, instrument, release, or other agreement or document created or entered into in connection with the Purchase Agreements, the Sale Transactions, the DIP Facility, the Disclosure Statement, the Definitive Documents, the GUC Settlement Agreements, this Plan, the Confirmation Order, the Chapter 11 Cases, the Filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of this Plan, any action or actions taken in furtherance of or consistent with the administration of this Plan, or any other related agreement, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date related or relating to any of the foregoing.

Notwithstanding anything contained herein to the contrary, the foregoing release does not release (1) any post-Effective Date obligations of any party or Entity under the Plan, any act occurring after the Effective Date with respect to the Wind-Down Transactions, the obligations arising under any Definitive Document to the extent imposing obligations arising after the Effective Date (including those set forth in the Plan Supplement), or other document, instrument, or agreement executed to implement the Plan, (2) the rights of Holders of Allowed Claims or Interests to receive distributions under this Plan, or (3) any Retained Causes of Action, including Causes of Action included on the Schedule of Retained Causes of Action.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the terms by which matters are subject to a compromise and settlement, including the Debtor Releases in this Article VIII.B, which includes by reference each of the related provisions and definitions contained in this Plan, and, further, shall constitute the Bankruptcy Court’s finding that the Debtor Releases in this Article VIII.B are: (1) essential to Confirmation of this Plan; (2) an exercise of the Debtors’ business judgment; (3) in exchange for the good and valuable consideration provided by the Released Parties, including the Released Parties’ contributions to facilitating the Wind-Down Transactions and implementing this Plan; (4) a good-faith settlement and compromise of the Claims and Causes of Action released by the Debtor Releases in this Article VIII.B; (5) in the best interests of the Debtors, their Estates, and all Holders of Claims and Interests; (6) fair, equitable, and reasonably given and made after due notice and opportunity for a hearing; and (7) a bar to any of the Debtors, the Wind-Down Debtors, or the Debtors’ Estates asserting any Claim or Cause of Action released pursuant to the Debtor Releases in this Article VIII.B.

C.	Third-Party Release

Except as otherwise expressly set forth in this Plan or the Confirmation Order, on and after the Effective Date, pursuant to Bankruptcy Rule 9019 and to the fullest extent permitted by applicable law and approved by the Bankruptcy Court, pursuant to section 1123(b) of the Bankruptcy Code, in exchange for good and valuable consideration, the adequacy of which is hereby confirmed, each Released Party is deemed to be, and hereby is conclusively, absolutely, unconditionally, irrevocably, finally, and forever released and discharged by each Releasing Party (in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other Entities who may purport to assert any Claim or Cause of Action, directly or derivatively, by, through, for, or because of the foregoing Entities) from any and all Claims and Causes of Action, including any derivative Claims asserted or assertable on behalf of the Debtors, whether known or unknown, foreseen or unforeseen, asserted or unasserted, matured or unmatured, liquidated or unliquidated, fixed or contingent, accrued or unaccrued, existing or hereafter arising, in law, equity, contract, tort, or otherwise that such Entity would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim or Cause of Action against, or Interest in, a Debtor based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the Debtors’ capital structure, management, ownership, assets, or operation thereof), the purchase, sale, or rescission of any security of the Debtors or the Wind-Down Debtors, the subject matter of, or the transactions or events giving rise to, any Claim, Cause of Action, or Interest that is treated in this Plan, the business or contractual arrangements between any Debtor and any Released Party, the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions between or among a Debtor or an Affiliate of a Debtor and another Debtor or an Affiliate of a Debtor, the Chapter 11 Cases, the DIP Facility, the formulation, preparation, dissemination, negotiation, or Filing of the Purchase Agreements or the implementation of the transactions contemplated by those agreements, the Disclosure Statement, the Definitive Documents, the GUC Settlement Agreements, the Plan Administration Trust Agreement, this Plan (including, for the avoidance of doubt, the Plan Supplement), or any aspect of the Sale Transaction, the Wind-Down Transactions, or the establishment of the Plan Administration Trust, and any contract, instrument, release, or other agreement or document created or entered into in connection with the Purchase Agreements, the Sale Transactions, the DIP Facility, the Disclosure Statement, the Definitive Documents, the GUC Settlement Agreements, this Plan, the Confirmation Order, the Chapter 11 Cases, the Filing of the Chapter 11 Cases, the pursuit of Confirmation, the administration and implementation of this Plan, any action or actions taken in furtherance of or consistent with the administration of this Plan, including the issuance or distribution of Securities pursuant to this Plan, or the distribution of property under this Plan or any other related agreement, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date related or relating to any of the foregoing.

Notwithstanding anything contained herein to the contrary, the foregoing release does not release (1) any post-Effective Date obligations of any party or Entity under the Plan, any act occurring after the Effective Date with respect to the Wind-Down Transactions, the obligations arising under the Definitive Documents to the extent imposing obligations arising after the Effective Date (including those set forth in the Plan Supplement), or other document, instrument, or agreement executed to implement the Plan, (2) the rights of Holders of Allowed Claims or Interests to receive distributions under this Plan, or (3) any Retained Causes of Action, including Causes of Action included on the Schedule of Retained Causes of Action.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the terms by which matters are subject to a compromise and settlement, including the Debtor Releases in Article VIII.B, which includes by reference each of the related provisions and definitions contained in this Plan, and, further, shall constitute the Bankruptcy Court’s finding that the Third-Party Releases in this Article VIII.C are: (1) essential to Confirmation of this Plan; (2) in exchange for the good and valuable consideration provided by the Released Parties, including the Released Parties’ contributions to facilitating the Wind-Down Transactions and implementing this Plan; (3) a good-faith settlement and compromise of the Claims and Causes of Action released by the Third-Party Releases in this Article VIII.C; (4) in the best interests of the Debtors and their Estates and all Holders of Claims and Interests; (5) fair, equitable, and reasonably given and made after due notice and opportunity for a hearing; and (6) a bar to any of the Releasing Parties asserting any Claim or Cause of Action released pursuant to the Third-Party Releases in this Article VIII.C.

Without limiting the foregoing, from and after the Effective Date, any Entity that is given the opportunity to opt out of the releases contained in this Article VIII.C and does not exercise such opt out is a Releasing Party and may not assert any Claim or other Cause of Action against any Released Party based on or relating to, or in any manner arising from, in whole or in part, the Debtors. From and after the Effective Date, any Entity (a) that opted out of the releases contained in this Article VIII.C or (b) was deemed to reject the Plan may not assert any Claim or other Cause of Action against any Released Party for which it is asserted or implied that such Claim or Cause of Action is not subject to the releases contained in Article VIII.C of the Plan without first obtaining a Final Order from the Bankruptcy Court (a) determining, after notice and a hearing, that such Claim or Cause of Action is not subject to the releases contained in Article VIII.C of the Plan, and (b) specifically authorizing such Person or Entity to bring such Claim or Cause of Action against any such Released Party. The Bankruptcy Court will have sole and exclusive jurisdiction to determine whether a Claim or Cause of Action constitutes a direct or derivative claim, is colorable and, only to the extent legally permissible and as provided for in Article XI of the Plan, the Bankruptcy Court shall have jurisdiction to adjudicate the underlying Claim or Cause of Action; provided, however, that nothing in this paragraph requires, precludes, and/or prohibits an Insurer to or from administering, handling, defending, settling and/or paying claims covered by any Insurance Policies in accordance with and subject to the terms and conditions of such Insurance Policies and/or applicable non-bankruptcy law.

D.	Exculpation

Except as otherwise expressly provided in the Plan or the Confirmation Order, to the fullest extent permissible under applicable law and without affecting or limiting either the Debtor Release or the Third-Party Release, no Exculpated Party shall have or incur, and each Exculpated Party is exculpated from any Claim or Cause of Action related to any act or omission arising on or after the Petition Date and through the Effective Date in connection with, relating to, or arising out of, the Chapter 11 Cases, the Wind-Down Transactions, the formulation, preparation, dissemination, negotiation, or filing of the Disclosure Statement, the Plan, the Sale Transactions, the Definitive Documents, the GUC Settlement Agreements, the establishment of the Plan Administration Trust, or any transaction, contract, instrument, release or other agreement or document created or entered into in connection with the Disclosure Statement, the Sale Transactions, the Definitive Documents, or the Plan, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, the Wind-Down Transactions or the distribution of property under the Plan or any other related agreement, except for claims related to any act or omission that is determined in a Final Order to have constituted actual fraud, willful misconduct, or gross negligence.

The Exculpated Parties have, and upon completion of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of votes and distribution of consideration pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.

E.	Injunction

Pursuant to 11 U.S.C. § 362(c)(1), the automatic stay of an act against property of the Debtors’ estates will continue until such property is no longer property of the Debtors’ estates, and pursuant to 11 U.S.C. § 362(c)(2), the stay of any other act described in 11 U.S.C. § 362(a) continues until the earlier of the closure or dismissal of these Chapter 11 Cases. In addition, as of the Effective Date and subject to the occurrence of the Effective Date, except as otherwise specifically provided in this Plan or the Confirmation Order, all Persons and Entities who have held, hold, or may hold Claims or Interests that are fully satisfied pursuant to the Plan or any Claim or Interest that is subject to the releases and exculpations set forth in the Plan shall be precluded and permanently enjoined on and after the Effective Date from enforcing, pursuing, or seeking any setoff or relief with respect to such Claims or Interests, except for the receipt of the payments or Distributions that are contemplated by the Plan.

For the avoidance of doubt, the foregoing relief may include (but is not limited to):

(a)	commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests;

(b)	enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order on account of or in connection with or with respect to any such Claims or Interests;

(c)	creating, perfecting, or enforcing any encumbrance of any kind on account of or in connection with or with respect to any such Claims or Interests;

(d)

asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from the Debtors, the Wind-Down Debtors, the Released Parties or the Exculpated Parties, or against the property of any of the foregoing, on account of or in connection with or with respect to any such Claims or Interests unless such Holder has Filed a motion requesting the right to perform such setoff on or before the Effective Date, and notwithstanding an indication of a Claim or Interest or otherwise that such Holder asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; and

(e)

commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests released, compromised, or settled pursuant to the Plan.

No Person or Entity may commence or pursue a Claim or Cause of Action of any kind against the Exculpated Parties that relates to or is reasonably likely to relate to any act or omission in connection with, relating to, or arising out of a Claim or Cause of Action related to the Chapter 11 Cases prior to the Effective Date, the formulation, preparation, dissemination, negotiation, or Filing of the Disclosure Statement, this Plan, the Plan Supplement, the Purchase Agreements, the

Definitive Documents, the DIP Facility, the GUC Settlement Agreements, any contract, instrument, release, or other agreement or document created or entered into before or during the Chapter 11 Cases, any preference, fraudulent transfer, or other avoidance Claim arising pursuant to chapter 5 of the Bankruptcy Code or other applicable law, the Filing of the Chapter 11 Cases, the Sale Transactions, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of this Plan, including the distribution of property under this Plan or any other related agreement, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date related or relating to any of the foregoing, without regard to whether such Person or Entity is a Releasing Party, without the Bankruptcy Court (1) first determining, after notice and a hearing, that such Claim or Cause of Action represents a colorable Claim of any kind and (2) specifically authorizing such Person or Entity to bring such Claim or Cause of Action against any such Debtor, Wind-Down Debtor, or Exculpated Party.

The Bankruptcy Court will have sole and exclusive jurisdiction to adjudicate the underlying colorable Claim or Causes of Action.

Notwithstanding anything to the contrary in the foregoing, the injunction does not enjoin any party under this Plan, the Confirmation Order or other document, instrument, or agreement (including those attached to the Disclosure Statement, or included in the Plan Supplement) executed to implement this Plan and the Confirmation Order from bringing an action to enforce the terms of this Plan, the Confirmation Order or such document, instrument, or agreement (including those attached to the Disclosure Statement, or included in the Plan Supplement) executed to implement this Plan and the Confirmation Order. The injunction in this Plan shall extend to any successors and assigns of the Debtors and the Wind-Down Debtors and their respective property and interests in property.

For the avoidance of doubt, this Article VIII.E shall not constitute a discharge under section 1141(d) of the Bankruptcy Code except as expressly set forth herein.

F.	Waiver of Statutory Limitations on Releases

Each Releasing Party in each of the releases contained in this Plan expressly acknowledges that although ordinarily a general release may not extend to Claims that the Releasing Party does not know or suspect to exist in its favor, which if known by it may have materially affected its settlement with the party released, each Releasing Party has carefully considered and taken into account in determining to enter into the above releases the possible existence of such unknown losses or Claims. Without limiting the generality of the foregoing, each Releasing Party expressly waives any and all rights conferred upon it by any statute or rule of law that provides that a release does not extend to Claims that the claimant does not know or suspect to exist in its favor at the time of executing the release, which if known by it may have materially affected its settlement with the Released Party. The releases contained in this Plan are effective regardless of whether those released matters are presently known, unknown, suspected or unsuspected, foreseen or unforeseen.

G.	Protection Against Discriminatory Treatment

Consistent with section 525 of the Bankruptcy Code and the Supremacy Clause of the U.S. Constitution, all Entities, including Governmental Units, shall not discriminate against the Wind-Down Debtors or deny, revoke, suspend, or refuse to renew a license, permit, charter, franchise, or other similar grant to, condition such a grant to, or discriminate with respect to such a grant against the Wind-Down Debtors, or another Entity with whom the Wind-Down Debtors have been associated, solely because each Debtor has been a debtor under chapter 11 of the Bankruptcy Code, may have been insolvent before the commencement of the Chapter 11 Cases (or during the Chapter 11 Cases, but before the Debtors are granted or denied a discharge), or has not paid a debt that is dischargeable in the Chapter 11 Cases.

H.	Document Retention

On and after the Effective Date, the Wind-Down Debtors will maintain documents in accordance with their standard document retention policy, as may be altered, amended, modified, or supplemented by the Wind-Down Debtors.

I.	Reimbursement or Contribution

If the Bankruptcy Court disallows a Claim for reimbursement or contribution of an Entity pursuant to section 502(e)(1)(B) of the Bankruptcy Code, then to the extent that such Claim is contingent as of the time of Allowance or Disallowance, such Claim shall be forever Disallowed notwithstanding section 502(j) of the Bankruptcy Code, unless prior to the Confirmation Date: (1) such Claim has been adjudicated as non-contingent or (2) the relevant holder of a Claim has Filed a non-contingent Proof of Claim on account of such Claim and a Final Order has been entered prior to the Confirmation Date determining such Claim as no longer contingent.

ARTICLE IX.

CONDITIONS PRECEDENT TO

CONSUMMATION OF THIS PLAN

A.	Conditions Precedent to the Effective Date

It shall be a condition to Consummation of this Plan that the following conditions shall have been satisfied or waived pursuant to the provisions of Article IX.B:

(a)	the Bankruptcy Court shall have entered the Confirmation Order and the Confirmation Order shall not have been reversed, subject to a stay as of the Effective Date, modified, or vacated on appeal;

(b)

the Definitive Documents shall have been executed or deemed executed and delivered by each party thereto, and any conditions precedent related thereto shall have been satisfied or waived by the applicable party or parties;

(c)

any and all requisite governmental, regulatory, and third party approvals and consents shall have been obtained, not be subject to unfulfilled conditions, and be in full force and effect, and all applicable waiting periods shall have expired or terminated without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose materially adverse conditions on the Wind-Down Transactions;

(d)

all Allowed Professional Fee Claims approved by the Bankruptcy Court shall have been paid in full or amounts sufficient to pay such Allowed Professional Fee Claims after the Effective Date shall have been placed in the Professional Fee Escrow Account pending approval of the Professional Fee Claims by the Bankruptcy Court;

(e)	the Administrative / Priority Claims Reserve shall have been established and/or funded in full;

(f)	the Plan Administration Trust Assets shall have been transferred to the Plan Administration Trust;

(g)	the Plan Administration Trust Agreement shall have been executed by the parties thereto; and

(h)

the Plan Administrator and the Representatives shall have been appointed and assumed their rights and responsibilities under the Plan, and the Plan Administration Trust Agreement, as applicable, and the Plan Administration Trust shall have been established in accordance with the terms of the Plan Administration Trust Agreement.

B.	Waiver of Conditions

Any condition to the Effective Date of this Plan set forth in Article IX.A hereof may be waived, in whole or in part, by the Debtors without notice, leave, or Order of the Bankruptcy Court or any formal action other than proceedings to confirm or consummate this Plan, provided that the conditions set forth in Article IX.A(f) and (g) may be waived in whole or in part by an agreement between the Debtors, the Creditors’ Committee, and the Official Equity Committee.

C.	Substantial Consummation

“Substantial Consummation” of this Plan, as defined in 11 U.S.C. § 1101(2), shall be deemed to occur on the Effective Date.

D.	Effect of Nonoccurrence of a Condition

If the Effective Date does not occur, then: (1) this Plan will be null and void in all respects; and (2) nothing contained in this Plan, or the Disclosure Statement, shall: (a) constitute a waiver or release of any Claims, Interests, or Causes of Action by any Entity; (b) prejudice in any manner the rights of any Debtor or any other Entity; or (c) constitute an admission, acknowledgment, offer, or undertaking of any sort by any Debtor or any other Entity.

ARTICLE X.

MODIFICATION, REVOCATION, OR WITHDRAWAL OF THIS PLAN

A.	Modification and Amendments

Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 (as well as those restrictions on modifications set forth in the Plan), at any time prior to the Confirmation Hearing, the Debtors reserve the right, in consultation with the Creditors’ Committee and the Official Equity Committee to modify this Plan without additional disclosure pursuant to section 1125 of the Bankruptcy Code prior to the Confirmation Date and seek Confirmation consistent with the Bankruptcy Code and, as appropriate, not re-solicit votes on such modified Plan. After the Confirmation Date and before substantial consummation of the Plan, the Debtors or the Plan Administrator, as applicable, may initiate proceedings in the Bankruptcy Court pursuant to section 1127(b) of the Bankruptcy Code to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Plan Supplement, the Disclosure Statement, or the Confirmation Order, relating to such matters as may be necessary to carry out the purposes and intent of the Plan.

After the Confirmation Date, but before the Effective Date, the Debtors may make appropriate technical adjustments and modifications to the Plan (including the Plan Supplement) without further order or approval of the Bankruptcy Court; provided that such adjustments and modifications do not materially and adversely affect the treatment of Holders of Claims or Interests.

B.	Effect of Confirmation on Modifications

Entry of the Confirmation Order shall mean that all modifications or amendments to this Plan since the solicitation thereof in accordance are approved pursuant to section 1127(a) of the Bankruptcy Code and do not require additional disclosure or re-solicitation under Bankruptcy Rule 3019.

C.	Revocation or Withdrawal of This Plan

The Debtors reserve the right to revoke or withdraw the Plan before the Confirmation Date and to File subsequent plans of reorganization. If the Debtors revoke or withdraw the Plan, or if Confirmation or Consummation does not occur, then, absent further Order of the Bankruptcy Court: (1) the Plan shall be null and void in all respects; (2) any settlement or compromise not previously approved by Final Order of the Bankruptcy Court embodied in the Plan (including the fixing or limiting to an amount certain of the Claims or Interests or Classes of Claims or Interests), assumption or rejection of Executory Contracts effected by the Plan, and any document or agreement executed pursuant to the Plan shall be deemed null and void; and (3) nothing contained in the Plan shall: (a) constitute a waiver or release of any Claims or Interests; (b) prejudice in any manner the rights of such Debtor, any Holder, any Person, or any other Entity; or (c) constitute an admission, acknowledgement, offer, or undertaking of any sort by such Debtor, any Holder, any Person, or any other Entity.

ARTICLE XI.

RETENTION OF JURISDICTION

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, on and after the Effective Date, the Bankruptcy Court shall retain jurisdiction over the Chapter 11 Cases and all matters arising out of, or related to, the Chapter 11 Cases, the Confirmation Order, and this Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, including jurisdiction to:

(a)

allow, disallow, determine, liquidate, classify, estimate, or establish the priority, Secured or unsecured status, or amount of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the Secured or unsecured status, priority, amount, or allowance of Claims or Interests;

(b)

decide and resolve all matters related to the granting and denying, in whole or in part, of any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code, the Confirmation Order, or this Plan;

(c)

resolve any matters related to: (a) the assumption, assumption and assignment, or rejection of any Executory Contract to which a Debtor is a party or with respect to which a Debtor may be liable in any manner and to hear, determine, and, if necessary, liquidate any Claims arising therefrom, including Cure Claims; (b) any dispute regarding whether a contract or lease is or was executory, expired, or terminated; (c) any potential contractual obligation under any Executory Contract that is assumed; (d) any other issue related to any Executory Contracts; or (e) any dispute regarding whether the Plan or any Wind-Down Transactions trigger any cross-default or change of control provision in any contract or agreement;

(d)

resolve any disputes concerning whether an Entity had sufficient notice of the Chapter 11 Cases, the Disclosure Statement, any solicitation conducted in connection with the Chapter 11 Cases, any bar date established in the Chapter 11 Cases, or any deadline for responding or objecting to any Cure Claim, in each case, for the purpose of determining whether a Claim or Interest is discharged hereunder or for any other purpose;

(e)	resolve any cases, controversies, suits or disputes that may arise in connection with the interpretation of the Sale Order;

(f)

ensure that distributions to Holders of Allowed Claims and Allowed Interests are accomplished pursuant to the provisions of this Plan and the Plan Administration Trust Agreement and adjudicate any and all disputes arising from or relating to distributions under this Plan or the Confirmation Order;

(g)

adjudicate, decide, or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters, and grant or deny any applications involving a Debtor that may be pending on the Effective Date;

(h)

adjudicate, decide, or resolve any and all matters related to Causes of Action that may arise from or in connection with the Consummation, interpretation, or enforcement of the Plan or any Entity’s obligations incurred in connection with the Plan;

(i)	adjudicate, decide, or resolve any and all matters related to section 1141 of the Bankruptcy Code;

(j)

enter and implement such Orders as may be necessary or appropriate to construe, execute, implement, or consummate the provisions of this Plan or the Confirmation Order and all contracts, instruments, releases, indentures, and other agreements or documents created or entered into in connection with this Plan, the Confirmation Order, or the Disclosure Statement, including but not limited to the Plan Administration Trust Agreement;

(k)	enter and enforce any Order for the sale of property pursuant to sections 363, 1123, or 1146(a) of the Bankruptcy Code;

(l)

resolve any cases, controversies, suits, disputes, or Causes of Action that may arise in connection with the Consummation, interpretation, or enforcement of this Plan or the Confirmation Order or any Entity’s obligations incurred in connection with this Plan or the Confirmation Order and the administration of the Estates;

(m)

hear and determine disputes arising in connection with the interpretation, implementation, effect, or enforcement of this Plan, the Plan Supplement, including disputes arising under agreements, documents, or instruments executed in connection with the Plan;

(n)

issue injunctions, enter and implement other Orders, or take such other actions as may be necessary or appropriate in aid of execution, implementation, or Consummation of this Plan or to restrain interference by any Entity with Consummation or enforcement of this Plan or the Confirmation Order;

(o)

adjudicate, decide, or resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the settlements, compromises, discharges, releases, injunctions, exculpations, and other provisions contained in Article VIII, and enter such Orders as may be necessary or appropriate to implement such discharges, releases, injunctions, exculpations, and other provisions;

(p)

adjudicate, decide, or resolve any cases, controversies, suits, disputes or Causes of Action with respect to the repayment or return of distributions and the recovery of additional amounts owed by the Holder of a Claim for amounts not timely repaid pursuant to Article VII.K;

(q)	enter and implement such Orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

(r)

determine any other matters that may arise in connection with or relate to this Plan, the Disclosure Statement, the Confirmation Order, the Plan Supplement, or any contract, instrument, release, indenture, or other agreement or document created in connection with the Plan or the Disclosure Statement, including but not limited to the Plan Administration Trust Agreement; provided that the Bankruptcy Court shall not retain jurisdiction over disputes concerning documents contained in the Plan Supplement that have a jurisdictional, forum selection, or dispute resolution clause that refers disputes to a different court or arbitration forum;

(s)	adjudicate any and all matters relating to the Plan Administration Trust, the Plan Administration Trust Agreement, or the Plan Administration Trust Assets;

(t)	adjudicate any and all disputes arising from or relating to distributions under this Plan or any transactions contemplated thereby;

(u)	consider any modifications of this Plan to cure any defect or omission or to reconcile any inconsistency in any Bankruptcy Court Order, including the Confirmation Order;

(v)	determine requests for the payment of Claims entitled to priority pursuant to section 507 of the Bankruptcy Code;

(w)	adjudicate, decide, or resolve disputes as to the ownership of any Claim or Interest;

(x)	adjudicate, decide, or resolve all matters related to any subordinated Claim;

(y)	adjudicate, decide, or resolve matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

(z)	grant any consensual request to extend the deadline for assuming or rejecting unexpired leases pursuant to section 365(d)(4) of the Bankruptcy Code;

(aa)	enforce all Orders entered by the Bankruptcy Court in connection with the Chapter 11 Cases;

(bb)

enforce all orders, judgments, injunctions, releases, exculpations, indemnifications, and rulings entered in connection with the Chapter 11 Cases with respect to any Person or Entity, and resolve any cases, controversies, suits, or disputes that may arise in connection with any Person or Entity’s rights arising from or obligations incurred in connection with the Plan;

(cc)	hear any other matter not inconsistent with the Bankruptcy Code; and

(dd)	enter an Order concluding or closing any or all of the Chapter 11 Cases.

Nothing herein limits the jurisdiction of the Bankruptcy Court to interpret and enforce the Plan and all contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan, the Plan Supplement, or the Disclosure Statement, without regard to whether the controversy with respect to which such interpretation or enforcement relates may be pending in any state or other federal court of competent jurisdiction.

If the Bankruptcy Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising in, arising under, or related to the Chapter 11 Cases, including the matters set forth in this Article XI, the provisions of this Article XI shall have no effect on and shall not control, limit, or prohibit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such matter.

Unless otherwise specifically provided herein or in a prior Order of the Bankruptcy Court, the Bankruptcy Court shall have exclusive jurisdiction to hear and determine disputes concerning Claims against or Interests in the Debtors that arose prior to the Effective Date.

ARTICLE XII.

MISCELLANEOUS PROVISIONS

A.	Immediate Binding Effect

Subject to Article IX.A and notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of this Plan and the final versions of the documents contained in the Plan Supplement shall be immediately effective and enforceable and deemed binding upon the Debtors, the Wind-Down Debtors, the Plan Administration Trust, and any and all Holders of Claims or Interests (regardless of whether their Claims or Interests are deemed to have accepted or rejected this Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges and injunctions described in this Plan or the Confirmation Order, each Entity acquiring property under this Plan or the Confirmation Order, and any and all Non-Debtor parties to Executory Contracts with the Debtors. All Claims and Interests shall be as fixed, adjusted, or compromised, as applicable, pursuant to this Plan and the Confirmation Order, regardless of whether any such Holder of a Claim or Interest has voted on this Plan.

B.	Waiver of Stay

The requirements under Bankruptcy Rule 3020(e) that an order confirming a plan is stayed until the expiration of 14 days after entry of the order shall be waived by the Confirmation Order. The Confirmation Order shall take effect immediately and shall not be stayed pursuant to the Bankruptcy Code, Bankruptcy Rules 3020(e), 6004(h), 6006(d), or 7062 or otherwise.

C.	Additional Documents

On or before the Effective Date, the Debtors may File with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Plan and the Confirmation Order. The Debtors, the Wind-Down Debtors, the Plan Administrator, and the Plan Administration Trust, as applicable, and all Holders of Allowed Claims receiving distributions pursuant to this Plan and the Confirmation Order and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of this Plan and the Confirmation Order.

D.	Payment of Certain Fees

All fees due and payable before the Effective Date pursuant to section 1930(a) of the Judicial Code shall be paid by each of the Debtors, the Wind-Down Debtors or the Plan Administration Trust, as applicable, for each quarter (including any fraction thereof), until the Chapter 11 Cases are converted, dismissed, or closed, whichever occurs first; provided that on and after the Effective Date, the Plan Administration Trust or any entity making disbursements on behalf of the Debtors or the Wind-Down Debtors shall (1) pay in full in cash when due and payable, and shall be responsible for paying, any and all such fees and interest with respect to any and all disbursements (and any other actions giving rise to such fees and interest) of the Debtors or the Wind-Down Debtors, and (2) File in the Chapter 11 Cases (to the extent they have not yet been closed, dismissed, or converted) quarterly reports as required by the Bankruptcy Code, Bankruptcy Rules, and Local Rules, as applicable, in connection therewith. The U.S. Trustee shall not be required to file any proof of claim or request for payment for quarterly fees.

E.	Reservation of Rights

Except as expressly set forth in this Plan, this Plan shall have no force or effect unless the Bankruptcy Court enters the Confirmation Order, and the Confirmation Order shall have no force or effect if the Effective Date does not occur. None of the Filing of the Plan, any statement or provision contained in the Plan, or the taking of any action by any Debtor or any other Entity with respect to the Plan, the Disclosure Statement, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Debtor or any Entity unless and until the Effective Date has occurred.

F.	Successors and Assigns

The rights, benefits, and obligations of any Entity named or referred to in this Plan or the Confirmation Order shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign, Affiliate, officer, director, manager, agent, representative, attorney, beneficiary, or guardian, if any, of each Entity.

G.	Notices

To be effective, all notices, requests, and demands to or upon the Debtors shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

1. If to the Debtors or the Wind-Down Debtors:

Chrome Holding Co.

870 Market Street, Room 415

San Francisco, CA, 94102

Attention: Guy Chayoun
Email: guyc@23andme.com

With copies (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064

Attention:	Paul M. Basta, Christopher J. Hopkins, Jessica I. Choi, and Grace C. Hotz
Email:	pbasta@paulweiss.com
chopkins@paulweiss.com
jchoi@paulweiss.com
ghotz@paulweiss.com

- and -

Carmody MacDonald P.C.
120 S. Central Avenue, Suite 1800
Houston, TX 77002

Attention:	Thomas H. Riske, Nathan R. Wallace, and Jackson J. Gilkey
Email:	thr@carmodymacdonald.com
nrw@carmodymacdonald.com
jjg@carmodymacdonald.com

2. If to the Creditors’ Committee:

Kelley Drye & Warren LLP
3 World Trade Center
175 Greenwich Street
New York, NY 10007

Attention:	Eric R. Wilson, Jason R. Adams, and Maeghan McLoughlin
Email:	ewilson@kelleydrye.com
jadams@kelleydrye.com
mmcloughlin@kelleydrye.com

-and-

Stinson LLP
1201 Walnut, St.
Suite 2900
Kansas City, MO 64106

Attention:	Nicholas J. Zluticky, Zachary H. Hemenway, and Miranda S. Swift
Email:	nicholas.zluticky@stinson.com
zachary.hemingway@stinson.com
miranda.swift@stinson.com

3. If to the Official Equity Committee:

Brown Rudnick LLP
7 Times Square
New York, NY 10036

Attention:	Robert J. Stark, Bennett S. Silverberg, Andrew M. Carty, and Sharon I. Dwoskin

Email:	rstark@brownrudnick.com
bsilverberg@brownrudnick.com
acarty@brownrudnick.com
sdwoskin@brownrudnick.com

-and-

The Desai Law Firm LLC
13321 North Outer Forty Rd.
Suite 300
St. Louis, MO 63017

Attention:	Spencer P. Desai
Email:	spd@desailawfirmllc.com

4. If to the Plan Administrator: To be included in the Plan Supplement

After the Effective Date, Persons or Entities that wish to continue to receive documents pursuant to Bankruptcy Rule 2002 must File a renewed request to receive documents pursuant to Bankruptcy Rule 2002. After the Effective Date, the Wind-Down Debtors and the Plan Administrator are authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities who have Filed such renewed requests.

H.	Term of Injunctions or Stays

Unless otherwise provided in this Plan or the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to section 105 or 362 of the Bankruptcy Code or any Order of the Bankruptcy Court, and existing on the Confirmation Date (excluding any injunctions or stays contained in this Plan or the Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in this Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

I.	Entire Agreement

Except as otherwise indicated, this Plan, the Confirmation Order, the applicable Definitive Documents, the Plan Supplement, and documents related thereto supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into this Plan, the Confirmation Order, the Definitive Documents, the Plan Supplement, and documents related thereto.

J.	Exhibits

All exhibits and documents included in this Plan, the Confirmation Order, and the Plan Supplement are incorporated into and are a part of this Plan as if set forth in full in this Plan. After the exhibits and documents are Filed, copies of such exhibits and documents shall be available upon written request to the Debtors’ counsel at the address above or by downloading such exhibits and documents from the Debtors’ restructuring website at https://restructuring.ra.kroll.com/23andMe or the Bankruptcy Court’s website at http://www.moeb.uscourts.gov/.

K.	Deemed Acts

Subject to and conditioned on the occurrence of the Effective Date, whenever an act or event is expressed under this Plan to have been deemed done or to have occurred, it shall be deemed to have been done or to have occurred without any further act by any party by virtue of this Plan and the Confirmation Order.

L.	Severability of Plan Provisions

If, prior to Confirmation, any term or provision of this Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court, at the request of the Debtors, may alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of this Plan, as it may have been altered or interpreted in accordance with the foregoing, is: (1) valid and enforceable pursuant to its terms; (2) integral to this Plan and may not be deleted or modified without the consent of the Debtors; and (3) non-severable and mutually dependent.

M.	Votes Solicited in Good Faith

Upon entry of the Confirmation Order, each of the Released Parties and Exculpated Parties will be deemed to have acted in “good faith” within the meaning of section 1125(e) of the Bankruptcy Code and in compliance with the applicable provisions of the Bankruptcy Code and in a manner consistent with the Disclosure Statement, the Plan, the Bankruptcy Code, the

Bankruptcy Rules, and all other applicable rules, laws, and regulations in connection with all of their respective activities relating to support and consummation of the Plan, and all other applicable protections and rights provided in the Plan. Without limiting the generality of the foregoing, upon entry of the Confirmation Order, the Debtors will be deemed to have solicited votes on this Plan in good faith and in compliance with the Bankruptcy Code and other applicable law, and, pursuant to section 1125(e) of the Bankruptcy Code, any person will be deemed to have participated in good faith and, therefore, none of such parties or individuals or the Wind-Down Debtors will have any liability for the violation of any applicable law, rule, or regulation governing the solicitation of votes on this Plan.

N.	Request for Expedited Determination of Taxes

The Debtors shall have the right to request an expedited determination under section 505(b) of the Bankruptcy Code with respect to tax returns filed, or to be filed, for any and all taxable periods ending after the Petition Date through the Effective Date.

O.	No Waiver or Estoppel

Upon the Effective Date, each Holder of a Claim or Interest shall be deemed to have waived any right to assert that its Claim or Interest should be Allowed in a certain amount, in a certain priority, be secured, or not be subordinated by virtue of an agreement made with the Debtors and/or their counsel, or any other Entity, if such agreement was not disclosed in this Plan, the Disclosure Statement, or papers filed with the Bankruptcy Court prior to the Confirmation Date.

P.	Dissolution of the Committees and Cessation of Fee and Expense Payment

On the Effective Date, the Creditors’ Committee, the Official Equity Committee, and any other statutory committee appointed in the Chapter 11 Cases shall dissolve automatically and the members thereof shall be released and discharged from all rights and duties arising from, or related to, the Chapter 11 Cases, except with respect to final fee applications of the Professionals, objections thereto, and any appeal of the Confirmation Order. The Wind-Down Debtors and the Plan Administrator shall not be responsible for paying any fees or expenses incurred by the members of or advisors to the Creditors’ Committee, the Official Equity Committee, or any other statutory committee appointed in the Chapter 11 Cases after the Effective Date, except in connection with (a) any fees or expenses for services rendered prior to the Effective Date, or fees and expenses incurred in connection with the final fee applications of the Professionals, in each case that are Allowed by the Bankruptcy Court; and (b) fees incurred in connection with any appeal of the Confirmation Order.

Q.	Closing of Chapter 11 Cases

The Plan Administration Trust shall, promptly after the full administration of the Chapter 11 Cases, File with the Bankruptcy Court all documents required by Bankruptcy Rule 3022 and any applicable order of the Bankruptcy Court to close the Chapter 11 Cases. For the avoidance of doubt, the Plan Administration Trust may seek to close any Chapter 11 Case as and when such Chapter 11 Case is fully administered; provided that at least one Chapter 11 Case shall remain open until the Plan is fully administered and a final decree is obtained. Furthermore, the Notice and Claims Agent is authorized to destroy all paper/hardcopy records related to the Chapter 11 Cases two years after the Effective Date has occurred.

R.	Creditor Default

An act or omission by a Holder of a Claim or an Interest in contravention of the provisions of this Plan shall be deemed an event of default under this Plan. Upon an event of default, the Plan Administrator, on behalf of the Wind-Down Debtors, or the Plan Administration Trust, as applicable, may seek to hold the defaulting party in contempt of the Confirmation Order and may be entitled to reasonable attorneys’ fees and costs of the Wind-Down Debtors or the Plan Administration Trust, as applicable, in remedying such default. Upon the finding of such a default by a Holder of a Claim or Interest, the Bankruptcy Court may: (1) designate a party to appear, sign, and/or accept the documents required under the Plan on behalf of the defaulting party, in accordance with Bankruptcy Rule 7070; (2) enforce the Plan by order of specific performance; (3) award judgment against such defaulting Holder of a Claim or Interest in an amount, including interest, to compensate the Wind-Down Debtors or the Plan Administration Trust, as applicable, for the damages caused by such default; and (4) make such other Order as may be equitable that does not materially alter the terms of the Plan.

[Signature page follows]

Respectfully submitted, as of the date first set forth above by the Debtors,

Dated: November 14, 2025	Chrome Holding Co. (for itself and on behalf of each
of the other Debtors and Debtors in Possession)

/s/ Matthew Kvarda
Name: Matthew Kvarda
Title: Chief Restructuring Officer